     As filed with the Securities and Exchange Commission on March 1, 2002

                                                    Registration No. 333-

                               -----------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-4

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               -----------------

                               CYTYC CORPORATION
            (Exact name of registrant as specified in its charter)


         Delaware                    3826                   02-0407755
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of             Industrial
     incorporation or         Classification Code
       organization)                Number)           Identification Number)

                                85 Swanson Road
                        Boxborough, Massachusetts 01719
                                (978) 263-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              Patrick J. Sullivan
           Chief Executive Officer, Vice Chairman and Chairman-Elect
                               Cytyc Corporation
                                85 Swanson Road
                        Boxborough, Massachusetts 01719
                                (978) 263-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  Copies to:
              Jonathan M. Moulton, Esq. Morris Cheston, Jr., Esq.
               Lawrence A. Gold, Esq.    Raymond D. Agran, Esq.
                  Testa, Hurwitz &       Ballard Spahr Andrews &
                   Thibeault, LLP            Ingersoll, LLP
                   125 High Street      1735 Market Street, 51st
                Boston, Massachusetts             Floor
                        02110                 Philadelphia,
                   (617) 248-7000          Pennsylvania 19103
                                             (215) 665-8500

   Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               -----------------

                        CALCULATION OF REGISTRATION FEE

                                                         Proposed        Proposed
                                                         Maximum          Maximum
                                        Amount to be  Offering Price     Aggregate          Amount of
 Title of Securities to be Registered   Registered(1)   Per Share    Offering Price(2) Registration Fee(3)
 ------------------------------------   ------------- -------------- ----------------- -------------------
Common Stock, par value $0.01 per share  23,485,354        N/A         $532,732,359          $49,012

(1) Represents the maximum number of shares of Cytyc Corporation common stock estimated to be issuable upon the consummation of the exchange offer and subsequent merger of Cruiser, Inc., a Delaware corporation and wholly owned subsidiary of Cytyc Corporation, with and into Digene Corporation, based on
    (i) the maximum number of Digene shares estimated to be exchangeable in the exchange offer (assuming exercise of vested options) and subsequent merger 19,621,818 and (ii) the exchange ratio applicable in the merger (1.1969 shares of Cytyc common stock for each share of Digene stock).
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and (3) and Rule 457(c) of the Securities Act of 1933, as amended, based on the product of (i) $31.15, the average of the high and low sales prices of Digene common stock on February 25, 2002, as reported by the Nasdaq National Market, minus the cash portion of the per share consideration to be paid by Cytyc in the offer and the merger of $4.00, and (ii) 17,907,947 shares of Digene common stock, the number of shares of Digene common stock outstanding at the close of business on February 27, 2002, plus 1,713,871 shares of Digene common stock, the number of shares of Digene common stock issuable upon exercise of vested options expected to be outstanding prior to the date the offer is expected to be consummated.
(3) Computed in accordance with Rule 457(f) under the Securities Act to be $49,012, which is equal to 0.000092 multiplied by the proposed maximum aggregate offering price of $532,732,359.

                               -----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not complete the offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Cytyc Corporation is not soliciting offers to buy these securities in any state where the offer is not permitted.

      Preliminary prospectus, subject to completion, dated March 1, 2002


[LOGO] CYTYC

                               Offer to Exchange

                         1.1969 Shares of Common Stock
                             of Cytyc Corporation
                        And Cash in the Amount of $4.00

                                      For

                            Each Outstanding Share
                                of Common Stock
                             of Digene Corporation

   THE OFFER COMMENCED ON FRIDAY, MARCH 1, 2002. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 28, 2002, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

   On February 19, 2002, we entered into an Agreement and Plan of Merger with Digene Corporation to acquire all of the outstanding shares of Digene common stock. The Digene board of directors has approved the merger agreement, determined that this offer is fair to, and in the best interests of Digene stockholders and recommended that Digene stockholders accept this offer and tender their shares pursuant to this offer to purchase and exchange.

   Through a wholly owned subsidiary, we are offering to exchange 1.1969 shares of Cytyc common stock and cash in the amount of $4.00 for each outstanding share of Digene common stock that is validly tendered and not properly withdrawn.

   Our obligation to pay for and to exchange Cytyc common stock for Digene common stock is subject to the conditions listed under "The Offer--Conditions of the Offer." Cytyc's common stock is quoted on the Nasdaq National Market under the symbol "CYTC" and Digene's common stock is quoted on the Nasdaq National Market under the symbol "DIGE." You are urged to obtain current market quotations for the shares of Cytyc common stock and Digene common stock.

See "Risk Factors" beginning on page 14 for a discussion of important factors that you should consider in connection with the offer and determining whether to tender your Digene shares.

   We are not asking for a proxy and you are requested not to send us a proxy. Any solicitation of proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is March      , 2002

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
  QUESTIONS AND ANSWERS ABOUT THE PROPOSED COMBINATION..................   1

  WHERE YOU CAN FIND MORE INFORMATION...................................   6

  SUMMARY...............................................................   8
     The Proposed Combination...........................................   8
     The Companies......................................................   8
     Reasons for the Proposed Combination...............................   9
     Recommendation of Digene's Board of Directors......................   9
     The Offer..........................................................   9
     Approval of the Merger.............................................  12
     The Stockholders Agreement.........................................  12
     Appraisal Rights...................................................  12
     Material Federal Income Tax Consequences...........................  13
     Opinion of Financial Advisor to Digene.............................  13
     Interests of Certain Persons.......................................  13
     Comparison of Rights of Stockholders of Cytyc and Digene...........  13
     Accounting Treatment of the Merger.................................  13

  RISK FACTORS..........................................................  14
     Risks Related to the Proposed Offer and Merger.....................  14
     Risks Related to Our Business......................................  17

  SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA......................  23
     Selected Historical Financial Data of Cytyc Corporation............  23
     Selected Historical Financial Data of Digene Corporation...........  24
     Selected Unaudited Pro Forma Combined Condensed Financial Data.....  25
     Comparative Per Share Data.........................................  26
     Comparative Market Price Information...............................  27

  INTRODUCTION TO PRO FORMA COMBINED CODENSED FINANCIAL INFORMATION.....  28
     Unaudited Pro Forma Combined Condensed Financial Statements........  30
     Basis of Presentation..............................................  32

  THE COMPANIES.........................................................  34
     Cytyc Corporation..................................................  34
     Cruiser, Inc.......................................................  34
     Digene Corporation.................................................  34

  BACKGROUND OF THE OFFER...............................................  35

  REASONS FOR THE OFFER AND THE MERGER..................................  38
     Recommendation of Digene's Board of Directors......................  38

  THE OFFER.............................................................  41
     Timing of Our Offer................................................  41
     Extension, Termination and Amendment...............................  41
     Exchange of Digene Shares; Delivery of Cytyc Common Stock and Cash.  42

                                                                            Page
                                                                            ----
   Cash Instead of Fractional Shares of Cytyc Common Stock.................  43
   Withdrawal Rights.......................................................  43
   Procedure for Tendering.................................................  44
   Guaranteed Delivery.....................................................  45
   Appointment of Attorney.................................................  45
   Purpose of the Offer; The Merger; Appraisal Rights......................  46
   Conditions of the Offer.................................................  47
   Regulatory Clearances...................................................  49
   Certain Effects of Our Offer............................................  49
   Relationships between Cytyc and Digene..................................  51
   Opinion of Financial Advisor to Digene..................................  52
   Accounting Treatment....................................................  59
   Source of Funds.........................................................  59
   Fees and Expenses.......................................................  59
   Stock Exchange Listing..................................................  59

THE MERGER AGREEMENT.......................................................  60
   The Offer...............................................................  60
   The Merger..............................................................  60
   Digene Board of Directors...............................................  61
   Treatment of Digene Stock Options.......................................  61
   Covenants and Representations and Warranties............................  61
   Conditions of the Offer.................................................  63
   Conditions of the Merger................................................  63
   Termination of the Merger Agreement.....................................  63
   Termination Fees........................................................  65
   Amendments..............................................................  65

THE STOCKHOLDERS AGREEMENT.................................................  65
THE TRANSACTION OPTION AGREEMENT...........................................  66

INTERESTS OF CERTAIN PERSONS...............................................  67
   Treatment of Stock Options..............................................  67
   Exployment Agreements...................................................  67
   Indemnification of Directors and Officers...............................  69

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................  69
   Generally...............................................................  69
   Gain Recognition........................................................  70
   Tax Basis...............................................................  70
   Holding Period..........................................................  70
   Fractional Shares.......................................................  70
   Limitations on Opinion..................................................  70
   Consequences if the Offer and Merger Do Not Qualify as a Reorganization.  71
   Backup Withholding......................................................  71

MARKET PRICES AND DIVIDENDS................................................  72

DESCRIPTION OF CYTYC CAPITAL STOCK.........................................  73
   General.................................................................  73
   Common Stock............................................................  73

                                                                   Page
                                                                   ----
            Preferred Stock.......................................  73
            Rights Plan...........................................  73
            Transfer Agent and Registrar..........................  73

         COMPARISON OF RIGHTS OF STOCKHOLDERS OF CYTYC AND DIGENE.  74
            General...............................................  74
            Capitalization........................................  74
            Voting................................................  74
            Number and Classification of Directors................  74
            Removal of Directors..................................  75
            Filling Vacancies on the Board of Directors...........  75
            Amendments to Certificate of Incorporation............  75
            Amendments to By-laws.................................  75
            Action by Written Consent.............................  76
            Notice of Stockholder Actions.........................  76
            Right to Call Special Meeting of Stockholders.........  76
            Limitation of Personal Liability of Directors.........  76
            Dividends.............................................  77
            Conversion and Redemption.............................  77
            Liquidation...........................................  77
            Rights Plans..........................................  77

         LEGAL MATTERS............................................  78

         EXPERTS..................................................  78

         TRADEMARKS...............................................  79

         CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS  79

SCHEDULE I   Information Concerning Directors and Executive Officers of Cytyc and Cruiser, Inc....... S-1
SCHEDULE II  Compensation and Other Information Concerning Named Executive Officers of Cytyc......... S-6
SCHEDULE III Certain Relationships and Related Transactions.......................................... S-9

ANNEX A      Agreement and Plan of Merger............................................................ A-1
ANNEX B      Stockholders Agreement.................................................................. B-1
ANNEX C      Transaction Option Agreement............................................................ C-1
ANNEX D      Opinion of Goldman, Sachs & Co.......................................................... D-1
ANNEX E      Section 262 of the General Corporation Law of the State of Delaware ("Appraisal Rights") E-1

   This prospectus incorporates important business and financial information about Cytyc and Digene that is not included in or delivered with this document. This information is available at the Internet Web site that the SEC maintains at http://www.sec.gov, as well as from other sources. See "Where You Can Find More Information" on page 6.

   You may also request copies of these documents from us, without charge, upon written or oral request to the information agent for the offer.

   The information agent for the offer is:


[LOGO] Innisfree
M&A Incorporated

                        501 Madison Avenue, 20th Floor
                              New York, NY 10022
               Bankers and brokers call collect: (212) 750-5833
                   All others call toll free: (888) 750-5834

     You must make your request for information no later than March 21, 2002.

             QUESTIONS AND ANSWERS ABOUT THE PROPOSED COMBINATION

Q: Who is offering to exchange my Digene securities?

A: We are Cytyc Corporation. We develop, manufacture and market products for medical diagnostic applications primarily focused on women's health. Cruiser, Inc. is a newly-formed Delaware corporation and our wholly owned subsidiary. Cruiser, Inc. has been organized in connection with this offer and has not carried on any activities other than in connection with this offer.

Q: What are Cytyc and Digene proposing?

A: We are proposing to acquire all of the outstanding shares of Digene common stock. We have entered into a merger agreement with Digene pursuant to which we are offering, through Cruiser, Inc., our wholly owned subsidiary, to exchange cash and shares of Cytyc common stock for each outstanding share of Digene common stock, determined as described in the answer to the next question below. After the offer is completed, subject to approval by the stockholders of Digene if necessary, Cruiser, Inc. will merge with and into Digene. As a result of the offer and the merger, Digene will become a wholly owned subsidiary of Cytyc. If necessary for the offer and merger to qualify as a tax-free reorganization, Digene will be merged with and into Cytyc, with Cytyc surviving.

Q: What would I receive in exchange for my Digene shares?

A: We are offering to exchange 1.1969 shares of Cytyc common stock and cash in the amount of $4.00 for each outstanding share of common stock of Digene that is validly tendered and not properly withdrawn. Assuming successful completion of the offer and satisfaction of other conditions specified in the merger agreement, each Digene share not tendered into the offer will be exchanged for 1.1969 shares of Cytyc common stock and cash in the amount of $4.00. This ratio will remain the same regardless of changes in the values of Cytyc and Digene Stock.

   You will not receive any fractional shares of Cytyc common stock in the offer. Instead, you will receive additional cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

Q: How long will it take to complete the offer and the merger?

A: We hope to complete the offer and the merger in the second quarter of 2002, or soon thereafter. We expect to complete the merger shortly after we complete the offer if we acquire 90% or more of the outstanding Digene shares in the offer. If less than 90% of the Digene shares are tendered in the offer, then the merger will require approval of Digene's stockholders and we will complete the merger shortly after a special meeting of Digene stockholders to approve the merger (subject to such approval). We must also obtain regulatory clearances prior to completion of the offer and the merger.

Q: Will I have to pay any fees or commissions?

A: If you are the record owner of your Digene shares and you tender your Digene shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult with your broker or nominee to determine whether any charges will apply to you.

Q: Does Digene support the offer and the merger?

A: Yes. Digene's board of directors has determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of Digene and Digene's stockholders, has approved, adopted and declared the advisability of the merger agreement and the transactions contemplated thereby, including the offer and the merger, and recommends that Digene's stockholders accept the offer and tender their shares pursuant to the offer. Information about the recommendation of Digene's board of directors is more fully set forth under "Reasons for the Offer and the Merger-- Recommendation of Digene's Board of Directors" beginning on page 38 and in Digene's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Digene's stockholders together with this prospectus.

Q: Had Digene received a fairness opinion in connection with the offer and the merger?

A: Yes. Digene has received an opinion from its financial advisor, Goldman, Sachs & Co., dated February 19, 2002 to the effect that, as of such date, the consideration to be received in the offer and the merger was fair, from a financial point of view, to the holders of Digene common stock. You should read the opinion carefully and in its entirety. The opinion does not constitute a recommendation as to whether or not Digene stockholders should tender shares pursuant to the offer or as to how any Digene stockholders should vote in the merger. The full text of the opinion, which sets forth assumptions made, matters considered and limitations. On the review undertaken in connection with the opinion is included as Annex D to this prospectus and attached as Annex B to, and summarized in, Digene's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Digene's stockholders together with this prospectus.

Q: Have any Digene stockholders agreed to tender their shares?

A: Yes. Certain stockholders of Digene, including officers and directors, have agreed to tender into the offer 4,721,871 outstanding shares representing approximately 26.4% of the outstanding shares of Digene as of February 27, 2002, plus any additional shares of Digene common stock issued or issuable upon exercise of options held by such stockholders.

Q: What percentage of Cytyc common stock will Digene stockholders own after the offer and the merger?

A: After completion of the merger, former Digene stockholders would own approximately 15% of the outstanding shares of Cytyc common stock, based on the number of outstanding shares of Cytyc common stock and Digene common stock on February 27, 2002.

Q: What are the most significant conditions to the acceptance of Digene shares in the offer?

A: We are not obligated to exchange any Digene shares unless, among other things:

  . at least a majority of the outstanding Digene shares, on a fully diluted basis, are validly tendered and not properly withdrawn, which we refer to as the minimum condition;

  . all waiting periods under applicable antitrust laws have expired or have been terminated;

  . the registration statement, of which this prospectus is a part, has been declared effective by the SEC;

  . the shares of Cytyc common stock to be issued in the offer shall have been approved for listing on the Nasdaq National Market;

  . Digene has not breached or failed to perform or comply with any obligation, covenant or agreement or, if they have breached or failed to perform or comply, such action or inaction is not likely to result, individually or in the aggregate, in a material adverse effect (as described in the merger agreement) on Digene; and

  . Digene's representations and warranties are true or, if they are not true, they are not reasonably likely to, individually or in the aggregate, result in a material adverse effect (as described in the merger agreement and the offer) on Digene.
   These conditions and other conditions to the offer are discussed in this prospectus under "The Offer--Conditions of the Offer" beginning on page 47.

Q: How long do I have to decide whether to tender in the offer?

A: You will have at least until 12:00 midnight, New York City time, on Thursday, March 28, 2002, to decide whether to tender your shares in the offer. If you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure which is described under "The Offer -- Procedure for Tendering" beginning on page 44.

Q: Can the offer be extended, and under what circumstances?

A: We may, without the consent of Digene, but subject to the terms of the merger agreement and applicable law, extend the period of time during which the offer remains open. We have agreed in the merger agreement that we may extend the offer in our discretion, and Digene may require us to extend the offer, in each case for successive extension periods of not more than 10 business days each if, at the scheduled expiration date of the offer or any extension thereof, any of the conditions of the offer have not been satisfied. In addition, we may, although we do not currently intend to, extend the offer for a subsequent offering period of not more than 20 business days. You will have withdrawal rights during any extension period but not during any subsequent offering period. See "The Offer -- Extension, Termination and Amendment" beginning on page 41.

Q: How will I be notified if the offer is extended?

A: If we decide or are required to extend the offer, or if we decide to provide for a subsequent offering period, we will inform the exchange agent of that fact and we will make a public announcement of the results of the exchange offer, and give the new expiration date no later than 9:00 a.m., New York City time, on the next business day after the day on which the offer was previously scheduled to expire. See "The Offer -- Extension, Termination and Amendment" beginning on page 41.

Q: How do I participate in the offer?

A: To tender your shares, you should do the following:

  . If you hold Digene shares in your own name, complete and sign the enclosed letter of transmittal and return it with your physical share certificates to EquiServe Trust Company, N.A., the exchange agent for the offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the offer.

  . If you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date.
  . If your Digene share certificates are not immediately available or if you cannot deliver your Digene share certificates and other documents to the exchange agent prior to the expiration of the offer, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, you may still tender your Digene shares if you comply with the guaranteed delivery procedures described under "The Offer -- Procedure for Tendering" beginning on page 44.
   For more information on the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 41.

Q: How do I withdraw previously tendered shares?

A: To withdraw previously tendered Digene shares, you must deliver a written or facsimile notice of withdrawal with the required information to the exchange agent while you still have the right to withdraw. If you tendered shares by giving instructions to a broker or bank, you must instruct the broker or bank to arrange for the withdrawal of your shares. See "The Offer -- Withdrawal Rights" on page 43.

Q: Until what time can I withdraw previously tendered shares?

A: You may withdraw previously tendered Digene shares any time prior to the expiration of the offer, and, unless we have accepted the shares pursuant to the offer, you may also withdraw any tendered shares at any time after April 29, 2002. Any Digene shares tendered during the subsequent offering period may not be withdrawn. Also, once we have accepted shares for exchange pursuant to the offer, all tenders become irrevocable. See "The Offer -- Withdrawal Rights" on page 43

Q: Will I be taxed on the Cytyc common stock and cash that I receive?

A: The transaction has been structured to qualify as a tax-free reorganization.
   Assuming the transaction is a tax-free reorganization, a Digene stockholder who exchanges Digene shares for cash and Cytyc common stock in the offer or the merger generally will recognize gain (but not loss) in an amount equal to the lesser of:

  . the excess (if any) of (i) the amount of cash and the fair market value of the Cytyc common stock received in the exchange over (ii) the stockholder's adjusted tax basis in the Digene shares; and

  .  the amount of cash received in the exchange.

   For more information on the tax consequences of the offer and the merger, please refer to "Material Federal Income Tax Consequences" beginning on page
   69. We encourage you to consult your tax advisor as to the consequences to you of participation in the offer or the merger.

Q: If I decide not to tender, how will the offer affect my shares?

A: If you decide not to tender your shares in the offer and the merger occurs, you will receive in the merger the same number of Cytyc shares and the same amount of cash per Digene share you would have received if you had tendered your shares in the offer, without interest, unless you choose to demand appraisal of your Digene shares. In connection with the merger, Digene stockholders shall have a right under state law to demand appraisal of their Digene shares.

Q: Do the statements on the cover page regarding this prospectus being subject to change and the registration statement filed with the Securities and Exchange Commission not yet being effective mean that the offer has not yet been commenced?

A: No. The offer has commenced and completion of this prospectus and effectiveness of the registration statement are not necessary for you to tender your shares of Digene common stock. SEC rules permit exchange offers to begin before the related registration statement has become effective and we are taking advantage of those rules with the goal of combining Cytyc and Digene as quickly as possible. We cannot, however, accept for exchange any shares tendered in the offer until our registration statement is declared effective by the SEC and the other conditions to our offer have been satisfied or, where permissible, waived.

Q: Is Cytyc's financial condition relevant to my decision to tender shares in the offer?

A: Yes. Shares of Digene common stock accepted in the offer will be exchanged for both shares of Cytyc common stock and cash, so you should consider our financial condition before you decide to become one of our stockholders through the offer. In considering Cytyc's financial condition, you should review information contained in this prospectus and the documents incorporated by reference in this prospectus, because they contain detailed business, financial and other information about us.

Q: Will Digene continue as a public company?

A: If the merger occurs, Digene will no longer be publicly owned. Additionally, even if the merger does not occur, if we purchase all the Digene shares tendered, there may be so few remaining Digene stockholders and publicly held Digene shares that the Digene common stock may no longer be eligible for quotation on the Nasdaq National Market or other securities markets. As a result, there may not be a public trading market for the shares and Digene may cease making filings with the SEC or otherwise cease to be required to comply with SEC rules relating to publicly held companies.

Q: Where can I find more information about Cytyc and Digene?

A: You can find out information about Cytyc and Digene from sources described under "Where You Can Find More Information" on page 6.

Q: Who can I call with questions about the offer and the merger?

A: You can contact our information agent using the following contact information:

[LOGO] Innisfree
M&A Incorporated
                       501 Madison Avenue, 20/th/ Floor
                              New York, NY 10022
               Bankers and brokers call collect: (212) 750-5833
                   All others call toll free: (888) 750-5834

                      WHERE YOU CAN FIND MORE INFORMATION

   Cytyc and Digene file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's public reference room, located at 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549

   You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

   The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Cytyc and Digene, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You may also obtain information about Cytyc and Digene, including copies of their SEC reports, through their websites at http://www.cytyc.com and http://www.digene.com. These website addresses are not active links to this prospectus, and any documents, references, links or other materials of any kind contained or referred to on such websites are not part of this prospectus.

   We filed a registration statement on Form S-4 to register with the SEC the Cytyc common stock to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO, and any amendments to those documents, in the manner described above.

   Digene has filed with the SEC a Solicitation/Recommendation on Schedule 14D-9 regarding the offer. You may obtain a copy of the Schedule 14D-9, and any amendments to that document, from any of the sources described above.

   The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed a part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Cytyc and Digene have previously filed with the SEC. These documents contain important information about Cytyc and Digene and their financial condition.

   The following documents listed below that Cytyc and Digene have previously filed with the SEC are incorporated by reference:


             Cytyc SEC Filings          Period
             -----------------          ------
             Annual Report on Form 10-K Year ended December 31,
                                          2001,
                                        as filed on March 1, 2002
             Current Report on Form 8-K Filed on February 5, 2002 Current Report on Form
               8-K/A                    Filed on February 12, 2002
             Current Report on Form 8-K Filed on February 20, 2002 The description of
               Cytyc's common stock
               set forth in Cytyc's     Filed on filed on January
               registration statements    16, 1996
               on Form 8-A                and August 29, 1997

          Digene SEC Filings         Period
          ------------------         ------
          Annual Report on Form 10-K Year ended June 30, 2001,
                                       as filed on September 27, 2001
          Quarterly Report on Form   Quarter ended September
            10-Q                       30, 2001,
                                       as filed on November 14,
                                       2001
          Quarterly Report on Form   Quarter ended December
            10-Q                       31, 2001,
                                       as filed on February 14,
                                       2002
          Current Report on Form 8-K Filed on February 19, 2002 Current Report on Form
            8-K/A                    Filed on February 21, 2002
          The description of
            Digene's common stock
            set forth in Digene's
            registration statement
            on Form 8-A              Filed on April 11, 1996

   All documents filed by Cytyc and Digene pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer, or the date that our offer is terminated, shall also be deemed to be incorporated by reference into this prospectus.

   Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information provided in this prospectus including information on previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent that the new information differs from or is inconsistent with the old information.

   DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE UPON REQUEST TO OUR INFORMATION AGENT, INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NY 10022, COLLECT: (212) 750-5833, TOLL FREE:
(888) 750-5834. IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN MARCH 21, 2002. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

   WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT OUR OFFER THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU ANY SUCH INFORMATION, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                    SUMMARY

   This summary highlights selected information from this prospectus that appears in more detail elsewhere and may not contain all the information that is important to you. To better understand the offer and the merger, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information" on page 6.

                           The Proposed Combination

   We are proposing a business combination of Cytyc and Digene under which Cytyc will acquire all of the outstanding shares of Digene common stock. We are offering to exchange 1.1969 shares of Cytyc common stock and cash in the amount of $4.00 for each share of Digene common stock validly tendered and not properly withdrawn on or prior to the expiration date of the offer. The expiration date is currently March 28, 2002 but the offer may be extended under limited circumstances as described in "The Offer -- Extension, Termination and Amendment" on page 41.

   We intend, promptly after completion of the offer, to merge Cruiser, Inc., our wholly owned subsidiary and the purchaser in the offer, with and into Digene. Each share of Digene common stock that has not been exchanged or accepted for exchange in the offer would be converted in the merger into 1.1969 shares of Cytyc common stock and cash in the amount of $4.00. Following the merger of Cruiser, Inc. with and into Digene, we intend to merge Digene, as the surviving entity, with and into Cytyc, which will be the surviving entity, although we might defer that merger if we are advised by our tax counsel that the offer and merger of Cruiser, Inc. with and into Digene, standing alone, constitute a valid tax-free reorganization.

                                 The Companies

Cytyc Corporation
85 Swanson Road
Boxborough, Massachusetts 01719
(978) 263-8000

   We design, develop, manufacture and market a sample preparation system for medical diagnostic applications. Our ThinPrep(R)/ System allows for the automated preparation of cervical cell specimens on microscope slides for use in cervical cancer screening, as well as for the automated preparation of other cell specimens on microscope slides for use in non-gynecological testing applications. We believe that the ThinPrep System improves accuracy in the detection of cervical cancer and precancerous lesions by making the slide more representative of the patient's clinical condition, improving preservation of the sample, standardizing the presentation of cells on the slide, and reducing the presence of mucus, blood and other obscuring debris. On November 30, 2001, we acquired Pro Duct Health, Inc., a privately-held company that has developed an innovative, FDA-approved ductal lavage device designed to enhance the evaluation of risk for breast cancer. /

Cruiser, Inc.
c/o Cytyc Corporation
85 Swanson Road
Boxborough, Massachusetts 01719
(978) 263-8000

   Cruiser, Inc. is a wholly-owned subsidiary of Cytyc. Cruiser, Inc. was organized on February 14, 2002 for the purpose of acquiring the Digene shares tendered in response to our offer and merging with Digene in the merger. It has not carried on any activities other than in connection with the merger agreement.

Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878
(301) 944-7000

   Digene develops, manufactures and markets proprietary gene-based testing systems for the screening, monitoring and diagnosis of human diseases. Its primary focus is in women's cancers and infectious diseases. It has applied its proprietary Hybrid Capture(R) technology to develop a successful diagnostic test for human papillomavirus, or HPV, which is believed to be the primary cause of cervical cancer and is found in greater than 99% of all cervical cancer cases. In addition to its HPV Test, Digene's business is focused on two areas: diagnostic testing and genomics research.

                     Reasons for the Offer and the Merger

   The reasons for the offer and the merger are set forth on page 38 of this prospectus under the heading "Reasons for the Offer and the Merger."

                 Recommendation of Digene's Board of Directors

   The Digene board of directors has determined that the offer is fair to, and in the best interests of, Digene and its stockholders and unanimously recommends that Digene's stockholders accept the offer and tender their shares pursuant to the offer. Information about the recommendation of Digene's board of directors is more fully set forth on page 38 and in Digene's
Solicitation/Recommendation Statement on Schedule 14D-9.

                                   The Offer

                             Summary of the Offer

   We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, to acquire each outstanding share of Digene common stock validly tendered and not properly withdrawn, on or prior to the expiration of the offer, at a price per share of
(i) $4.00 in cash and (ii) 1.1969 shares of Cytyc common stock.


   The expiration date shall refer to 12:00 midnight, New York City time, on March 28, 2002, unless we extend the period of time for which the offer is open, in which case the term expiration date means the latest time and date on which the offer, as so extended, expires. See "The Offer--Extension, Termination and Amendment" beginning on page 41.

   We are making this offer in order to acquire all of the outstanding shares of Digene common stock. We intend, as soon as possible after completion of the offer, to have Cruiser, Inc., the purchaser in the offer, merge with Digene. The purpose of the merger is to acquire all Digene shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of Digene common stock, except for treasury shares of Digene and shares that we hold for our own account, would be converted into the same number of Cytyc shares and cash per Digene share as is paid in the offer.

                            Conditions of the Offer

   Our obligation to exchange shares of Cytyc common stock and cash for Digene shares pursuant to the offer is subject to several conditions referred to under "The Offer -- Conditions of the Offer" beginning on page 47, including conditions that require the tender of at least a majority of the total number of outstanding Digene shares on a fully diluted basis, which we refer to as the minimum tender condition, and receipt of all required regulatory approvals. The number of shares of Digene common stock outstanding as of February 27, 2002 was 17,907,947.

                              Timing of the Offer

   Our offer is scheduled to expire at 12:00 midnight, New York City time, on March 28, 2002, but we may, with some exceptions, extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. See "The Offer -- Extension, Termination and Amendment" beginning on page 41.

                     Extension, Termination and Amendment

   We expressly reserve the right to, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, extend the period of time during which our offer remains open, (i) for one or more periods of not more than 10 business days until all conditions to the offer are satisfied or waived, (ii) after acceptance of shares in the initial offering period, as it may be extended, for a further period of time by means of a subsequent offering period not to exceed 20 business days for the purpose of obtaining at least 90% of the outstanding shares of Digene common stock and
(iii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the offer or any period required by applicable law. We have agreed, pursuant to the merger agreement, if any of the conditions to the offer is not satisfied or waived on any scheduled expiration date of the offer, at the request of Digene, to extend the offer for successive extension periods of not more than 10 business days until all conditions to the offer are satisfied or waived; provided that we are not required to extend the offer beyond April 15, 2002 (or June 28, 2002 if such delay is a result of a second request for information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

   We can extend our offer by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Digene shares previously tendered and not properly withdrawn will remain tendered, subject to your right to withdraw your Digene shares. An extension of the offer is different than a subsequent offering period. The consequences of a subsequent offering period are described below.

   Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, but subject to the provisions of the merger agreement, at any time or from time to time, (a) to delay acceptance for exchange of or, regardless of whether we previously accepted Digene shares for exchange, exchange of any Digene shares pursuant to our offer or to terminate our offer and not accept or exchange any Digene shares not previously accepted, or exchanged, upon the failure of any of the conditions of the offer to be satisfied and

(b) to waive any condition, other than the regulatory clearance condition and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the Cytyc shares to be issued in our offer or otherwise amend the offer in any respect, by giving oral or written notice of the waiver or amendment to the exchange agent and by making a public announcement.

   We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934 (the "Exchange Act"), which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

                              Exchange of Shares

   Upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for exchange, and will exchange, Digene shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period.

                               Withdrawal Rights

   Digene shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after April 29, 2002. Once we have accepted shares for exchange pursuant to the offer, all tenders not previously withdrawn become irrevocable.

   You will not have the right to withdraw Digene shares tendered in any subsequent offering period.

                          Subsequent Offering Period

   We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of Digene shares pursuant to the offer if the requirements under Exchange Act Rule 14d-11 have been met. In contrast to your rights during the offering period prior to the initial acceptance of Digene shares, you will not have the right to withdraw Digene shares that you tender during a subsequent offering period.

                            Procedure for Tendering

   For you to validly tender your Digene shares pursuant to our offer, you must either:

  . properly complete a duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message, which is explained below, in connection with a book-entry transfer, and any other required documents, and the transmittal letter must be transmitted to and received by EquiServe Trust Company, N.A., the exchange agent for the offer, at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Digene shares must be received by the exchange agent at such address, or those Digene shares must be tendered pursuant to the procedures for book-entry tender set forth in "The Offer -- Procedure for Tendering" beginning on page 44 (and a confirmation of receipt of such tender received), in each case before the expiration date, or

  . comply with the guaranteed delivery procedures set forth in "The Offer -- Procedure for Tendering" beginning on page 44.

   Any Digene shares properly withdrawn prior to completion of the offer will not be considered validly tendered.

                            Approval of the Merger

   If at the end of the offer we have received 90% or more of the outstanding Digene shares, we will effect a short-form merger as permitted under Delaware law, which does not require notice to or approval by Digene stockholders. If, however, at the end of the offer we have received more than the majority, but less than 90%, of the outstanding Digene shares, we will effect a long-form merger as permitted under Delaware law. A long-form merger would require notice to and approval by Digene stockholders and would take considerably longer to complete.

   Cytyc's shareholders do not have to, and will not, vote on the approval of the merger.

                          The Stockholders Agreement

   Concurrently with entering into the merger agreement, the current directors, executive officers and certain stockholders of Digene entered into a stockholders agreement pursuant to which such persons have agreed, among other things, to validly tender (and not withdraw) their Digene shares into the offer, and to vote their Digene shares in favor of the merger, if applicable. On February 19, 2002, these persons beneficially owned (determined in accordance with SEC rules) approximately 6,074,701 shares of Digene common stock, representing approximately 31.6% of the then outstanding shares of Digene common stock (including all outstanding options held by such holders exercisable within 60 days of such date). For a more detailed description of the terms and conditions of the stockholders agreement, see "The Stockholders Agreement" beginning on page 65.

                               Appraisal Rights

   The offer does not entitle you to appraisal rights. However, the merger may entitle you to appraisal rights with respect to your Digene shares. See "The Offer -- Purpose of the Offer, the Merger, Appraisal Rights" beginning on page 46.

                   Material Federal Income Tax Consequences

   The transaction has been structured to qualify as a tax-free reorganization. Assuming the transaction is a tax-free reorganization, a Digene stockholder who exchanges Digene shares for cash and Cytyc common stock in the offer or the merger generally will recognize gain (but not loss) in an amount equal to the lesser of:

  . the excess (if any) of (i) the amount of cash and the fair market value of the Cytyc common stock received in the exchange over (ii) the stockholder's adjusted tax basis in the Digene shares; and

  .  the amount of cash received in the exchange.

   For more information on the tax consequences of the offer and the merger, please refer to "Material Federal Income Tax Consequences" beginning on page
69. Digene stockholders are urged to consult their tax advisors as to the consequences of participation in the offer or the merger.

                    Opinion of Financial Advisor to Digene

   On February 19, 2002, Goldman, Sachs & Co. ("Goldman Sachs") delivered its written opinion to the board of directors of Digene Corporation that, as of that date, the consideration to be received in the offer and the merger by the holders of Digene common stock was fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this prospectus and a description of the financial analyses underlying such opinion is included in this prospectus under "The Offer--Opinion of Financial Advisor to Digene."

   The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the Board of Directors of Digene in connection with its consideration of the transaction contemplated by the merger agreement, and its opinion does not constitute a recommendation as to whether or not any holder of Digene common stock should tender such shares in the offer or as to how any holder of Digene common stock should vote with respect to the merger. The opinion of Goldman Sachs is not intended to, and may not be, relied upon by Cytyc. We encourage you to read the opinion in its entirety.

                         Interests of Certain Persons

   Some directors and executive officers of Digene may have interests in the offer and merger that are different from or in addition to your interests. As a result of the offer and merger, options that certain of these directors and executive officers hold will accelerate and become exercisable. In addition, certain executive officers of Digene are parties to employment agreements which provide for severance and other benefits. See "Interests of Certain Persons" beginning on page 67.

           Comparison of Rights of Stockholders of Cytyc and Digene

   The rights of investors as stockholders of Cytyc after the merger will be governed by Cytyc's charter and by-laws. Those rights differ from rights of Digene stockholders under Digene's charter and by-laws. See "Comparison of Rights of Stockholders of Cytyc and Digene" beginning on page 74.

                      Accounting Treatment of the Merger

   Cytyc will account for the merger under the purchase method of accounting for business combinations.

                                 RISK FACTORS

   In deciding whether to tender your Digene shares pursuant to the offer, you should carefully read this prospectus, the accompanying Schedule 14D-9 of Digene and the other documents to which we refer you. You should also carefully consider the following risk factors relating to the offer and the merger and with respect to ownership of Cytyc shares and the tender of Digene shares.

Risks Related to the Proposed Offer and Merger

   The Cytyc shares to be received by Digene stockholders in the offer and the merger will fluctuate in value.

   In the offer and subsequent merger, each Digene share will be exchanged for
1.1969 Cytyc shares plus $4.00 in cash. This is a fixed exchange ratio and we will not adjust the exchange ratio due to any decrease in the market price of the Cytyc common stock between the date of this prospectus and the date you receive Cytyc shares in exchange for Digene shares. The market price of the shares of our common stock to be issued in the offer and the merger for the shares of Digene common stock may change as a result of changes in our or Digene's business, operations or prospects, market assessments of the impact and likelihood of closing of the offer and the merger and general market conditions. Our results of operations, as well as the market price of our common stock, may be affected by factors different from those affecting Digene's results of operations and the market price of Digene shares. The value of the Cytyc shares to be received by Digene stockholders in the offer or the merger will depend upon the market price of Cytyc shares at the time they are received pursuant to the offer or the merger. The actual value of the Cytyc shares to be received by Digene stockholders will not be known at the time the Digene stockholders tender their Digene shares. We do not know what this value will be. Additionally, since the market price of our common stock fluctuates and could decline prior to the time Cytyc shares are received pursuant to the offer and the merger, the value of the Cytyc shares to be received could decline between the time Digene shares are tendered in the offer and the time Cytyc shares are received by the tendering stockholders, and the amount by which the value of the consideration that you actually receive in the offer or the merger could decline is not limited.

   The benefits of the proposed combination may not be realized, which would likely cause Cytyc's stock price to decline.

   If we complete the merger, we may be unable to realize the expected benefits of combining Cytyc and Digene, which would cause Cytyc's business, financial condition, and prospects to be materially and adversely affected. A principal difficulty the combined company will face will be attempting to integrate two companies that have previously operated independently. Integrating Cytyc's operations and personnel with those of Digene will be a complex process. We may not be able to integrate the operations of Digene with our operations rapidly or without encountering difficulties. The successful integration of Cytyc with Digene will require, among other things, integration of Digene's and Cytyc's research and development efforts, product offerings, sales and marketing operations and information and software systems, the coordination of employee retention and hiring, and training operations. The diversion of management's attention to the integration efforts, the costs of such efforts, and any difficulties encountered in combining operations could adversely affect the combined company's businesses and results of operations. Further, the process of combining Cytyc and Digene could negatively affect employee morale and the ability of Cytyc to retain some of Digene's key personnel after the merger. Also, we could face additional risks inherent in Digene's business that we were not previously subject to. For example, the additional requirements that we may have in the future to fund our operations could be significantly increased due to the capital requirements of Digene's business. We also may be subject to increased liability with respect to intellectual property matters or other matters relating to the prior business of Digene.

   Other factors that could cause the combined company not to realize the benefits described in "Reasons for the Offer and the Merger" on page 38 include the following:

  .  potentially incompatible cultural differences between the two companies;

  .  geographic dispersion of operations;

  . expected synergy benefits from the merger, such as lower costs, may not be realized or may be realized more slowly than anticipated;

  . difficulties in integrating Digene's products with Cytyc's business, because Cytyc does not have manufacturing experience with respect to Digene's products;

  . some of Digene's suppliers, distributors, customers and licensors are Cytyc's competitors or work with Cytyc's competitors, and as a result may seek to terminate their business relationships with the combined company;

  . some of Cytyc's and Digene's collaborative partners may feel that the combined company poses new competitive threats to their business, and as a result may seek to limit or terminate their relationships with Digene and us; and

  . the difficulty of leveraging Digene's and Cytyc's combined technologies and capabilities across all product lines and customer bases.

   Officers and directors of Digene have potential conflicts of interest in the offer and the merger.

   Digene stockholders should be aware of potential conflicts of interest and the benefits available to Digene officers and directors when considering the adoption and approval of the merger agreement by the Digene board of directors and its recommendation to Digene stockholders to tender their Digene shares in the offer. For example, certain Digene executive officers have employment agreements that provide them with interests in Digene that are different from, and in addition to, interests of Digene stockholders generally, including under certain circumstances the right to severance benefits in the event the employment of such officers is terminated. The merger agreement also provides for continuing indemnification of officers and directors of Digene after the effective date of the merger. In addition, the current directors and certain executive officers of Digene have entered into a stockholders' agreement with Cytyc that, among other things, requires these directors and executive officers to tender their Digene shares in the offer and support the offer and the merger. As a result, Digene officers and directors may have interests in the transaction that are different from, or in addition to, the interests of other Digene stockholders. See "Interests of Certain Persons" beginning on page 67.

   Third parties may terminate or alter existing contracts with Digene.

   Digene has contracts with some of its suppliers, distributors, customers, licensors and other business partners. Certain of these contracts may require Digene to obtain consent from these other parties in connection with the offer or the merger. If their consent cannot be obtained, these contracts may be terminated and Digene may suffer a loss of potential future revenue and may lose rights to facilities or intellectual property that are material to Digene's business and the business, prospects, and financial condition of the combined company.

   Third parties may seek to invalidate or circumvent Digene's patents and other proprietary rights, which could cause Digene to lose rights to its products.

   Digene may not have rights under some patents or patent applications related to its products or product candidates that are held by third parties. Digene may discover that it needs to obtain rights to a patent in order to begin or continue selling a product. Digene may be unable to obtain such rights on commercially reasonable terms or at all. Digene has in-licensed patents to a number of cancer-causing human papillomavirus types, which, together with the patents to cancer-causing human papillomavirus types that it owns, may provide it with a competitive advantage. Digene may lose any such competitive advantage if these licenses terminate or if the patents licensed thereunder expire or are declared invalid.

   Digene may infringe the intellectual property rights of third parties and the combined company may become involved in expensive intellectual property litigation. This could impose a significant strain on the combined company's resources and could prevent the development and marketing of current or proposed products.

   There have been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries because of the uncertainties and complex legal, scientific and factual questions related to the protection of intellectual property. Digene has received inquiries regarding possible patent infringements relating to, among other things, aspects of its Hybrid Capture technology. Based upon information provided by Digene, we believe that the patents of others to which these inquiries relate are either not infringed by Digene's Hybrid Capture technology or are invalid. However, we cannot assure you that such claims will not be asserted and, if asserted, such claims may require the combined company to enter into a royalty-bearing license or may prevent the development and marketing of any current or proposed product. In addition, Digene has licenses to various patents covering intellectual property that it uses in conjunction with applications of its Hybrid Capture technology. Third parties may have claims to these patents. An adverse outcome to such claims could subject the combined company to significant liabilities to third parties or require it to obtain royalty-bearing licenses from third parties, cease sales of related products or revise the applications or products which employ the patented technology. Any licenses required for any such third party patents or proprietary rights may not be made available to Digene or the combined company on commercially reasonable terms, if at all. Furthermore, Digene may be unable to make the necessary revisions to its applications or products. The combined company may also be forced to initiate legal proceedings to protect Digene's patent position or other proprietary rights. These proceedings are often expensive and time-consuming, even if the combined company were to prevail.

   Digene may not obtain necessary regulatory approval for its primary cervical cancer screening products.

   Digene filed a PMA Supplement with the FDA in October 2001 for approval to use Digene's Hybrid Capture 2 HPV DNA Test in conjunction with the Pap smear as a primary screen for cervical cancer and its precursors in women age 30 and older. The FDA panel hearing on Digene's PMA supplement is scheduled to be held in March 2001. We do not know whether the FDA will approve Digene's PMA Supplement. If the PMA Supplement is not approved or if such approval is substantially delayed, Digene's business may be adversely affected.

   Cytyc and Digene have experienced losses in the past, and the combined company may experience losses in the future.

   Cytyc and Digene have experienced losses in the past, and Cytyc expects that the combined company will continue to incur significant sales and marketing, product development and administrative expenses. As a result, the combined company will need to generate significant revenue to maintain profitability. Cytyc cannot be certain that the combined company will sustain or increase profitability in the future. Any failure to significantly increase revenue as the combined company implements its product and distribution strategies would adversely affect its business.

   The receipt of Digene shares could be taxable to you, depending on facts surrounding the offer and the merger.

   We and Digene have structured the offer and the merger to qualify as a tax-free reorganization for U.S. federal income tax purposes (except with respect to the cash to be received by Digene stockholders as consideration for the exchange of their shares). Digene has received an opinion from its counsel, Ballard Spahr Andrews & Ingersoll, LLP, to the effect that, subject to the assumptions set forth therein, the offer and the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. If, however, among other things, the merger is not consummated or the fair market value of the Cytyc shares received by Digene stockholders pursuant to the offer and merger were to represent less than 50 percent of the aggregate consideration received by Digene stockholders in the transaction, then Digene stockholders would not be able to rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, and the entire transaction potentially would be treated as a taxable exchange. You are urged to read carefully the discussion under "Material Federal Income Tax Consequences" beginning on page 69, and to consult your tax advisor as to the consequences of participation in the offer and/or the merger.

   Need for Governmental Clearances May Delay Consummation of the Offer and the Merger.

   The offer is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. In addition, other filings with, notifications to and authorizations and approvals of, other governmental agencies with respect to the offer, the merger and other transactions contemplated by the merger agreement and the stockholder agreement, relating primarily to antitrust issues, must be made and received prior to the consummation of the offer and merger. We and Digene are seeking to obtain all required regulatory clearances prior to the scheduled completion of these transactions. You should be aware that all required regulatory clearances may not be obtained on that timetable, restrictions on our combined operations may be sought by governmental agencies as a condition to obtaining these clearances, and operating restrictions imposed could adversely affect the value of the combined company. Please refer to "The Offer--Conditions of the Offer" and "--Regulatory Clearances" for more information.

   Failure to Complete the Merger Could Negatively Impact Digene's Stock Price and Future Business and Operations.

   If the merger is not completed for any reason, Digene may be subject to a number of material risks, including the following:

  . Digene may be required under certain circumstances to pay Cytyc a termination fee up to $19,793,000;

  . the price of Digene common stock may decline to the extent that the current market price of Digene common stock reflects a market assumption that the merger will be completed; and

  . costs incurred by Digene related to the merger, such as legal and accounting fees as well as a portion of the financial advisor fees that would be payable upon completion of the merger, must be paid by Digene even if the merger is not completed.

Risks Related to Our Business

   We depend principally on the sale of a single product.

   To date, we have derived most of our revenues from sales of our ThinPrep 2000 Processor, related instruments, filters, and other supplies for use in gynecological and non-gynecological testing applications. If we are unable to successfully develop and commercialize other products, our business, sales and profits will be materially impaired. Although we have begun marketing our next-generation ThinPrep 3000 Processor and we have submitted a PMA application to the Food and Drug Administration ("FDA") for approval to sell our ThinPrep Imaging System, neither product has generated significant revenues yet. We cannot guarantee that the development of our ThinPrep Imaging System will be successfully completed, or that we will obtain necessary regulatory approval to market the ThinPrep Imaging System in the United States or in other countries. We also cannot guarantee that we will be able to obtain adequate reimbursement from insurance companies and other third party payors for the ductal lavage device for the detection of breast cancer that we obtained in our acquisition of Pro Duct, or that we will otherwise be able to generate significant revenue from sales of the Pro Duct device. We may be required to obtain FDA approval and secure adequate reimbursement from insurance companies and other third party payors for any other new products that we are able to develop or acquire, and we may not be able to do so.

   We cannot guarantee we will obtain necessary regulatory approvals for our products.

   If we do not obtain all necessary regulatory approvals for any new products we are able to successfully develop or acquire, our ability to generate sales from new product offerings will materially suffer. The governments of the United States and other countries extensively regulate the manufacture and sale of medical diagnostic devices intended for commercial use. For example, United States commercial sales of medical diagnostic devices require FDA approval before selling may commence. Obtaining FDA and other required regulatory approvals can be time-consuming, expensive and uncertain. Regulatory approval frequently requires several years from the commencement of clinical trials to the receipt of regulatory approval. After any approvals, we remain subject to pervasive regulation and inspection for compliance with regulatory requirements. In January 2002, we submitted a PMA Application to the FDA for the ThinPrep Imaging System to aid in cervical cancer screening. We do not know whether the FDA will approve the product for commercial use. We may also need to obtain FDA approval for any other new products we are able to develop or acquire, and we cannot guarantee that we will be able to do so.

   Our success depends on the market acceptance of our products and their cost.

   Our success and growth depends primarily on market acceptance of our ThinPrep System, including any follow-on applications of ThinPrep technology for cervical cancer screening and any other new products we are able to successfully develop or acquire, including the ductal lavage device we obtained in our acquisition of Pro Duct. The laboratory cost of using the ThinPrep System for cervical cancer screening is higher than that of a conventional Pap smear. Due in part to increased competitive pressures in the healthcare industry to reduce costs, our ability to gain market acceptance of the ThinPrep System and follow-on products depends on our ability to demonstrate that the higher cost of using the ThinPrep System is offset by a reduction in costs often associated with conventional Pap smears, such as inaccurate diagnoses and the need for repeat Pap tests. In particular, for all of our products, including our ThinPrep System products and the Pro Duct ductal lavage device, we need to convince healthcare providers, insurance companies and other third party payors, and clinical laboratories of the clinical benefits and cost-effectiveness of our products.

   We have limited marketing and sales experience, which could cause our sales to suffer.

   In order to effectively market our products and increase our sales and profits, we will need to continue to increase our marketing and sales capabilities both within the United States and in foreign countries. We received clearance from the FDA to market our ThinPrep System for cervical cancer screening in May 1996, and initiated full-scale marketing and sales efforts for the ThinPrep System in the United States beginning in the first quarter of 1997. We currently utilize both direct sales and strategic marketing relationships with large clinical laboratories and health care companies to market our products in the United States. We cannot guarantee that our direct sales force or strategic marketing relationships will succeed in promoting the ThinPrep System, or any other products we are able to develop or acquire, to healthcare providers, third-party payors or clinical laboratories, or that we will sufficiently establish additional marketing and sales channels. While we are currently evaluating marketing and sales channels outside of the United States, including contract sales organizations, distributors and marketing partners, we have established very limited foreign sales channels. We may not be able to establish successful marketing and distribution agreements or other channels for sales outside of the United States. We also cannot guarantee that we will be able to recruit and retain skilled marketing, sales, service and support personnel for our domestic and foreign sales and marketing efforts.

   Our sales are dependent on third-party reimbursement.

   We cannot sell our ThinPrep System for cervical cancer screening in the United States and other countries unless we are able to secure adequate reimbursement from third-party payors such as private insurance plans, managed care organizations, and Medicare and Medicaid. Although a number of managed care organizations in the United States have added the ThinPrep Pap Test to their coverage, we cannot guarantee that reimbursement will increase or continue to be available, or that reimbursement levels will be adequate to enable healthcare providers and clinical laboratories in the United States and other countries to use the ThinPrep System for cervical cancer screening instead of the conventional Pap smear method. We also will be required to secure adequate reimbursement for any new products we develop or obtain, including the Pro Duct ductal lavage device, and we may not be able to do so successfully.

   We have a limited number of customers and a lengthy sales process to generate new customers, which may adversely impact our sales.

   We are dependent on a relatively small number of large clinical laboratory customers in the United States for a significant portion of our sales of the ThinPrep System, and our business may materially suffer if we are unable to increase sales to our existing customers and establish new customers both within and outside the United States. Due in part to a trend toward consolidation of clinical laboratories in recent years and the relative size of the largest United States laboratories, it is likely that a significant portion of ThinPrep System sales will continue to be concentrated among a relatively small number of large clinical laboratories. To generate demand for the ThinPrep Pap Test among clinical laboratories, we must educate physicians and healthcare providers about the clinical benefits and cost-effectiveness of the ThinPrep System. We also need to demonstrate the availability of adequate levels of reimbursement for the ThinPrep Pap Test. This process requires a lengthy sales effort, which makes it difficult and expensive for us to obtain new customers.

   We have a limited operating history.

   We have a limited operating history, which may make it difficult for you to evaluate our business and prospects. We received initial pre-market approval from the FDA to market our ThinPrep System as a replacement for the conventional pap smear in May 1996 and commenced full-scale commercial launch in the United States in 1997. Since that time, we have focused on follow-on product development, obtaining additional regulatory approvals, expanding our manufacturing capabilities, and establishing our marketing and sales capabilities and channels in the United States and internationally. Our future revenues and profitability depend significantly on our ability to successfully market and sell the ThinPrep System and any follow-on products both within and outside of the United States. Due in part to our limited operating history, you should not rely on our historical results of operations as an indication of our prospects for future revenues and profitability.

   We may engage in acquisitions that may harm our operating results, dilute our stockholders, divert management's attention from other important business concerns, and potentially create other difficulties for us.

   On November 30, 2001, we completed the acquisition of Pro Duct, a privately-held company that has developed an FDA approved ductal lavage device designed to improve the evaluation of risk for breast cancer. On February 19, 2002, we signed a definitive agreement to acquire Digene by means of an exchange offer. We may in the future pursue additional acquisitions that we believe could provide us with new technologies, products or service offerings, or enable us to obtain other competitive advantages.

   Acquisitions by us, including our acquisition of Pro Duct and our acquisition of Digene (if we are able to complete it), may involve some or all of the following financial risks:

      .  use of significant amounts of cash;

      .  potential dilutive issuances of equity securities;

      . incurrence of debt or amortization expenses related to certain intangible assets; and

      . future impairment charges related to diminished fair value of businesses acquired as compared to their net book value.

   Such acquisitions also may involve numerous other risks, including:

      .  diversion of management's attention from other business concerns;

      . difficulties associated with assimilating and integrating the personnel, operations and technologies of the acquired companies;

      .  failure to retain key personnel;

      . loss of key customers, customer dissatisfaction or performance problems with the acquired company;

      .  the costs associated with the integration of acquired operations; and

      .  assumption of unknown liabilities.

   We may not be successful in overcoming the risks described above or any other problems associated with our acquisition of Pro Duct or any other acquisitions. Any of these risks and problems could materially harm our business, prospects, and financial condition. Additionally, we cannot guarantee that Pro Duct or any other companies we acquire will achieve anticipated revenues and operating results.

   Our success depends on our ability to manage growth effectively.

   The scope of our operations and facilities, the number of our employees and the geographic area of our operations are growing rapidly, including as a result of acquisitions. If we are not able to manage our growth effectively, our business and financial condition will materially suffer. Our growth may significantly strain our managerial, operational and financial resources and systems. To manage our growth effectively, we will have to continue to implement and improve additional management and financial systems and controls, and to expand, train and manage our employee base. These difficulties will be increased if we are able to complete our acquisition of Digene.

   We have intense competition from other companies.

   We face direct competition from a number of publicly-traded and privately-held companies, including at least one other manufacturer of a thin-layer slide preparation system. The development, FDA approval and commercial marketing of competitive systems for cervical cancer screening could have a material adverse effect on our business and financial condition. Many of our existing and potential competitors have substantially greater financial, marketing, sales, distribution and technical resources than we do, as well as more experience in research and development, clinical trials, regulatory matters, manufacturing and marketing.

   Our quarterly operating results may vary.

   We expect that our operating results will fluctuate significantly in the future. Our quarterly results will depend on a number of factors, many of which are outside our control. These factors include:

      .  the extent to which our products gain market acceptance;

      . the rate and size of expenditures incurred as we expand our domestic and establish our international sales and distribution networks;

      . the timing of approvals of the ThinPrep System and any other new products, including the Pro Duct Health ductal lavage device, for reimbursement by third-party payors;

      .  the timing and size of sales;

      . the likelihood and timing of FDA approval of PMA supplements related to the ThinPrep System and any other new products;

      . the timing and size of expenditures incurred in the research and development of new products; and

      . the introduction and market acceptance of competing products or technologies.

   We currently have limited foreign sales capabilities and cannot guarantee success in foreign markets.

   Although we commenced sales of our ThinPrep System in countries outside the United States in 1998, only a small percentage of our sales to date have been outside of the United States. If we fail to increase our revenues from sales outside of the United States, our business and financial condition may suffer materially. While we continue to evaluate possibilities for new foreign marketing and sales channels, including contract sales organizations, distributors and marketing partners, our current foreign sales channels are very limited. We cannot guarantee that we will successfully develop foreign sales channels or capabilities that will enable us to generate significant revenue from sales outside of the United States. Even if we are able to establish foreign sales capabilities, we may not be able to obtain required third-party reimbursements and regulatory approvals in foreign countries.

   We are uncertain if additional applications of our ThinPrep System will be successful.

   In late 2000 and early 2001, we entered into separate co-promotion agreements for the co-promotion of RDC's COBAS(R) AMPLICOR(R) CT/NG test for the detection of chlamydia and gonorrhea and Digene's Hybrid Capture(R) II HPV DNA Assay for the detection of the human papillomavirus. Each test utilizes our ThinPrep collection vial. We intend to continue to evaluate additional uses of our ThinPrep technology in testing for the presence of other types of cancers and sexually transmitted diseases. We have not yet determined which of these additional applications we will seek to develop, commercialize or promote, alone or with other companies. We cannot guarantee that our agreements with Roche or Digene will be successful, or that we will be able to successfully promote, commercialize or develop additional uses of our technology in connection with testing for other cancers or sexually transmitted diseases.

   We are highly dependent on key personnel.

   We are highly dependent on the principal members of our management and scientific staff. Loss of our key personnel would likely impede achievement of our research and development, operational, or strategic objectives. To be successful, we must retain key employees and attract additional qualified employees.

   Our success depends on our ability to protect our intellectual property rights.

   We rely on a combination of patents, trade secrets, copyrights, trademarks and confidentiality agreements to protect our proprietary technology, rights and know-how. We pursue patent protection in the United States and files corresponding patent applications in certain foreign jurisdictions. We hold seventeen issued United States patents, eleven pending United States patent applications, and corresponding foreign patents or patent applications relating to various aspects of its ThinPrep technology. As part of our acquisition of Pro Duct, we acquired an interest in certain United States patents and patent applications, together with certain corresponding foreign counterparts, owned or licensed by Pro Duct, relating to various aspects of the Pro Duct ductal lavage technology. There can be no assurance, however, that pending patent applications will ultimately issue as patents or that the claims allowed in any of our existing or future patents will provide competitive advantages for our products or will not be successfully challenged or circumvented by competitors. Under current law, certain patent applications filed with the United States Patent and Trademark Office before November 29, 2000 may be maintained in secrecy until a patent is issued. Patent applications filed with the United States Patent and Trademark Office on or after November 29, 2000, as well as patent applications filed in foreign countries, may be published some time after filing but prior to issuance. The right to a patent in the United States is attributable to the first to invent, not the first to file a patent application. We cannot be sure that our products or technologies do not infringe patents that may be granted in the future pursuant to pending patent applications or that our products do not infringe any patents or proprietary rights of third parties. In the event that any relevant claims of third-party patents are upheld as valid and enforceable, we could be prevented from selling our products or could be required to obtain licenses from the owners of such patents or be required to redesign our products to avoid infringement. There can be no assurance that such licenses would be available or, if available, would be on terms acceptable to us or that we would be successful in any attempts to redesign our products or processes to avoid infringement. Our failure to obtain these licenses or to redesign our products would have a material adverse effect on our business.

   Litigation may be necessary to defend against claims of infringement, or to enforce our patents, copyrights, trademarks or trade secrets which could result in substantial cost to, and diversion of effort by us. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

   Our reliance on sole source suppliers could harm our business.

   We currently obtain certain key components of the ThinPrep System, including our propriety filter material, from single sources. We have been increasing our inventory of these components in an effort to reduce this risk. If we are unable to obtain sufficient quantities of these components at reasonable prices and in a timely manner, we will not be able to manufacture our products on a timely and cost-competitive basis, which would materially and adversely affect our business and financial condition.

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical Financial Data of Cytyc Corporation

   The selected consolidated financial data set forth below for each of the years ended December 31, 1997, 1998, 1999, 2000 and 2001 and at December 31, 1997, 1998, 1999, 2000 and 2001 are derived from consolidated financial statements of the Company audited by Arthur Andersen LLP, independent public accountants on [date] and incorporated by reference in this prospectus. The selected consolidated financial data set forth below is qualified in its entirety by, and should be read in conjunction with these consolidated financial statements and related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Cytyc's Annual Report on Form 10-K filed for the fiscal year ended December 31, 2001 incorporated by reference in this prospectus.

                                                               Year Ended December 31,
                                                  ------------------------------------------------
                                                    1997      1998      1999      2000      2001
                                                  --------  --------  --------  --------  --------
                                                        (in thousands, except per share data)
Statements of Operations Data:
Net sales........................................ $ 26,347  $ 44,264  $ 81,100  $142,065  $220,993
Cost of sales....................................    8,006    11,211    15,815    24,565    40,168
                                                  --------  --------  --------  --------  --------
Gross profit.....................................   18,341    33,053    65,285   117,500   180,825
                                                  --------  --------  --------  --------  --------
Operating expenses:..............................
   Research and development......................    6,048     8,419    13,372    14,171    18,975
   In-process research and development...........       --        --        --        --    56,000
   Sales and marketing...........................   31,761    35,332    44,017    55,162    59,161
   General and administrative....................    7,746     8,372     6,765    13,872    16,987
                                                  --------  --------  --------  --------  --------
          Total operating expenses...............   45,555    52,123    64,154    83,205   151,123
                                                  --------  --------  --------  --------  --------
Income (loss) from operations....................  (27,214)  (19,070)    1,131    34,295    29,702
Other income, net................................    5,142     7,341     4,639     4,721     8,006
                                                  --------  --------  --------  --------  --------
Income (loss) before provision for income taxes..  (22,072)  (11,729)    5,770    39,016    37,708
Provision for income taxes.......................       --        --       130       853    25,073
                                                  --------  --------  --------  --------  --------
Net income (loss)................................ $(22,072) $(11,729) $  5,640  $ 38,163  $ 12,635
                                                  ========  ========  ========  ========  ========
Net income (loss) per common and potential common
  share:.........................................
   Basic......................................... $  (0.22) $  (0.11) $   0.05  $   0.34  $   0.11
                                                  ========  ========  ========  ========  ========
   Diluted....................................... $  (0.22) $  (0.11) $   0.05  $   0.32  $   0.10
                                                  ========  ========  ========  ========  ========
Weighted average common and potential common
  shares outstanding:............................
   Basic.........................................  101,358   105,858   107,346   110,754   115,396
   Diluted.......................................  101,358   105,858   112,530   117,960   120,776

                                                    1997      1998      1999      2000      2001
Balance Sheet Data:                               --------  --------  --------  --------  --------
Cash, cash equivalents and short-term investments $ 85,402  $ 69,908  $ 70,368  $ 88,845  $153,242
Total assets.....................................  108,377    97,737   112,328   170,886   386,760
Accumulated deficit..............................  (69,179)  (80,908)  (75,268)  (37,105)  (24,470)
Total stockholders' equity.......................   96,187    85,807    94,991   147,046   350,308

Selected Historical Financial Data of Digene Corporation

   The selected consolidated financial data set forth below with respect to Digene's Consolidated Statements of Operations for the fiscal years ended June 30, 1997, 1998, 1999, 2000, and 2001 and with respect to Digene's Consolidated Balance Sheets at June 30, 1997, 1998, 1999, 2000 and 2001 are derived from the audited Consolidated Financial Statements of Digene which have been audited by Ernst & Young LLP, independent auditors. The financial data for the six month periods ended December 31, 2000 and 2001 are derived from Digene's unaudited consolidated financial statements. The selected consolidated financial data set forth below is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included in Digene's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

                                                                                    Six Months Ended
                                               Fiscal Year Ended June 30,             December 31,
                                      --------------------------------------------  ----------------
                                       1997      1998     1999     2000     2001     2000     2001
                                      -------  --------  -------  -------  -------  -------  -------
                                          (in thousands, except per share loss)
Consolidated Statement of Operations
  Data:
Revenues:
   Product sales..................... $ 9,434  $ 11,980  $17,014  $22,287  $33,544  $14,392  $21,691
   Research and development
     contracts.......................     626        29      453      757      653      535      275
                                      -------  --------  -------  -------  -------  -------  -------
       Total revenues................  10,060    12,009   17,467   23,044   34,197   14,927   21,966
Costs and expenses:
   Cost of product sales.............   3,441     3,848    6,112    7,641   12,089    6,024    5,728
   Research and development..........   4,131     5,285    4,643    6,123    8,120    3,947    4,416
   Selling and marketing.............   5,236    11,972   10,531   10,930   13,012    5,283    8,677
   General and administrative........   4,412     5,690    5,957    6,346    8,336    3,608    4,889
   Amortization of intangible assets.     241       386      150      150      150       75       75
                                      -------  --------  -------  -------  -------  -------  -------
Loss from operations.................  (7,401)  (15,172)  (9,926)  (8,146)  (7,510)  (4,010)  (1,819)
Other income (expense)...............     (36)      (83)    (184)     513      (37)      (3)      13
Interest expense.....................     (84)     (164)     (30)      --      (11)      (1)      (5)
Interest income......................   1,527     1,378      985    1,050    1,194      579      392
                                      -------  --------  -------  -------  -------  -------  -------
Loss from operations before income
  taxes..............................  (5,994)  (14,041)  (9,155)  (6,583)  (6,364)  (3,435)  (1,419)
Provision for income taxes...........      --        48      149      184      117       58      190
                                      -------  --------  -------  -------  -------  -------  -------
Net loss............................. $(5,994) $(14,089) $(9,304) $(6,767) $(6,481)  (3,493)  (1,609)
                                      =======  ========  =======  =======  =======  =======  =======
Basic and diluted net loss per share. $ (0.53) $  (1.06) $ (0.65) $ (0.44) $ (0.39)   (0.21)   (0.10)
                                      =======  ========  =======  =======  =======  =======  =======
Weighted average shares outstanding..  11,394    13,236   14,354   15,296   16,557   16,404   16,907
                                      =======  ========  =======  =======  =======  =======  =======

                                                                                               At
                                                           At June 30,                    December 31,
                                        ------------------------------------------------  ------------
                                          1997      1998      1999      2000      2001        2001
                                        --------  --------  --------  --------  --------  ------------
                                                         (in thousands)
Consolidated Balance Sheet Data:.......
Working capital........................ $ 21,299  $ 28,428  $ 20,499  $ 24,268  $ 26,905    $ 29,213
Total assets...........................   30,207    35,440    28,108    35,785    48,195      55,881
Long-term debt, less current maturities      553        --        --        --     1,000       1,000
Accumulated deficit....................  (25,327)  (39,416)  (48,720)  (55,487)  (61,968)    (63,577)
Total stockholders' equity.............   24,266    31,099    23,687    29,425    26,334      28,919

Selected Unaudited Pro Forma Combined Condensed Financial Data

   The following selected pro forma combined condensed financial data of Cytyc has been derived from the pro forma combined condensed financial information included elsewhere in this registration statement and should be read in conjunction with the pro forma combined condensed financial information and related notes and present the effect of the pending acquisition of Digene by Cytyc, which is to be accounted for as a purchase.

   The following unaudited pro forma statement of operations data for the year ended December 31, 2001 gives effect to the acquisition of Pro Duct, which Cytyc completed in November 2001, and the Digene merger as if the transactions had occurred at January 1, 2001. The following unaudited pro forma balance sheet data as of December 31, 2001 gives effect to the acquisition of Digene as if it had occurred on December 31, 2001.

   The unaudited pro forma condensed combined financial data are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed financial data are not necessarily an indication of the results that would have been achieved had the transaction been consumated as of the dates indicated or that may be achieved in the future.

                                                               Year Ending
                                                               December 31,
                                                                   2001
                                                               ------------
    Pro Forma Combined Condensed Statement of Operations Data:
    Total net sales...........................................   $262,155
    Income from operations....................................     60,502
    Net income................................................     51,583
    Net income per share basic................................       0.36
    Net income per share diluted..............................       0.35
    Shares used in computed basic income per share............    143,881
    Shares used in computed diluted income per share..........    149,261

                                                              As of
                                                           December 31,
                                                               2001
                                                           ------------
        Pro Forma Combined Condensed Balance Sheet Data:
        Cash, cash equivalents, and short term investments   $133,599
        Working capital...................................    132,927
        Total assets......................................    900,591
        Long-term debt, less current portion..............      2,140
        Stockholders' equity..............................    813,901

Comparative Per Share Data

   The following table sets forth (1) certain historical per share data of Cytyc and Digene, and (2) Cytyc and Digene combined per share data on an unaudited pro forma basis after giving effect to the business combination on a purchase basis of accounting. This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined condensed financial information of Cytyc included elsewhere in this prospectus and the historical financial statements of Cytyc and Digene and notes, which are incorporated by reference in this prospectus. The pro forma combined condensed financial data are not necessarily indicative of the operating results that would have been achieved had the business combination been consummated as of the beginning of the periods presented and should not be construed as representative of the results for any future period.

                                                                            Six Months
                                                    Year Ended  Year Ended    Ended
                                                   December 31,  June 30,  December 31,
                                                       2001        2001        2001
                                                   ------------ ---------- ------------
                                                   Cytyc Digene   Digene      Digene
                                                   ----- ------ ---------- ------------
Historical:
   Basic net income (loss) per share.............. $0.11     *    $(0.39)     $(0.10)
   Diluted net income (loss) per share............ $0.10     *    $(0.39)     $(0.10)
   Book value per common share (1)................ $2.89     *    $ 1.57      $ 1.68
   Dividends declared per common share............  None     *      None        None

Pro Forma Combined:
   Basic net income per share (2)................. $0.36     *         *           *
   Diluted net income per share (2)............... $0.35     *         *           *
   Book value per common share.................... $5.42     *         *           *
   Equivalent basic net income loss per share (3).     * $0.43         *           *
   Equivalent diluted net income per share (3)....     * $0.42         *           *
   Equivalent book value per common share (3).....     * $6.72         *           *

--------
*  Not applicable.

(1) The historical book value per common share is computed by dividing stockholders' equity by the number of shares of common stock outstanding as of December 31, 2001 for Cytyc and as of June 30, 2001 and December 31, 2001 for Digene.

(2) The pro forma combined per share information of Cytyc is shown in the Cytyc column by combining Digene's financial data for the same year, including the effects of pro forma adjustments described elsewhere in this registration statement.

(3) The equivalent pro forma combined net income per share amounts and equivalent pro forma combined book value per share amounts for Digene are calculated by multiplying the Cytyc pro forma combined amounts by the exchange ratio of 1.1969 shares of Cytyc common stock for each share of Digene common stock.

Comparative Market Price Information

   The following table sets forth the per share closing price of Cytyc common stock and Digene common stock as reported on the Nasdaq National Market on February 15, 2002, the last trading day prior to the public announcement of the proposed transaction, and on February 27, 2002, the most recent practicable date for which the closing prices were available prior to the date of this prospectus. The table also sets forth the pro forma equivalent market value which was determined based on an exchange ratio of 1.1969 shares of Cytyc common stock per share of Digene common stock, plus cash in the amount of $4.00 per share of Digene common stock. The actual value of the Cytyc stock that a Digene stockholder will receive upon consummation of the offer and the merger may be higher or lower than the prices set forth below. Digene stockholders are advised to obtain current market quotations for Cytyc common stock and Digene common stock.

                       Last Sale Price of Last Sale Price of  Digene Merger
                       Cytyc Common Stock Digene Common Stock  Equivalent
                       ------------------ ------------------- -------------
     February 15, 2002       $20.73             $25.51           $28.81
     February 27, 2002       $23.46             $31.87           $32.08

   See "Market Prices and Dividends" on page 72 for additional market price information.

INTRODUCTION TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

   On February 19, 2002, Cytyc entered into an Agreement and Plan of Merger to acquire Digene (Digene), by means of an exchange offer and subsequent merger of Cruiser, Inc. a wholly-owned subsidiary of Cytyc, with and into Digene Corporation. Digene develops, manufactures and markets proprietary gene-based tests for the screening, monitoring and diagnosis of human diseases. Digene's primary focus is women's cancer and infectious diseases. Cytyc intends to substantially combine and conduct the business operations of Digene as conducted prior to the acquisition.

   The following description relates to the assumptions made and methodology used for purposes preparing this pro forma combined condensed financial information. In connection with the offer and the merger, Cytyc will issue up to an aggregate of 23.5 million shares of Cytyc common stock, par value $0.01 per share, and $78.5 million cash in exchange for all of the outstanding capital stock and shares of Gigene common stock issuable upon exercise of vested options of Digene. In addition, all remaining outstanding unvested common stock options of Digene will immediately become exercisable for cash and shares of Cytyc common stock. The fair value of these unvested options of approximately $28.4 million as determined using the Black Scholes Option Pricing Model, will be recorded as additional purchase price. Cytyc will also accrue $6.5 million related to the cash to be paid upon the exercise of the unvested options. The source of funds for the merger will come from the authorized capital stock of Cytyc and from Cytyc's cash on hand.

   The purchase price and terms for the transaction were determined in arms-length negotiations. The acquisition of Digene is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The aggregate purchase price for Digene is estimated to be approximately $622.0 million of which $78.5 million will be paid in cash, approximately $499.9 million relates to the value of approximately 23.5 million shares of Cytyc common stock, $28.4 million relates to the value of assumed unvested options, $6.5 million to be accrued for the cash to be paid upon the exercise of the assumed unvested options, and approximately $8.7 million is for acquisition related fees and expenses. The aquisition will be accounted for as a purchase in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations" and accordingly, the purchase price will be allocated to the assets and liabilities of Digene based on their fair value. The results of operations of Digene will be included in the results of operations of the combined company upon the effectiveness of the merger.

   The pro forma condensed consolidated financial statements reflect the preliminary purchase price allocation based on Cytyc's best estimate of the fair value of assets to be acquired and the liabilities to be assumed.

   Cytyc engaged a third party appraiser to conduct a preliminary valuation of the intangible assets and to assist in the determination of useful lives for such assets. Based on the preliminary appraisal, the Company allocated approximately $50,000,000 of the purchase price to developed technology and approximately $65,000,000 to in-process research and development, which will be expensed upon closing of the transaction. Due to the non-recurring nature of the in-process research and development charge, the amount has not been included in the pro forma statement of operations. The amount allocated to developed technology is expected to be amortized over its estimated useful life of 8.5 years. As the appraisal is only preliminary, the assumed allocations and estimated lives used in the pro forma combined condensed financial information may differ materially from those recorded by the Company upon the final valuation.

   The preliminary valuation of in-process research and development was determined using the income method. Revenue and expense projections for the in-process research and development project were prepared by Cytyc's management. The preliminary value was determined using the present value of the cash flows from the projections using a range of discount rates of 30-40%. The technologies under development were assessed based on costs incurred to date under the projects and the likelihood of success. In the event that the project is not completed and technological feasibility is not achieved, there is no alternative future use for the in-process technology. The assumptions used for the valuation of the in-process research and development are the responsibility of management and are subject to change.

   In accordance with recently issued SFAS No. 142 "Goodwill and Other Intangible Assets," the goodwill resulting from the acquisition of Digene, estimated to be $429.0 million will not be amortized but rather will be tested at least annually for impairment.

   Based on the timing of the closing of the transaction, finalization of the integration plans and other factors, the final purchase adjustments may differ materially from those presented in the pro forma financial information. A final appraisal of the intangibles will be performed as of the closing date and the allocation adjusted accordingly. The effect of the adjustments on the results of operations will depend on the nature and amount of assets or liabilities adjusted.

   The unaudited pro forma financial information does not purport to represent what the consolidated financial position or results of operations actually would have been if the merger, infact, had occurred on December 31, 2001 or at the beginning of the period presented or to project the consolidated financial position or results of operations as of any future date or any future period.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                               Cytyc Corporation
             Unaudited Pro Forma Combined Condensed Balance Sheet
                            As of December 31, 2001
                            (Amounts in thousands)

                                                      Historical
                                                  ------------------
                                                                       Pro Forma      Pro Forma
                                                   Cytyc     Digene   Adjustments     Combined
                                                  --------  --------  -----------     ---------
CURRENT ASSETS
  Cash and cash equivalents                       $ 71,928  $ 25,163   $(78,487)  (L) $ 41,697
                                                                         23,093   (N)
  Short term investments                            81,314    10,588         --         91,902
  Accounts receivable, net                          50,278     7,267       (544)  (V)   57,001
  Inventories                                       10,698     5,388      2,741   (T)   18,827
  Prepaid expenses and other current assets          1,583     1,466         --          3,049
                                                  --------  --------   --------       --------

TOTAL CURRENT ASSETS                               215,801    49,872    (53,197)       212,476
  Property and equipment, net                       26,662     3,883         --         30,545
  Note receivable                                       --       406         --            406
  Patented technology                                  211        --         --            211
  Acquired developed technology and know-how        18,878        --     50,000   (M)   68,878
  Goodwill and other intangibles                    94,881       976    428,995   (M)  524,852
  Other assets, net                                  6,842       744         --          7,586
  Deferred tax asset, net                           23,485        --     32,152   (S)   55,637
                                                  --------  --------   --------       --------
                                                   170,959     6,009    511,147        688,115
                                                  --------  --------   --------       --------
TOTAL ASSETS                                      $386,760  $ 55,881   $457,950       $900,591
                                                  ========  ========   ========       ========
CURRENT LIABILITIES
  Accounts payable                                $  9,325  $  5,247   $     --       $ 14,572
  Accrued expenses                                  24,789     6,803      6,561   (L)   54,868
                                                                          8,683   (L)
                                                                          3,500   (W)
                                                                          1,500   (O)
                                                                          1,414   (Q)
                                                                          2,500   (U)
                                                                           (882)  (V)
  Deferred revenue                                   1,501     8,609         --         10,110
                                                  --------  --------   --------       --------
TOTAL CURRENT LIABILITIES                           35,615    20,659     23,276         79,550
  Notes payable, net of current portion                 --     1,000         --          1,000
  Deferred liability                                    --     5,000         --          5,000
  Other long-term liabilities                          837       303         --          1,140
                                                  --------  --------   --------       --------
TOTAL LIABILITIES                                   36,452    26,962     23,276         86,690
STOCKHOLDERS' EQUITY
  Common stock                                       1,214       172        235   (L)    1,449
                                                                           (172)  (R)
  Additional paid-in capital                       376,092    92,372    528,020   (L)  904,112
                                                                        (92,372)  (R)
  Accumulated deficit                              (24,470)  (63,577)   (65,000)  (I)  (89,132)
                                                                         63,577   (R)
                                                                            338   (V)
  Deferred stock compensation                         (999)      (48)        48   (R)     (999)
  Accumulated other comprehensive (income) loss     (1,529)       --         --         (1,529)
                                                  --------  --------   --------       --------
TOTAL STOCKHOLDERS' EQUITY                         350,308    28,919    434,674        813,901
                                                  --------  --------   --------       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $386,760  $ 55,881   $457,950       $900,591
                                                  ========  ========   ========       ========

                               Cytyc Corporation
        Unaudited Pro Forma Combined Condensed Statement of Operations
                     For the year ended December 31, 2001
                 (Amounts in thousands, except per share data)

                                                            Historical
                                        --------------------------------------------------
                                                                    Pro Duct                           Digene
                                                                    Pro Forma     Pro Forma           Pro Forma      Pro Forma
                                         Cytyc    Pro Duct         Adjustments      Cytyc   Digene   Adjustments     Combined
                                        --------  --------         -----------    --------- -------  -----------     ---------
Net sales                               $220,993  $    508           $    --      $221,501  $41,235   $   (581) (V)  $262,155
Cost of sales                             40,168       604                --        40,772   11,792         --         52,564
                                        --------  --------           -------      --------  -------   --------       --------
   Gross profit                          180,825       (96)               --       180,729   29,443       (581)       209,591
Operating Expenses
   Research and development               18,975     3,485               ---        22,460    8,589         --         31,049
   Inprocess research and development     56,000        --            56,000  (C)       --       --     65,000  (I)        --
                                              --        --                --            --       --    (65,000) (J)        --
   Sales and marketing                    59,161     4,438                --        63,599   16,406       (919) (V)    79,086
   General and administrative             16,987     4,134             1,520  (A)   22,641    9,767      5,882  (G)    38,290
   Stock-based compensation                   --        --               664  (D)      664       --         --            664
                                        --------  --------           -------      --------  -------   --------       --------
      Total Operating Expenses           151,123    12,057            53,816       109,364   34,762      4,963        149,089
Income (loss) from operations             29,702   (12,153)           53,816        71,365   (5,319)    (5,544)        60,502
Interest income (expense), net             5,412     1,282             1,863  (B)    4,831      993     (2,681) (H)     3,143
Other income (expense), net                 (493)      390                --          (103)     (22)        --           (125)
Litigation settlement                      3,087        --                --         3,087       --         --          3,087
                                        --------  --------           -------      --------  -------   --------       --------
Income (loss) before income taxes         37,708   (10,481)           51,953        79,180   (4,348)    (8,225)        66,607
Provision (benefit) for income taxes      25,073        --            (5,521) (E)   19,552      249     (4,778) (P)    15,023
                                        --------  --------           -------      --------  -------   --------       --------
Net income (loss)                       $ 12,635  $(10,481)          $57,474      $ 59,628  $(4,597)  $ (3,447)      $ 51,584
                                        ========  ========           =======      ========  =======   ========       ========
Net income per common and per potential
 common share
   Basic                                $   0.11                                  $   0.50                           $   0.36
                                        ========                                  ========                           ========
   Diluted                              $   0.10                                  $   0.47                           $   0.35
                                        ========                                  ========                           ========
Weighted Average Shares Outstanding
   Basic                                 115,396                       5,000  (F)  120,396       --      23,485  (K)  143,881
                                        ========                                  ========                           ========
   Diluted                               120,776                       5,000  (F)  125,776       --      23,485  (K)  149,261
                                        ========                                  ========                           ========

BASIS OF PRESENTATION

   The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 gives effect to the acquisition of Pro Duct, which Cytyc completed in November 2001 and the aquisition of Digene as if each transaction had occurred on January 1, 2001. The unaudited pro forma combined consensed statement of operations includes the results of Cytyc for the year ended December 31, 2001, the results of Pro Duct for the period from January 1, 2001 through the date of acquisition and the results of Digene for the twelve months ended December 31, 2001. The unaudited pro forma combined condensed balance sheet as of December 31, 2001 gives effect to the aquisition of Digene as if it had occurred on December 31, 2001.

   The estimated purchase price of the merger is $622.0 million, which is composed of $78.5 million in cash, the issuance of $23.5 million shares of Cytyc common stock in exchange for all the outstanding capital stock and vested common stock options of Digene, valued at $499.9 million, and $8.7 million in acquisition related fees and expenses. In addition, the purchase price includes the value of the remaining outstanding unvested common stock options of Digene that will vest under their original terms due to the change in control and will convert into options of Cytyc based on the conversion ratio in the merger agreement. The fair value of these unvested options of approximately $28.4 million, as determined using the Black Sholes Option Pricing model will be recorded as additional purchase price. Cytyc will also accrue $6.5 million related to the cash to be paid upon the exercise of the unvested options. Below is a table of the estimated purchase price allocation for the Digene acquisition as of December 31, 2001. The purchase price allocation is subject to further changes based on final integration plans and final valuations and appraisals.

             Tangible net assets acquired, at fair value $  77,991
             In-process research and development........    65,000
             Developed Technology and know-how..........    50,000
             Goodwill and other intangibles.............   428,995
                                                         ---------
                    Total............................... $621,986

Adjustments to record the acquisition of Pro Duct:

A   Gives effect to amortization of developed technology and know-how from the Pro Duct
    acquisition                                                                                            1,520
B   Gives effect to a reduction in interest income related to the utilization of $38,500,000 in cash for
    the acquisition of Pro Duct                                                                            1,863
C   To reverse the write-off of in-process research and development costs recorded in connection with the Pro Duct acquisition, as required by Article 11 of S-X, the unaudited pro forma combined condensed statements of operations excludes material non-recurring charge which
    result within twelve months following an acquisition                                                 (56,000)
D   To record the amortization of stock-based compensation related to unvested options to purchase
    common stock assumed in the Pro Duct acquisition                                                         664
E   To reflect the income tax effects assuming a 38% effective rate                                        5,521
F   To record the issuance of shares to the Pro Duct shareholders                                          5,000
Adjustments to record acquisition of Digene 2001:
G   Gives effect to the amortization of development technology and know-how related to the merger          5,882
H   Gives effect to a reduction in interest income related to the utilization of $78.5 million in cash for the acquisition of Digene for the twelve months ended December 31, 2001 net of cash
    received from common stock options exercised of $23.1 million                                          2,681
I   To record write-off of in-process research and development costs in connection with the merger        65,000

J   As required by Article 11 of S-X, the unaudited pro forma combined condensed statements of operations excludes material non-recurring charges which result within twelve months
    following an acquisition                                                                   (65,000)
K   To record the issuance of shares in relation to the merger                                  23,485
L   To record purchase price, including cash paid, issuance of common stock, value of unvested stock options, accrued cash to be paid to holders of unvested stock options and accrued
    estimated acquisition related fees and expenses                                            621,986
M   To record developed technology and know-how                                                 50,000
                                                                                               428,995
    To record goodwill and other intangibles                                                   ------
                                                                                               478,995
N   To record cash received upon exercise of vested common stock options                        23,093
O   To record reserve for termination of a distribution agreement as a result of the merger      1,500
P   To reflect the income tax effects assuming a 38% effective rate                              4,778
                                                                                               ------
Q.. To record reserve for closure of Digene's Brazilian subsidiary                               1,414
R   To eliminate Digene stockholders' equity as of December 31, 2001:
              Common stock                                                                         172
              Additional paid-in capital                                                        92,372
              Accumulated deficit                                                              (63,577)
              Deferred compensation                                                                (48)
S   To record net deferred tax asset in accordance with SFAS No. 109                            32,152
T   To state acquired inventory at its estimate fair value                                       2,741
U   To record reserve for lease loss                                                             2,500
V   Eliminate transactions between Digene and Cytyc under a Co-promotion agreement:
              Revenue                                                                              581
              Marketing expense                                                                    919
              Accounts receivable                                                                  544
              Accrued expenses                                                                     882
W   To record reserve for relocation and other personnel related costs                           3,500

                                 THE COMPANIES

Cytyc Corporation

   We design, develop, manufacture and market a sample preparation system for medical diagnostic applications. Our ThinPrep System allows for the automated preparation of cervical cell specimens on microscope slides for use in cervical cancer screening, as well as for the automated preparation of other cell specimens on microscope slides for use in non-gynecological testing applications. We believe that the ThinPrep System improves accuracy in the detection of cervical cancer and precancerous lesions by making the slide more representative of the patient's clinical condition, improving preservation of the sample, standardizing the presentation of cells on the slide, and reducing the presence of mucus, blood and other obscuring debris.

   We received initial pre-market approval from the FDA to market our ThinPrep System as a replacement for the conventional pap smear in May 1996. We commenced the full-scale commercial launch of the ThinPrep System for cervical cancer screening in the United States in 1997 and in selected international markets in 1998. In May 2000, the FDA approved the ThinPrep(R) 3000 Processor, our next-generation processor for automated sample preparation. In January 2002, we submitted a PMA Application to the FDA for the ThinPrep Imaging System to aid in cervical cancer screening.

   On November 30, 2001, Cytyc acquired Pro Duct Health, Inc., a privately-held company that has developed an innovative, FDA-approved ductal lavage device designed to enhance the evaluation of risk for breast cancer.

   Cytyc was incorporated in Delaware in 1987. Its principal offices are located at 85 Swanson Road, Boxborough, Massachusetts 01719, (978) 263-8000.

Cruiser, Inc.

   Cruiser, Inc. is a Delaware corporation and a wholly-owned subsidiary of Cytyc. Cruiser, Inc. was organized on February 14, 2002 solely for the purposes of acquiring the Cytyc shares tendered in the offer and merging with Digene in the merger. It has not carried on any activities other than in connection with the merger agreement.

   Cruiser, Inc. is headquartered at 85 Swanson Road, Boxborough, Massachusetts 01719, (978) 263-8000.

Digene Corporation

   Digene develops, manufactures and markets a proprietary gene-based testing system for the screening, monitoring and diagnosis of human diseases. Its primary focus is in women's cancers and infectious diseases. Digene has applied its Hybrid Capture technology to develop a successful diagnostic test for human papillomavirus, or HPV, which is the primary cause of cervical cancer and is found in greater than 99% of cervical cancer cases. In addition to its HPV Test marketing efforts, Digene is focusing its commercialization strategy in two areas: diagnostic testing and genomics research.

   Digene was incorporated in Delaware in 1987. Its principal executive offices are located at 1201 Clopper Road, Gaithersburg, Maryland 20878, (301) 944-7000.


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                            BACKGROUND OF THE OFFER


   Because of the complementary nature of the respective businesses and technologies of Cytyc and Digene, the two companies have periodically engaged in discussions concerning potential strategic transactions between the companies for several years. Many of the initial discussions, though tentative in nature, were driven principally by the companies' perception that they could realize strategic synergies if they were to combine and leverage their product offerings and marketing and distribution channels.

   In February 2000, Cytyc's Board of Directors discussed the financial and strategic aspects of potential strategic transactions involving Digene, including a business combination. Patrick Sullivan and Daniel Levangie of Cytyc met with Evan Jones and Charles Fleischman of Digene in early March 2000 to explore the possibility of a potential business combination transaction between the companies. Shortly after that meeting, Charles Fleischman contacted Goldman, Sachs & Co. ("Goldman Sachs") regarding possible representation of Digene with respect to any discussions with Cytyc, but Digene did not enter into an engagement letter with Goldman Sachs. Limited discussions between Patrick Sullivan and Evan Jones continued until April 2000 when discussions were terminated without any agreement having been reached.

   In May 2000, Cytyc and Digene briefly engaged in discussions concerning the co-promotion of Digene's human papillomavirus product from Cytyc's ThinPrep vial.

   Beginning in early June 2000, Cytyc and Digene renewed discussions regarding a possible business combination between the parties. Digene executed an engagement letter with Goldman Sachs as of June 24, 2000 with respect to the proposed business combination with Cytyc. Senior members of Cytyc management and representatives of Morgan Stanley Dean Witter ("Morgan Stanley"), whom Cytyc had asked to assist in its discussions with Digene, met later that month with senior members of Digene management and representatives of Goldman Sachs at Morgan Stanley's offices in New York City to discuss the terms of a possible transaction. The parties also began the preliminary exchange of due diligence materials relating to the proposed transaction, and began to negotiate the terms of a confidentiality agreement and limited exclusivity arrangement with respect to their negotiations.

   In early July 2000, Morgan Stanley and Goldman Sachs exchanged financial models relating to the proposed acquisition. At two meetings in July 2000, Digene's board of directors discussed a possible strategic transaction between Digene and Cytyc. Cytyc and Digene held two additional meetings with their respective financial advisors to discuss the proposed terms, including issues relating to valuation and transition. In mid-July 2000, the parties executed a confidentiality agreement that included a no-shop provision providing for a limited period of exclusive negotiations between the parties with respect to the proposed transaction. In early August 2000, the parties formally terminated these discussions, with no agreement having been reached, and Digene terminated its engagement of Goldman Sachs.

   Beginning in October 2000, representatives of Cytyc and Digene began discussions regarding a possible agreement between the parties to co-promote the benefits of testing for human papillomavirus using Digene's Hybrid Capture 2 HPV DNA Assay directly from Cytyc's ThinPrep collection vial. Negotiations continued throughout the fall of 2000. The parties executed a Co-Promotion Agreement in January 2001.

   In April 2001, Evan Jones and Charles Fleischman participated as presenters at Cytyc's national sales meeting related to the Co-Promotion Agreement. Messrs. Sullivan and Levangie of Cytyc met with Messrs. Jones and Fleischman at that time and discussed the possibility of restarting discussions regarding a broader strategic relationship between the companies. Those discussions ended without any agreement having been reached.

   In May 2001, Patrick Sullivan contacted Evan Jones regarding renewing discussions, but Mr. Jones informed Mr. Sullivan that Digene had recently signed a letter agreement with another potential collaborative partner, which, according to Mr. Jones, provided for a period of exclusivity that would prevent Digene from engaging in further discussions with Cytyc at that time.

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

   Between June and September 2001, discussions between Cytyc and Digene were limited to the subject of the companies' existing Co-Promotion Agreement.

   In September 2001, Digene's Board of Directors again discussed the level of interest in a transaction between Digene and Cytyc. In early October 2001, Evan Jones contacted Patrick Sullivan concerning Digene's interest in renewing discussions concerning a business combination. Patrick Sullivan and Daniel Levangie met with Evan Jones to discuss potential terms, including with respect to valuation. Mr Jones promptly updated the Digene Board of Directors with respect to the results of that meeting, including the terms of the proposal made by Cytyc. Beginning on or about October 3, 2001, principals of Digene and Cytyc and their respective investment banking and legal advisors, met at the offices of Cytyc's outside legal counsel, Testa, Hurwitz & Thibeault, LLP ("Testa, Hurwitz & Thibeault"), to negotiate the terms of a potential acquisition of Digene by Cytyc. Cytyc and Digene executed a confidentiality agreement that included a no-shop provision providing for a limited period of exclusive negotiations between the parties with respect to the proposed transaction. The parties engaged in negotiations of the terms of the proposed acquisition over the following three days, including with respect to valuation, deal protective devices, and employee transition and compensation issues. The companies also exchanged and discussed due diligence. Testa, Hurwitz & Thibeault presented a draft of a merger agreement to Digene and its advisors on or about October 6, 2001. The discussions were formally terminated on or about October 7, 2001, with no agreement having been reached.

   Between October 8, 2001 and the beginning of February 2002, the only discussions between Cytyc and Digene related to their existing Co-Promotion Agreement.

   On Friday, February 8, 2002, Patrick Sullivan contacted Evan Jones to indicate that Cytyc would be interested in renewing discussions regarding an acquisition of Digene by Cytyc. Mr. Sullivan spoke to Mr. Jones two times during the evening of February 8, during which time they discussed valuation and basic deal terms.

   The transaction presented was a cash and stock exchange offer followed by a merger, which was to be effected as a tax-free reorganization. On February 9 and 10, Mr. Sullivan had several discussions by telephone with Mr. Jones and Mr. Fleischman concerning the proposed transaction, including discussions of the proposed valuation and other detailed business and legal terms. The parties discussed in detail the timing and nature of any future negotiations and the expected due diligence process that would be undertaken in the event the companies were to decide to move forward with the transaction. U.S. Bancorp Piper Jaffray ("Piper Jaffray") assisted Cytyc in these negotiations and engaged in discussions with Goldman Sachs.

   On February 11 and 12, 2002, representatives of Digene conducted internal meetings to review the proposed transaction. These reviews reinforced Digene's belief that an excellent strategic and tactical fit between the two companies existed.

   Digene's board of directors conducted a telephonic meeting on February 13, 2002, at which time Digene management and representatives of Digene's outside counsel, Ballard Spahr Andrews & Ingersoll, LLP ("Ballard Spahr"), reported to the directors on the status of discussions with Cytyc. Representatives of Goldman Sachs, which previously had provided financial advice to Digene, were also present at the meeting and led a preliminary oral discussion of the proposed transaction, including an oral discussion of the potential premium to stockholders and a review of comparable recent transactions. Goldman Sachs also briefed the Digene board of directors on the current status of discussions with Cytyc and its investment bankers and legal advisors. After discussing the proposed transaction, the Digene board of directors authorized senior management to continue discussions with Cytyc with the goal of completing definitive acquisition documentation consistent with the parameters discussed by the board. The Digene board of directors instructed management to present the final documents, together with any other material agreements related to the proposed transaction, as finally negotiated, to the Digene board of directors for its consideration and action at a future meeting. The board of directors also authorized management to formally engage Goldman Sachs as Digene's financial advisor as of February 10, 2002 and to enter into a confidentiality and no-shop agreement with Cytyc.

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

   On or about February 13, 2002, Cytyc and Digene executed a confidentiality agreement that included a no-shop provision providing for a limited period of exclusive negotiations between the parties with respect to the proposed transaction. Over the next two days, representatives of both companies and their financial and legal advisors conducted several telephonic meetings to negotiate the terms of the proposed transaction. On February 14, Piper Jaffray presented an overview of the contemplated proposal and preliminary valuation analysis of Digene to the finance committee of the Cytyc board of directors.

   On Saturday, February 16, representatives of Cytyc and Digene management and the companies' respective financial and legal advisors met telephonically, met at the offices of Testa, Hurwitz & Thibeault, and met at Digene, to begin detailed due diligence discussions and move forward with negotiations and finalizing the definitive acquisition agreements. Each company responded to detailed due diligence requests of the other company and began the exchange of due diligence information and documentation. Also on February 16, Cytyc provided Digene with a draft Agreement and Plan of Merger.

   On February 17, the parties continued detailed due diligence discussions and information exchanges and began negotiating the Merger Agreement. Testa, Hurwitz & Thibeault also presented Digene and its counsel with drafts of the Stockholders' Agreement and Transaction Option Agreement.

   The parties continued negotiating the Merger Agreement over the remainder of the holiday weekend. By the morning of February 19, the terms and conditions of the Merger Agreement and related agreements were substantially final.

   Late in the evening of February 18, Cytyc convened a special meeting of its Board of Directors by telephone and, after detailed presentations by and discussions with Cytyc management, Piper Jaffray and Testa, Hurwitz & Thibeault with respect to the terms of the proposed Offer and Merger and the results of Cytyc's due diligence investigation, the Cytyc Board unanimously approved the Offer and Merger on the terms set forth in the Merger Agreement and related definitive agreements and subject to the satisfactory completion of due diligence and the definitive documentation prior to the opening of U.S. markets on the following morning of February 19.

   Late in the evening of February 18, Digene convened a special telephonic meeting of the Digene Board of Directors at which Digene management and representatives of Ballard Spahr and Goldman Sachs reported on the status of negotiations. Early in the morning of February 19, Digene convened another special telephonic meeting of the Digene Board of Directors at which Digene management and representatives of Ballard Spahr and Goldman Sachs presented the Board with the final Merger Agreement and related agreements. Representatives of Ballard Spahr and members of Digene's management then delivered reports as to the results of their due diligence investigation of Cytyc. Representatives of Ballard Spahr also reviewed the proposed terms of the Merger Agreement and the related agreements with the Digene Board of Directors. Goldman Sachs reviewed its financial analysis with respect to the proposed Offer and Merger and delivered an oral opinion, subsequently confirmed in writing, that as of February 19, 2002, and subject to the assumptions made, matters considered and based upon the review undertaken in connection with its opinion, the consideration proposed to be paid by Cytyc in the Offer and the Merger pursuant to the Merger Agreement is fair from a financial point of view to the holders of Digene Common Stock. After consideration of these presentations and its prior deliberations, the directors unanimously approved the Offer, the Merger and the Merger Agreement and the other agreements contemplated thereby, authorized management to complete and execute the Merger Agreement and related agreements and recommended that Digene's stockholders accept the Offer to tender their shares of Digene Common Stock and approve the Merger.

   Later in the morning on February 19, 2002, upon the conclusion of the Digene board meeting, Cytyc and Digene executed the Merger Agreement and related definitive agreements and, shortly thereafter, publicly announced the transaction.

                     REASONS FOR THE OFFER AND THE MERGER

    . Leverage Complementary Products, Technologies and Business Models to Drive Product Development, Grow Revenues and Improve Standard of Care

       o We believe the combination of Digene's and Cytyc's product offerings will provide the women's healthcare market with an integrated solution for cervical cancer screening and testing for infectious diseases, including HPV, Chlamydia and Gonorrhea, which we expect will improve the standard of care in screening and prevention of those diseases in the United States and abroad.

       o We believe the acquisition will enable the more rapid and cost-effective development of additional diagnostic tests from our ThinPrep Pap Test vial through the use of Digene's molecular diagnostics capabilities and its Hybrid Capture technology platform.

       o We believe the potential exists for HPV testing as a primary cervical cancer screening tool in conjunction with the ThinPrep Pap Test.

       o The acquisition creates the potential for more readily combining Digene's molecular testing capabilities with Cytyc's newly-acquired ductal lavage procedure for the screening and diagnosis of breast cancer.

    .  Leverage Cytyc's Sales and Marketing Experience

       o We expect that Cytyc's established sales and marketing organization will be able to accelerate the commercial adoption of Digene's molecular diagnostic technology.

    .  Cost Savings and Synergies

       o We believe we may realize significant sales and marketing and manufacturing cost synergies due to the complementary nature of Cytyc's and Digene's products and business models.

    .  Leverage Intellectual Property Across Product Lines

       o We believe the combination of Cytyc and Digene will allow for a broader portfolio of intellectual property to be leveraged across the combined company's portfolio of products, which we expect to enhance the capabilities, protection, and price performance of existing products and those in development by both companies.


                 Recommendation of Digene's Board of Directors

   In approving the offer, the merger agreement and the transactions contemplated by the merger agreement, and recommending that all holders of Digene common stock accept the offer to tender their shares of Digene common stock pursuant to the Offer, Digene's board of directors considered a number of factors, including:

    . the complementary nature of the respective businesses of Digene and Cytyc, including their product focus on cervical cancer screening and women's health, and their technical capabilities and research programs, as well as the potential for growth and new product offerings in the diagnostic testing market;

    . the present business, assets, technology, financial condition and prospects of Digene both in the absence of the merger and if the transaction were to occur, and the enhanced ability of Digene to grow and expand its business through consolidation with Cytyc;

    . the opportunity for the holders of Digene common stock to participate in a larger and more diversified company and, as stockholders of the combined company, to benefit from any future growth of the combined company;

    . the desire to afford Digene's stockholders the opportunity to obtain the best possible value for their shares in light of Digene's present financial condition and circumstances;

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

    . the likelihood that the combination of Digene and Cytyc would create a leading company in the field of women's cancers and infectious diseases diagnostics for the following reasons:

       o as a result of the combination, Cytyc would have two leading products in the field of women's cancer diagnostics in the ThinPrep(R) Pap Test(TM) and the Hybrid Capture(R) 2 HPV Test;

       o the views of Digene's management that Cytyc represents an attractive strategic merger partner because of Cytyc's familiarity with Digene's technology; and

       o the combination could significantly improve the long-term financial profile of both companies through synergies and by accelerating the combined company's growth prospects;

    . historical information concerning Cytyc's and Digene's respective businesses, financial performance and condition, operations, technology, management and competitive position;

    . current financial market conditions and historical market prices, volatility and trading information with respect to Cytyc's common stock and Digene common stock;

    . the implied offer price of $28.81 as of February 19, 2002 representing a premium of 12.9% over the closing price of Digene common stock on the Nasdaq National Market on February 15, 2002, the last full trading day prior to the board of directors' approval of the merger agreement, as well as 23.4%, 14.5% and 1.9% premiums over the average of the closing prices for the one week, one month and three months, respectively, ending on February 15, 2002;

    . the financial and other terms of the offer, the merger and the merger agreement, including the benefits of the transaction being structured as a first-step tender offer and second-step merger, which may provide Digene stockholders with an opportunity to receive shares of Cytyc common stock and cash on an accelerated basis;

    . the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are fair and reasonable;

    . the likelihood that the offer and merger would be consummated, including the limited conditions to the Offer, as well as the experience, reputation and financial condition of Cytyc;

    . the stockholders agreement to be entered into between Cytyc, Cruiser, Digene and Digene's directors and officers and certain beneficial holders of Digene's common stock, employment and other agreements between Digene and its executive offices and the resulting potential conflicts of interest of management with respect thereto;

    . the transaction option agreement pursuant to which Digene shall, if required, issue sufficient shares to Cruiser to permit a "short-form" merger under Delaware law;

    . Cytyc's willingness to move quickly to consummate the transaction and Digene's and Cytyc's familiarity with each other's product offerings and business generally, including due to prior discussions regarding a strategic transaction;

    . reports from management, legal advisors and financial advisors as to the results of their due diligence investigation of Cytyc;

    . the presentation of Goldman Sachs and the opinion of Goldman Sachs to the effect that, as of February 19, 2002, and subject to the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, the consideration proposed to be paid by Cytyc in the offer and the merger pursuant to the merger agreement is fair from a financial point of view to the holders of Digene common stock. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this prospectus and a description of the financial analyses underlying such opinion is included in this prospectus under "The Offer--Opinion of Financial Advisor to Digene."

    . potential conflicts of interest of management in general with respect to the merger and the offer.

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

   Digene's board of directors also considered the terms of the merger agreement regarding Digene's rights to consider and negotiate other acquisition proposals, as well as the possible effects of the provisions regarding termination fees that might be payable by Digene in certain circumstances in the merger agreement were to be terminated. In addition, the Digene board of directors was advised that the offer and the merger, together, will qualify as a reorganization for United States federal income tax purposes, in which case Digene's stockholders who are U.S. taxpayers and who participate in the offer of the merger (without considering any stockholder's unique circumstances) generally will recognize gain (but not loss) in an amount equal to the lesser of (a) the excess (if any) of (i) the amount of cash and the fair market value of the Cytyc common stock received in the exchange over (ii) the stockholder's adjusted tax basis in the Digene common stock, and (b) the amount of cash received in the exchange. Digene's board of directors also considered various alternatives to the offer and the merger, including remaining as an independent company. Digene's board of directors believed that these factors supported the board's recommendation of the offer and the merger when viewed together with the risks and potential benefits of the offer and the merger. Digene's board of directors also identified and considered a variety of other important factors in their deliberations concerning the offer and the merger, including, but not limited to:

    . the risk that the potential benefits sought in the offer and the merger might not be fully realized;

    . certain risks applicable to Cytyc's business (see the information contained under the caption "Risk Factors" in the prospectus);

    . the risks and uncertainties associated with the FDA licensure process and the possibility that developments in the licensure process could have a significant impact on Digene's stock price and a destabilizing effect on the offer and the merger;

    . the possibility that the offer and the merger might not be completed, and the effect of public announcement of the offer and the merger on Digene's collaborative arrangements and on the prospects for FDA approval of the DNA Pap for which a PMA supplement is presently pending;

    . the loss of the potential benefits to Digene of remaining independent, including realizing the benefits of the successful commercialization of the DNA Pap and other products if FDA approval were received;

    . the uncertainties and potential disadvantages of alternatives to the proposed merger, including Digene continuing to operate as an independent company, attempting to raise additional capital, selling all or a portion of its assets, merging with a different strategic partner, as well as the impact, short-term and long-term, of such alternatives on the value of Digene; and

    . the effect of the merger on Digene's employees, including the existing employment contracts between Digene and Evan Jones, Charles M. Fleischman, Donna Marie Seyfried and Joseph P. Slattery, which provide for certain payments to them in the event they are terminated without cause.

   Digene's board of directors believed that these risks were outweighed by the potential benefits of the offer and the merger.

   The foregoing discussion of the information and factors considered by the Digene board of directors is not intended to be exhaustive but is believed to include the material factors considered by the board of directors. In view of the wide variety of factors, both positive and negative, considered by the board of directors, the board of directors did not find it practical to, and it did not, quantify or otherwise assign relative weight to the specific factors considered. Rather, the board of directors viewed their positions and recommendations as being based on the totality of the information presented to and considered by the board of directors. In addition, individual members of the board of directors may have given different weight to different factors.

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                                   THE OFFER

   We are offering to acquire each outstanding share of Digene common stock validly tendered and not properly withdrawn at a price per share of (i) $4.00 in cash and (ii) 1.1969 shares of Cytyc common stock, subject to the terms and conditions described in this prospectus and the related letter of transmittal.

   You will not receive any fractional shares of Cytyc common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive as described below.

   The expiration date shall refer to 12:00 midnight, New York City time, on March 28, 2002, unless we extend the period of time for which the offer is open, in which case the term expiration date means the latest time and date on which the offer, as so extended, expires.

   If you are the record owner of your shares and you tender your shares directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. Any transfer taxes on the exchange of Digene common shares pursuant to the offer will be paid by you.

   We are making this offer in order to acquire all of the outstanding shares of Digene common stock. We intend, as soon as possible after completion of the offer, to have Cruiser, Inc., the purchaser in the offer, merge with Digene. The purpose of the merger is to acquire all Digene shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of Digene common stock, except for treasury shares of Digene and shares that we hold for our own account, would be converted into the same number of Cytyc shares and cash per Digene share as is paid in the offer.

   Our obligation to exchange shares of Cytyc common stock and cash for Digene shares pursuant to the offer is subject to several conditions referred to below under Conditions of the offer, including the minimum tender condition, the regulatory clearance condition and other conditions that are discussed below.

Timing of Our Offer

   Our offer is scheduled to expire at 12:00 midnight, New York City time, on March 28, 2002, but we are obligated, with some exceptions, to extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. For more information, you should read the discussion under the caption Extension, Termination and Amendment.

Extension, Termination and Amendment

   We expressly reserve the right to, in our sole discretion, and shall at the request of Digene (subject to the provisions of the merger agreement), at any time or from time to time, extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of the extension to the exchange agent. If we decide to so extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to the provisions of the merger agreement, we are not making any assurance that we will exercise our right to extend our offer, although pursuant to the merger agreement, subject to exceptions, at the request of Digene, we will be obligated to do so until all conditions to the offer have been satisfied or waived. During an extension, all Digene shares

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

previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your Digene shares. You should read the discussion under the caption Withdrawal Rights for more details.

   Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, but subject to the provisions of the merger agreement, at any time or from time to time, (a) to delay acceptance for exchange of or, regardless of whether we previously accepted Digene shares for exchange, exchange of any Digene shares pursuant to our offer or to terminate our offer and not accept for exchange any Digene shares not previously accepted, or exchanged, upon the failure of any of the conditions of the offer to be satisfied and (b) to waive any condition, other than the regulatory clearance condition and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the Cytyc shares to be issued in our offer or otherwise amend the offer in any respect, by giving oral or written notice of the waiver or amendment to the exchange agent and by making a public announcement. We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

   We confirm to you that if we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of Digene shares being sought or the consideration offered to you, that change will apply to all holders whose Digene shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period. For purposes of our offer, a business day means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

   We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of Digene shares in the offer if the requirements under Exchange Act Rule 14d-11 have been met. You will not have the right to withdraw Digene shares that you tender in the subsequent offering period, if any.

Exchange of Digene Shares; Delivery of Cytyc Common Stock and Cash

   Upon the terms and subject to the conditions of our offer including, if the offer is extended or amended, the terms and conditions of the extension or amendment, we will accept for exchange, and will exchange, Digene shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange or the exchange of Digene shares in order to comply with any applicable law. In all cases, exchange of Digene shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of certificates for those Digene shares (or a confirmation of a book-entry transfer of those Digene shares in the exchange agent's account at The Depository Trust Company, which we refer to as the DTC), a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document and any other required documents.

   For purposes of the offer, we will be deemed to have accepted for exchange Digene shares validly tendered and not properly withdrawn as, if and when we notify the exchange agent of our acceptance of the tenders of

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

those Digene shares pursuant to the offer. The exchange agent will deliver Cytyc common stock and cash (including cash instead of any fractional shares of Cytyc common stock) in exchange for Digene shares pursuant to the offer as soon as practicable after receipt of our notice. The exchange agent will act as agent for Cytyc for the purpose of receiving Cytyc common stock and cash (including cash to be paid instead of any fractional shares of Cytyc common stock) and transmitting the stock and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

   If we do not accept any tendered Digene shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more Digene shares than are tendered, we will return certificates for the unexchanged Digene shares to the tendering stockholder or, in the case of Digene shares tendered by book-entry transfer of unexchanged Digene shares into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering," those Digene shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

   Exchange for Shares Tendered. In all cases (including during any subsequent offering period), we will exchange Digene shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for Digene shares (or timely confirmation of a book-entry transfer of tendered securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

Cash Instead of Fractional Shares of Cytyc Common Stock

   We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction multiplied by the average of the last sales prices of one share of our common stock as reported on the Nasdaq National Market during the ten consecutive trading days ending on (and including) the third trading day immediately preceding the date of the effective time, rounded up to the nearest whole cent.

Withdrawal Rights

   Your tender of Digene shares pursuant to the offer is irrevocable, except that, other than during a subsequent offering period, Digene shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them for exchange pursuant to the offer, may also be withdrawn at any time after April 29, 2002. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw Digene shares that you tender in the subsequent offering period.

   For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Digene shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those Digene shares.

   A financial institution must guarantee all signatures on the notice of withdrawal unless those Digene shares have been tendered for the account of any eligible institution. Most banks, savings and loan associations and brokerage houses are able to provide these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program (an "eligible institution"), unless those Digene shares have been tendered for the account of any eligible institution. If Digene shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the

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withdrawn Digene shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Digene shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates.

   WE WILL DECIDE ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF ANY NOTICE OF WITHDRAWAL, IN OUR SOLE DISCRETION, AND OUR DECISION SHALL BE FINAL AND BINDING. NEITHER WE, THE EXCHANGE AGENT, THE INFORMATION AGENT NOR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY NOTIFICATION.

   Any Digene shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn Digene shares by following one of the procedures discussed under the captions entitled "Procedure for Tendering" or "Guaranteed Delivery" at any time prior to the expiration date.

Procedure for Tendering

   For you to validly tender Digene shares pursuant to the offer, (a) the enclosed letter of transmittal, properly completed and duly executed (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Digene shares must be received by the exchange agent at one of these addresses or those Digene shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of the tender received, which confirmation we refer to below as a "book-entry confirmation"), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below.

   The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Digene shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

   The exchange agent will establish accounts with respect to the Digene shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Digene shares by causing DTC to transfer tendered Digene shares into the exchange agent's account in accordance with DTC's procedure for the transfer. However, although delivery of Digene shares may be effected through book-entry at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

   Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Digene shares are tendered either by a registered holder of Digene shares who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

   If the certificates for Digene shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged Digene shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either

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case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

   THE METHOD OF DELIVERY OF DIGENE SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

   TO PREVENT BACKUP U.S. FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO CASH RECEIVED PURSUANT TO OUR OFFER AND IN LIEU OF FRACTIONAL SHARES, YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING OF U.S. FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME STOCKHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME NON-U.S. INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. TO QUALIFY AS AN EXEMPT RECIPIENT, THE STOCKHOLDER MUST SUBMIT A FORM W-8BEN (TOGETHER WITH OTHER REQUIRED DOCUMENTATION, IF ANY), SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT RECIPIENT'S EXEMPT STATUS.

Guaranteed Delivery

   If you wish to tender Digene shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your Digene shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

  .  You make your tender by or through an eligible institution;

  . The notice of guaranteed delivery, properly completed and duly executed, substantially in the form enclosed with this prospectus, is received by the exchange agent as provided below on or prior to the expiration date; and

  . The certificates for all tendered Digene shares (or a confirmation of a book-entry transfer of tendered securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq trading days after the date of execution of the notice of guaranteed delivery.

You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a signature guarantee by an eligible institution in the form set forth in that notice.

Appointment of Attorney.

   By executing a letter of transmittal as set forth above, you irrevocably appoint Cruiser, Inc., its officers and designees, and each of them, as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Digene shares tendered and accepted for exchange by us and with respect to any and all other Digene shares and other securities (other than the shares of Cytyc common stock) issued or issuable in respect of the Digene shares on or after February 19, 2002. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit the cash and shares of our common stock (including any cash in lieu of fractional shares of our common stock) for Digene shares that you have tendered with the exchange agent. All of these proxies shall be considered coupled with an interest in the tendered Digene shares and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given,

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

they will not be deemed effective). Our designees will, with respect to the Digene shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Digene's stockholders or otherwise. We reserve the right to require that, in order for Digene shares to be deemed validly tendered, immediately upon our exchange of those Digene shares, we must be able to exercise full voting rights with respect to the tendered Digene shares.

   Determination of Validity. We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Digene shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of Digene shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of our offer (other than the regulatory clearance condition and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Cytyc shares to be issued in our offer), or any defect or irregularity in the tender of any Digene shares. No tender of those Digene shares will be deemed to have been validly made until all defects and irregularities in tenders of those Digene shares have been cured or waived. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Digene shares or will incur any liability for failure to give notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

   Binding Agreement. The tender of Digene shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

   THE METHOD OF DELIVERY OF DIGENE SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Purpose of the Offer; The Merger; Appraisal Rights

   Purpose. We are making the offer in order to acquire all of the outstanding shares of Digene common stock. We intend, as soon as practicable after completion of the offer, to have Cruiser, Inc., our wholly owned subsidiary, merge with Digene. The purpose of the merger is to acquire all Digene shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding Digene share (except for Digene shares held in Digene's treasury and Digene shares owned by Cytyc or Cruiser, Inc.) would be converted into the right to receive the same number of Cytyc shares and cash as is paid in the offer.

   Approval of the Merger. Under applicable provisions of Delaware General Corporate Law, which we refer to as the DGCL, the approval of the board of directors of a company and the affirmative vote of the holders of a majority of its outstanding shares are required to approve and adopt a merger and a merger agreement. The Digene board of directors has previously approved the merger. Accordingly, if we complete the offer (and the minimum tender condition is satisfied), we would have a sufficient number of Digene shares to approve the merger without the affirmative vote of any other holder of Digene shares. Therefore, unless the merger is consummated in accordance with the short-form merger provisions under the DGCL described below (in which case no action by the stockholders of Digene, other than Cytyc, will be required to consummate the merger), the only remaining corporate action of Digene will be the approval and adoption of the merger agreement by the affirmative vote of a majority of the outstanding Digene shares and we would hold such majority.

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   Possible Short-Form Merger. Section 253 of the DGCL would permit the merger to occur without a vote of Digene's stockholders (a short-form merger) if Cytyc were to acquire at least 90% of the outstanding Digene shares in the offer or otherwise (including as a result of purchases by Cytyc during any subsequent offering period or the exercise of its rights under the transaction option agreement). If, however, Cytyc does not acquire at least 90% of the then outstanding Digene shares pursuant to the offer or otherwise, and a vote of Digene's stockholders is required under the DGCL, a longer period of time will be required to effect the merger.

   Appraisal Rights. Digene stockholders do not have appraisal rights in connection with the offer.

   Digene stockholders who have not exchanged their Digene shares in the offer will have the right under Section 262 of the DGCL to dissent and demand appraisal of their Digene shares at the time of either the long form merger or the short-form merger, as applicable. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Digene shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of such fair value in cash, together with a fair rate of interest, if any. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in such a determination.

   The foregoing discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, which is reprinted in its entirety after the summary in Annex E to this prospectus and incorporated herein by reference.

Conditions of the Offer

   The offer is subject to a number of conditions, which are described below:

   Minimum Tender Condition. There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of Digene shares which will constitute at least a majority of the total number of outstanding Digene shares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for Digene shares prior to the merger had been so converted, exercised or exchanged) as of the date that we accept the Digene shares pursuant to our offer. Based on information supplied by Digene, the number of Digene shares needed to satisfy the minimum tender condition would have been approximately 8,971,881 as of February 27, 2002.

   Antitrust Condition. The waiting period and any extension applicable to the offer under the HSR Act shall have expired or been terminated.

   Other Conditions to the Offer. The offer is also subject to the conditions that, at the time of acceptance for exchange of Digene shares pursuant to the offer, there will not be existing and continuing any of the following events or circumstances:

   (1) There shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by or before any court or governmental, regulatory or administrative agency, authority or tribunal, domestic, foreign or supranational (other than actions, proceedings, applications or counterclaims filed or initiated by us), which (i) seeks to challenge the acquisition by Cruiser, Inc. of Digene common stock, restrain, prohibit or delay the making or consummation of the offer or the merger with Cruiser, Inc. or any other merger or business combination involving Cruiser, Inc. or any of its affiliates and Digene or any of its subsidiaries, prohibit the performance of any of the contracts or other agreements entered into by Cruiser, Inc. or any of its affiliates in connection with the acquisition of Digene or the Digene common stock, or obtain any damages in connection with any of the foregoing, (ii) seeks to make the purchase of or payment for, some or all of the Digene common stock pursuant to the offer, the merger or otherwise, illegal, (iii) seeks to impose limitations on the ability of

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

Cruiser, Inc. or Digene or any of our respective affiliates or subsidiaries effectively to acquire or hold, or requiring Cruiser, Inc. or Digene or any of our respective affiliates or subsidiaries to dispose of or hold separate, any portion of the assets or the business of Cruiser, Inc. or Digene or any of our respective affiliates or subsidiaries, or impose limitations on the ability of Cruiser, Inc. or Digene or any of our respective affiliates or subsidiaries to continue to conduct, own or operate all or any portion of their businesses and assets as heretofore conducted, owned or operated, (iv) seeks to impose or may result in material limitations on the ability of Cruiser, Inc. or any of its affiliates to exercise full rights of ownership of the Digene common stock purchased by Cruiser, Inc., including, without limitation, the right to vote the Digene common stock purchased by Cruiser, Inc. on all matters properly presented to the stockholders of Digene, or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by us, (v) is reasonably likely to result in a material diminution in the benefits expected to be derived by us as a result of the transactions contemplated by the offer, including the merger, or (vi) seeks to impose voting, procedural, price or other requirements in addition to those under DGCL and federal securities laws (each as in effect on the date of the offer to Purchase) or any material condition to the offer that is unacceptable (in its reasonable judgment) to us;

   (2) There shall have been proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the offer or the merger by any domestic, foreign or supranational government or any governmental, administrative or regulatory authority or agency or by any court or tribunal, domestic, foreign or supranational, any statute, rule, regulation, judgment, decree, order or injunction that might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vi) of paragraph (1) above;

   (3) There shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq National Market, (ii) any significant adverse change in securities or financial markets in the United States or abroad, for example a decline of at least 20 percent in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from that existing at the close of business on February 19, 2002, or (iii) in the case of any of the foregoing, a material acceleration or worsening thereof;

   (4) (i) The representations and warranties of Digene contained in the merger agreement that are qualified by reference to a Digene material adverse effect (as defined in the merger agreement) shall not have been true and correct in all respects when made or at any time prior to the consummation of the offer as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (ii) the representations and warranties of Digene contained in the merger agreement that are not so qualified shall not have been true and correct when made or at any time prior to the consummation of the offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), and such failures to be true and correct are reasonably likely to result, individually or in the aggregate, in Digene material adverse effect;

   (5) (i) Digene shall have breached or failed to perform or comply with any of its obligations, agreements or covenants under the merger agreement and such breach or failure to perform or comply is likely to result, individually or in the aggregate, in a Digene material adverse effect; or (ii) the obligations of any holders of Digene common stock under the stockholders' agreement (which is attached as an exhibit to the merger agreement) (without giving effect to any material adverse effect, materiality or similar qualifications contained therein) shall not have been performed or complied with by such holder or holders in all respects and such failure to perform or comply is reasonably likely to result, individually or in the aggregate, in a Cytyc material adverse effect;

   (6) The merger agreement shall have been terminated in accordance with its terms;

   (7) The registration statement of which this prospectus is a part shall have not become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order;

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   (8) The shares of Cytyc common stock to be issued in the offer shall not have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; or

   (9) Digene shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle other than the offer or the merger with respect to any acquisition proposal (as defined in the merger agreement).

   The conditions of the offer described above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any of the conditions, including any action or inaction by us. We may, in our sole discretion, waive these conditions in whole or in part, other than the minimum tender condition, which may only be waived with Digene's consent. The determination as to whether any condition has been satisfied shall be in our good faith judgment and will be final and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed a continuing right which may be asserted at any time and from time to time. Notwithstanding anything to the contrary in this prospectus, we cannot and will not assert any of the conditions to the offer, other than certain regulatory conditions as, and to the extent, permitted by applicable rules and regulations of the SEC, at any time after the expiration date of the offer. Notwithstanding the fact that we reserve the right to assert the failure of a regulatory condition following acceptance for exchange but prior to exchange in order to delay exchange or cancel our obligation to exchange properly tendered Digene shares, we will either promptly exchange the Digene shares or promptly return the Digene shares.

Regulatory Clearances

   Cytyc and Digene have agreed pursuant to the merger agreement to promptly prepare and file all such documents that are required to obtain necessary regulatory approvals with respect to the offer and the merger. Other than clearance under the antitrust laws applicable to the offer and the merger which are described below, the SEC declaring the effectiveness of the registration statement of which this prospectus is a part and the filing of a certificate of merger under the DGCL with respect to the merger, we do not believe that any additional material governmental filings are required with respect to the offer and the merger.

   U.S. Antitrust. Under the Hart-Scott-Rodino Act and the related rules, the merger may not be completed until Cytyc and Digene notify and furnish information to the FTC and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. In connection with the merger, on February 21, 2002, Cytyc filed with the FTC and the Antitrust Division the required notification and report form under the HSR Act. Digene filed its required notification and report form on February 26, 2002. The applicable waiting period under the HSR Act relating to the merger is scheduled to expire at midnight on March 25, 2002 unless it is earlier terminated or extended by a request for additional information.

   At any time before or after the completion of the merger, either the Antitrust Division or the FTC could take any action under U.S. antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Cytyc or Digene. Private parties and state attorneys general may also bring actions under U.S. antitrust laws depending on the circumstances. Although we believe that the merger does not raise serious concerns under U.S. antitrust laws, we can give no assurance that a challenge to the merger on antitrust grounds will not be made or, if this challenge is made, that it would not be successful.

Certain Effects of Our Offer

   Reduced Liquidity. The tender of Digene shares pursuant to the offer will reduce the number of holders of Digene shares and the number of Digene shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Digene shares held by the public.

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   Possibly no Longer Included for Quotation in Nasdaq National Market. Digene
shares are included for quotation and principally traded on the Nasdaq National Market. Depending on the number of Digene shares acquired pursuant to the offer, following consummation of the offer, Digene shares may no longer meet the requirements of the Nasdaq National Market for continued quotation. The NASD's requirements for continued inclusion in the Nasdaq National Market, among other things, require that an issuer have either:

  . At least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $5 million and net tangible assets of at least $4 million and at least two registered and active market makers for the shares or

  . At least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15 million and at least four registered and active market markers, and either

  .  A market capitalization of at least $50 million or

  . Total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

   The shares might nevertheless continue to be included in the Nasdaq National Market with quotations published in the Nasdaq additional list or in one of the local lists, but if the number of holders of the shares were to fall below 300, the number of publicly held shares were to fall below 500,000 or there were not at least two registered and active market makers for the shares, the NASD's rules provide that the shares would no longer be qualified for Nasdaq reporting and the Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the closing of offer, the shares of Digene no longer meet the requirements of the NASD for continued inclusion in the Nasdaq National Market or in any other tier of the Nasdaq and the shares were no longer included in the Nasdaq National Market or in any other tier of the Nasdaq, the market for shares could be adversely affected.

   If the shares no longer meet the requirements of the NASD for continued inclusion in any tier of the Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the Digene shares and the availability of quotations for Digene shares would, however, depend upon the number of holders of shares remaining at that time, the interest in maintaining a market in Digene shares on the part of securities firms, the possible termination of registration of the shares under the Exchange Act, as described below, and other factors. We cannot predict whether the reduction in the number of Digene shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Digene shares.

   Registration Under the Exchange Act. Digene shares are currently registered under the Exchange Act. Digene can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange, quoted on an automated inter-dealer quotation system or if there are fewer than 300 holders of record of Digene shares. Termination of registration of the Digene shares under the Exchange Act would reduce the information that Digene must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to Digene shares. In addition, if Digene shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to going-private transactions would no longer be applicable to Digene. Furthermore, the ability of affiliates of Digene and persons holding restricted securities of Digene to dispose of these securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board's list of margin securities.

   We may seek to cause Digene to apply for termination of registration of the shares of Digene common stock under the Exchange Act as soon after the expiration of the offer as the requirements for such termination are met. If the Nasdaq National Market listing and the Exchange Act registration of the shares of Digene common stock are not terminated prior to the merger, then the shares of Digene common stock will be delisted from the Nasdaq National Market and the registration of such shares under the Exchange Act will be terminated following the consummation of the merger.

   Status as Margin Securities. The Digene shares are presently margin securities under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of Digene shares. Depending on the factors similar to those described above with respect to market quotations, following consummation of the offer, the Digene shares may no longer constitute margin securities for the purposes of the Federal Reserve Board's margin regulations, in which event the Digene shares would not be eligible as collateral for margin loans made by brokers.

   Going Private Transactions. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain going private transactions and which may under certain circumstances apply to the merger or another business combination following the purchase of Digene shares pursuant to the offer, in which we seek to acquire the remaining Digene shares not held by us. We believe that Rule 13e-3 will not apply to the merger. Rule 13e-3 would require, among other things, that certain financial information concerning Digene and certain information relating to the fairness of the proposed transaction and the consideration offered to minority stockholders in such transaction be filed with the SEC and disclosed to shareholders prior to consummation of the merger or other business combination.

Relationships between Cytyc and Digene

   In September 1997, the FDA approved our supplemental PMA application for the testing for the human papillomavirus (HPV) directly from a single vial of patient specimen collected in a ThinPrep solution using Digene's Hybrid Capture HPV DNA Assay. In March 1999, the FDA approved the use of Digene's Hybrid Capture II HPV DNA Assay from a single vial of patient specimen collected in ThinPrep Solution. In January 2001, we entered into an agreement with Digene, exclusive in the United States and Puerto Rico, to co-promote the benefits of testing for HPV using Digene's Hybrid Capture II HPV DNA Assay directly from the ThinPrep collection vial.

   Except as set forth herein or in the Information Statement included in the
Schedule 14D-9 of Digene dated March 1, 2002, which is being mailed to the stockholders of Digene together with this prospectus, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Digene, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since March 2000, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Digene or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets.

   Except as provided below, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any Digene shares and neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has effected any transaction in the Digene shares during the past 60 days.

   Pursuant to the stockholders agreement and transaction option agreement, Cytyc may be deemed to beneficially own approximately 9,638,383 shares of Digene common stock, constituting approximately 42% of the voting power of Digene. See "The Stockholders Agreement" and "The Transaction Option Agreement."

Opinion of Financial Advisor to Digene

   On February 19, 2002, Goldman Sachs delivered its oral opinion to the Board of Directors of Digene that, as of such date, the consideration to be received in the Offer and the Merger was fair from a financial point of view to the holders of Digene common stock. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion, dated February 19, 2002.

THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED FEBRUARY 19, 2002, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX D TO THIS PROSPECTUS. THE ADVISORY SERVICES AND OPINION OF GOLDMAN SACHS WERE PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE BOARD OF DIRECTORS OF DIGENE IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT, AND ITS OPINION DOES NOT CONSTITUTE A RECOMMENDATION AS TO WHETHER OR NOT ANY HOLDER OF DIGENE COMMON STOCK SHOULD TENDER SUCH SHARES IN CONNECTION WITH THE OFFER OR AS TO HOW ANY HOLDER OF DIGENE COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER. THE OPINION OF GOLDMAN SACHS IS NOT INTENDED TO, AND MAY NOT BE, RELIED UPON BY CYTYC. WE ENCOURAGE YOU TO READ THE OPINION IN ITS ENTIRETY.

   In connection with its opinion, Goldman Sachs reviewed, among other things:

    .  the merger agreement;

    . Annual Reports to Stockholders and Annual Reports on Form 10-K of Digene for the three fiscal years ended June 30, 2001 and of Cytyc for the three years ended December 31, 2000;

    . certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Digene and Cytyc;

    . certain other communications from Digene and Cytyc to their respective stockholders;

    . certain internal financial analyses and forecasts for Cytyc prepared by the management of Cytyc;

    . certain financial analyses and forecasts for Digene approved by Digene for use by Goldman Sachs for purposes of its opinion; and

    . certain cost savings, operating synergies and revenue enhancements projected by the managements of Digene and Cytyc to result from the transaction contemplated by the merger agreement.

   Goldman Sachs also held discussions with members of the senior managements of Digene and Cytyc regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

    . reviewed the reported price and trading activity for the Digene common stock and the Cytyc common stock;

    . compared certain financial and stock market information for Digene and Cytyc with similar information for certain other publicly-traded companies;

    . reviewed the financial terms of certain recent business combinations in the medical technology industry specifically and in other industries generally; and

    . performed such other studies and analyses as Goldman Sachs considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed, with Digene's consent, that the financial analyses and forecasts for Digene approved by Digene for use by Goldman Sachs for purposes of its opinion, the internal financial analyses and forecasts for Cytyc prepared by the management of Cytyc and the cost savings, operating synergies and revenue enhancements projected by the managements of Digene and Cytyc to result from the transaction were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Digene and Cytyc, and that such projected cost savings, operating synergies and revenue enhancements will be realized in the amounts and time periods contemplated thereby. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Digene or Cytyc or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Digene.

   The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by Goldman Sachs. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 15, 2002, and is not necessarily indicative of current market conditions.

THE FOLLOWING SUMMARY OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

  Analysis of Transaction Premium and Multiples

   Goldman Sachs reviewed the premiums, multiples and other information derived from the 1.3898 exchange ratio implied by the merger consideration provided in the merger agreement as of February 15, 2002, the last trading day prior to the date of its opinion. The 1.3898 implied exchange ratio represents the sum of
(1) the 1.1969 shares of Cytyc common stock that each outstanding share of Digene common stock will be exchanged for under the merger agreement and (2)
0.1929 shares of Cytyc common stock, calculated by taking the $4.00 that each share of Digene common stock will also receive under the merger agreement and determining the number of shares of Cytyc common stock that $4.00 would buy based on the closing price of Cytyc common stock of $20.73 on February 15, 2002. Based on the closing price of Cytyc common stock of $20.73 and the closing price of Digene common stock of $25.51 on February 15, 2002, Goldman Sachs calculated an implied offer price of $28.81 per share, representing an implied premium of 12.9% over the closing price of Digene common stock on February 15, 2002. Goldman Sachs then calculated the implied premium based on the implied offer price of $28.81 using the closing prices of Digene common stock on February 15, 2001, and on other selected dates and over selected periods.

   The results of these calculations are as follows:

                                           Implied Premium (Discount) Based on
                      Closing Digene Price the $28.81 per Share of Offer Price
  Trading Period           ($/Share)                       (%)
  --------------      -------------------- -----------------------------------
  February 15, 2002..        $25.51                        12.9%
  1 Week Average (a).         24.20                        23.4
  1 Month Average (b)         25.17                        14.5
  3 Month Average (c)         28.28                         1.9
  6 Month Average (d)         29.19                        (1.3)
  9 Month Average (e)         30.26                        (4.8)
  1 Year Average (f).         28.06                         2.7
  52-Week High.......         40.80                       (29.4)
  52-Week Low........         12.81                       124.9

--------
(a) 1 week represents trading days from 2/11/2002 through 2/15/2002.
(b) 1 month represents trading days from 1/15/2002 through 2/15/2002.
(c) 3 months represents trading days from 11/15/2001 through 2/15/2002.
(d) 6 months represents trading days from 8/15/2001 through 2/15/2002.
(e) 9 months represents trading days from 5/15/2001 through 2/15/2002.
(f) 1 year represents trading days from 2/16/2001 through 2/15/2002.

   Based on a Cytyc closing price of $20.73 on February 15, 2002 and using the implied Cytyc offer price per share of $28.81, Goldman Sachs calculated that the fully diluted equity consideration in the merger would be $553.7 million, assuming exercise of 3.4 million outstanding Digene options with a weighted average exercise price of $20.48. Goldman Sachs also determined that the enterprise value would be $517.9 million, based on the implied offer price and approximately $35.8 million of cash on Digenes' balance sheet and no debt as of December 31, 2001. Using Digene public filings, Digene management projections for the calendar year 2002 and financial analyses and forecasts for Digene for calendar years 2003, 2004 and 2005, approved by Digene management, Goldman Sachs derived the following transaction multiples for calendar years 2001 through 2003:

    . enterprise value as a multiple of calendar year 2001 and estimated calendar years 2002 and 2003 sales;

    . enterprise value as a multiple of calendar year 2001 and estimated calendar years 2002 and 2003 earnings before interest and taxes, or EBIT; and

    . equity consideration on a fully-diluted basis as a multiple of calendar year 2001 and estimated calendar years 2002 and 2003 net income.

   The results of these analyses are as follows:

                                           Implied Transaction Multiple at
 Enterprise Value/Sales                Implied Offer Price of $28.81 per Share
 ----------------------                ---------------------------------------
          2001 (actual)(LTM)..........                   12.1x
          2002 (estimated)............                    8.3x
          2003 (estimated)............                    5.4x
 Enterprise Value/EBIT
 ---------------------
          2001 (actual)(LTM)..........                   NM
          2002 (estimated)............                   NM
          2003 (estimated)............                   36.7x
 Fully Diluted Equity Value/Net Income
 -------------------------------------
          2001 (actual)(LTM)..........                   NM
          2002 (estimated)............                   NM
          2003 (estimated)............                   53.4x

--------
NM: Data not meaningful because the EBIT and net income values for year 2001 and estimated year 2002 were negative numbers.

  Historical Stock Trading Analysis

   Goldman Sachs reviewed and compared the historical daily trading prices of Digene common stock during the three periods of (i) February 12, 1999 -- February 15, 2002, (ii) February 16, 2001 -- February 15, 2002, and (iii) November 16, 2001-- February 15, 2002, with the following: (1) the Cytyc common stock; (2) the NASDAQ Biotech Composite Index; (3) the S&P 500 Index; and (4) the NASDAQ Composite Index.

   Goldman Sachs also reviewed and compared the historical daily trading prices of Cytyc common stock during the same periods with the following: (1) the Digene common stock; (2) the NASDAQ Biotech Composite Index; (3) the S&P 500 Index; and (4) the NASDAQ Composite Index.

  Selected Public Companies Analysis

   Goldman Sachs reviewed and compared selected financial information relating to Digene and Cytyc to corresponding financial information, ratios and public market multiples for comparable companies whose securities are publicly traded. Goldman Sachs reviewed the following selected molecular and sample diagnostics companies in the medical technology industry:

    .  Myriad Genetics

    .  IMPATH

    .  Innogenetics

    .  TriPath Imaging

    .  Transgenomic

    .  Visible Genetics

   Where applicable, the financial multiples and ratios for Digene and Cytyc and the selected companies were calculated using (1) the closing prices of their common stock on February 15, 2002 and (2) their respective equity market capitalizations. Goldman Sachs' analyses of the selected companies compared, among other things, the following to the results for Digene and Cytyc:

    .  market price on February 15, 2002 as a percentage of the 52-week high;

    . enterprise value, which is the equity market capitalization plus debt minus cash, as a multiple of latest twelve month sales;

    . enterprise value as a multiple of latest twelve month earnings before interest, taxes, research, depreciation, and amortization or EBITRDA;

    . enterprise value as a multiple of latest twelve month earnings before interest and taxes, or EBIT;

    . ratio of enterprise value to forward sales for calendar years 2002 and 2003;

    .  five-year earnings per share growth rate; and

    . ratio of PE multiple to five-year earnings per share growth rate for calendar year 2003.

   The results of these analyses are summarized as follows:

                                              Selected Companies
                                              -----------------  Digene Cytyc
                                               Mean      Median  Actual Actual
                                              ----       ------  ------ ------
     Market Price as a % of 52-Week High..... 54.2%       57.5%   62.5%  68.6%
     Enterprise Value/LTM Sales/(1)/.........  8.4x        7.1x    9.9x  10.7x
     Enterprise Value/LTM EBITRDA/(1)/....... 28.9x       30.2x     NM   21.4x
     Enterprise Value/LTM EBIT/(1)/.......... 25.9x       27.7x     NM   27.7x
     Enterprise Value/Forward Sales 2002/(2)/  5.3x        3.9x    6.7x   7.9x
     Enterprise Value/Forward Sales 2003/(2)/  4.4x        3.9x    4.4x   6.1x
     5-Year EPS Growth Rate/(3)/............. 43.3%       45.0%   45.0%  45.0%
     2003 PE/5-Year Growth...................  0.6x        0.5x    1.7x   0.5x

--------
(1) Source: Latest publicly available financial statements. Equity Market Capitalization based on basic shares outstanding.
(2) Source of sales projections: Digene and Cytyc managements' projections and research analysts' projections.
(3) Source: IBES median estimates and research analysts' projections.

NM: Data not meaningful because the EBITRDA and EBIT values for Digene were negative numbers.

  Discounted Cash Flow Analysis

   Goldman Sachs performed analyses to compare the present value per share of Digene common stock on a stand-alone basis, using discounted cash flow methodologies, to the pro forma value per share of Cytyc common stock following the transaction contemplated by the merger agreement. These analyses were based on projections for Digene and Cytyc that were approved for use or prepared by the managements of Digene and Cytyc.

   In its analysis of the present value per share of Digene common stock on a stand-alone basis, Goldman Sachs applied discount rates ranging from 15.0% to 25.0% and terminal value multiples of estimated 2006 price to earnings ranging from 20.0x to 40.0x. Based on these discount rates and terminal value multiples, Goldman Sachs calculated theoretical equity reference ranges per share ranging from $20.17 to $57.09.

   In its analysis of the pro forma present value per share of Cytyc common stock following the transaction contemplated by the merger agreement, Goldman Sachs applied discount rates ranging from 10.0% to 15.0% and terminal value multiples of estimated 2006 price to earnings ranging from 20.0x to 40.0x. Based on these discount rates and terminal value multiples, Goldman Sachs calculated theoretical equity reference ranges per share ranging from $22.82 to $51.59.

  Give/Get Analysis

   Goldman Sachs performed an analysis to compare the implied value per share of Digene common stock on a stand-alone basis, calculated from the discounted cash flow analysis, to the pro forma present value per Digene share implied by the transaction contemplated by the merger agreement. Goldman Sachs multiplied the pro forma present value per share of Cytyc common stock derived from the discounted cash flow analysis by the 1.1969 shares of Cytyc common stock that each outstanding share of Digene common stock will be exchanged for under the merger agreement, and added $4.00 in cash that each outstanding share of Digene common stock will also receive as part of the merger agreement. Based on the discount rates ranging from 10% to 15% and terminal value multiples of estimated 2006 price to earnings ranging from 20.0x to 40.0x used in the analysis of the pro forma present value of Cytyc common stock, Goldman Sachs calculated pro forma theoretical equity value ranges per Digene share, implied by the merger transaction, ranging from $31.32 to $65.76.

  Pro Forma Merger Analysis

   Goldman Sachs, using projections for Digene that were approved for use by Digene management for purposes of preparing Goldman Sachs' opinion and projections for Cytyc prepared by Cytyc management, also prepared pro forma analysis of the financial impact of the merger on Cytyc for the two calendar years ending December 31, 2002 and 2003. For the calendar years 2002 and 2003, Goldman Sachs compared, among other financial items, fully diluted earnings per share for the combined company on a pro forma basis, taking into account certain cost savings, operating synergies and revenue enhancements projected by the managements of Digene and Cytyc to result from the transaction contemplated by the merger agreement. The pro forma analysis was calculated based on pro forma GAAP earnings per share, which includes the impact of non-cash charges associated with identifiable intangible asset amortization, as well as based on pro forma cash earnings per share, which excludes the impact of non-cash charges associated with identifiable intangible asset amortization. Goldman Sachs' analysis indicated that the proposed merger, when taking the cost savings, operating synergies and revenue enhancements into account, and both including and excluding identifiable intangible asset amortization, as identified by Cytyc management, would be moderately dilutive to the combined company's fully diluted earnings per share in estimated calendar year 2002 and moderately accretive to the combined company's fully diluted earnings per share in estimated calendar year 2003, assuming a closing date for the merger in March 2002.

  Contribution Analysis

   Goldman Sachs reviewed the historical and estimated future operating and financial information, including, among other things, revenue and net income, for Digene, Cytyc and the pro forma combined entity resulting from the merger prepared or approved for use by the managements of Digene and Cytyc. Goldman Sachs calculated the relative income statement contribution of Digene and Cytyc, assuming no synergies to the combined company, on a pro forma basis based on financial data and on the assumptions provided to Goldman Sachs by the managements of Digene and Cytyc for calendar year 2001 and estimated calendar year 2002. Goldman Sachs calculated the relative contributions of Digene and Cytyc with respect to: (1) sales, (2) earnings before interest and taxes, or EBIT, (3) net income, (4) fully diluted enterprise value, assuming cash of $35.8 million and no debt for Digene and cash of $152.0 million and no debt for Cytyc, as of December 31, 2001 (5) fully diluted equity market capitalization based on the closing price of Digene common stock of $25.51 and the closing price of Cytyc common stock of $20.73 on February 15, 2001, and on 3.4 million options outstanding for Digene with a weighted average strike price of $20.48, assuming that all options are tax-deductible and assuming a 40% marginal tax rate, and (6) Digene's and Cytyc's implied pro forma ownership in Cytyc, following the transaction contemplated by the merger agreement.

   The results of these analyses for 2001 and 2002 are as follows:

                                               % Contribution
                                               -------------
                  Sales ($)                    Digene  Cytyc
                  ---------                    ------  -----
                  FY2001 (actual)(LTM)........  16.4 %  83.6%
                  FY2002 (estimated)..........  17.3 %  82.7%

                  EBIT
                  ----
                  FY2001 (actual)(LTM)........  (6.6)% 106.6%
                  FY2002 (estimated)..........   0.4 %  99.6%

                  Net Income ($)
                  --------------
                  FY2001 (actual)(LTM)........ (11.9)% 111.9%
                  FY2002 (estimated)..........   0.1 %  99.9%

                  Enterprise Value............
                  ----------------------------  15.7 %  84.3%

                  Equity Market Capitalization
                  ----------------------------  15.8 %  84.2%

                  Implied Pro Forma Ownership.
                  ----------------------------  15.6 %  84.4%

  Selected Transactions Analysis

   Using the implied value of $28.81 per share for Digene common stock derived from the merger consideration provided in the merger agreement and the closing price of Digene common stock on February 15, 2002, Goldman Sachs calculated the implied enterprise value as multiple of actual calendar year 2001 and estimated calendar years 2002 and 2003 sales. The actual calendar year 2001 and estimated calendar years 2002 and 2003 sales multiples were 12.1x, 8.3x and 5.4x, respectively.

   Goldman Sachs compared the results with publicly available information for seven completed merger and acquisition transactions during 1999 through 2001 in the life science tools and diagnostics industry segment of the medical technology industry.

   The results of the analyses are as follows:

                                              Mean  Median
                      Years 1999 to 2001      ----- ------
                      LTM Sales Multiple..... 11.8x 11.7x
                      LTM EBIT Multiple...... 37.6x 37.6x
                      LTM Net Income Multiple 83.6x 83.6x

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company used in the above analyses as a comparison is directly comparable to Digene or Cytyc, and no transaction used is directly comparable to the proposed transaction contemplated by the merger agreement.

   Goldman Sachs prepared these analyses for the purpose of providing an opinion to the Digene board of directors as to the fairness from a financial point of view of the consideration to be received in the offer and the merger by the holders of Digene common stock. The analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Digene, Cytyc or Goldman Sachs assumes responsibility if future results are materially different from those forecast. As described above, the opinion of Goldman Sachs to the Digene board of directors was one of many factors taken into consideration by the Digene board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

   Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. Goldman Sachs is familiar with Digene having provided investment banking services to Digene from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs may also provide investment banking services to Cytyc and its subsidiaries in the future.

   Digene selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction contemplated by the merger agreement. In addition, Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of Digene or Cytyc for its own account and for the accounts of customers.

   Pursuant to a letter agreement, dated February 10, 2002, Digene engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction involving Cytyc. Pursuant to this letter agreement, Digene agreed to pay Goldman Sachs a customary transaction fee, the principal portion of which is payable upon completion of the merger. Digene has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Accounting Treatment

   We will account for the merger in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations" using the purchase method of accounting. The total purchase price paid by us in connection with the merger, together with the acquisition related fees and expenses, will be allocated to assets and liabilities of Digene based on their fair value. In addition, all intangible assets of the merger will be identified and valued. The results of operations of Digene will be included in Cytyc's results upon the effectiveness of the merger.

Source of Funds

   Cytyc will finance the offer and the merger with internally available funds.

Fees and Expenses

   We have retained U.S. Bancorp Piper Jaffray Inc. and Morgan Stanley Dean Witter & Co. to provide certain financial advisory services to us in connection with the offer and the merger. U.S. Bancorp Piper Jaffray Inc. rendered a financial opinion in connection with the offer and the merger, and Morgan Stanley Dean Witter & Co. will, if we so request at or prior to the closing of the tender offer or merger, render a financial opinion in connection with the offer and the merger. U.S. Bancorp Piper Jaffray Inc. and Morgan Stanley Dean Witter & Co. will receive customary compensation for these services, and we have agreed to indemnify them and related persons against certain liabilities and expenses in connection with their services as financial advisors, including certain liabilities and expenses under the federal securities laws.

   We have retained Innisfree M&A Incorporated as information agent in connection with the offer. The information agent may contact holders of Digene shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Digene shares. We will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

   In addition, we have retained EquiServe Trust Company, N.A. as the exchange agent. We will pay the exchange agent reasonable and customary compensation for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

   Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Digene shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Stock Exchange Listing

   Cytyc's common stock is quoted on the Nasdaq National Market under the symbol "CYTC".

   Digene's common stock is quoted on the Nasdaq National Market under the symbol "DIGE".

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                             THE MERGER AGREEMENT

   The following description of the merger agreement describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the merger agreement is attached as Annex A to this prospectus. All Digene stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

The Offer

   Terms of the Offer. The merger agreement provides for the commencement by us of this offer to exchange all outstanding shares of Digene common stock for shares of Cytyc common stock and cash. The merger agreement provides for the consideration that we will pay in the offer, including (i) $4.00 in cash and
(ii) 1.1969 shares of Cytyc common stock for each share of Digene common stock. For a description of those matters, refer to the discussion under The Offer.

   The merger agreement prohibits us, without the consent of Digene, from decreasing the number of shares of Digene common stock sought in the offer, changing the form or amount of consideration to be paid, waiving or increasing the minimum condition or imposing material conditions to the offer in addition to those set forth in Annex A to the merger agreement, extending the expiration date of the offer except as described below or making any other change which is materially adverse to the holders of the shares of Digene common stock.

   Mandatory Extensions of the Offer. If any of the conditions to the offer is not satisfied or waived on any scheduled expiration date of the offer, at the request of Digene, we will extend the offer for successive extension periods of not more than 10 business days until all conditions to the offer are satisfied or waived; provided that we are not required to extend the offer beyond April 15, 2002 (or June 28, 2002 if such delay is a result of a second request for information under the HSR Act).

   Optional Extensions of the Offer. We will have the right to extend the offer
(i) for one or more periods of not more than 10 business days until all conditions to the offer are satisfied or waived, (ii) after acceptance of shares in the initial offering period, as it may be extended, for a further period of time by means of a subsequent offering period not to exceed 20 business days for the purpose of obtaining at least 90% of the outstanding shares of Digene common stock and (iii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the offer or any period required by applicable law.

   Prompt Payment for Digene Shares after the Closing of the Offer. Subject to the conditions of the offer, we will accept for payment and pay for, as promptly as practicable after the expiration of the offer, all shares of Digene common stock validly tendered and not properly withdrawn pursuant to the offer.

The Merger

   The Merger. The merger agreement provides that Cruiser, Inc., Cytyc's wholly owned subsidiary, will be merged with and into Digene as soon as practicable following the satisfaction or waiver of the conditions set forth in the merger agreement unless the parties agree to another date. Following the merger of Cruiser, Inc. with and into Digene, we intend to merge Digene, as the surviving entity, with and into Cytyc, which will be the surviving entity, although we might defer that merger if we are advised by our tax counsel that the offer and merger of Cruiser, Inc. with and into Digene, standing alone, constitute a valid tax-free reorganization. Under the terms of the merger agreement, at the effective time of the merger, each share of Digene common stock will be converted into the right to receive from Cruiser, Inc. the same per share consideration paid to holders of Digene common stock who exchanged their Digene shares in the offer; provided that no fractional Cytyc shares will be issued and subject to any applicable appraisal as described below. Notwithstanding the foregoing, the merger consideration will not be payable in respect of Digene shares held by Digene, Cytyc or Cruiser, Inc.

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   Effective Time of the Merger. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware or such later time as is agreed by Digene and Cytyc and specified in the certificate of merger. The filing of the certificate of merger will take place as soon as practicable on or after the satisfaction of the conditions to the merger.

Digene Board of Directors

   Upon the acceptance for exchange of shares of Digene common stock pursuant to the offer, Cytyc will be entitled to designate a number of directors of Digene (rounded up to the next whole number) that equals the product of (i) the total number of directors on Digene's board of directors and (ii) the percentage that the number of shares beneficially owned by Cytyc and Cruiser, Inc. bears to the total number of shares of Digene common stock outstanding. The merger agreement provides that, prior to the effective time of the merger, the affirmative vote of a majority of the continuing Digene directors then in office will be required to

  .  amend or terminate the agreement on behalf of Digene;

  . extend the time for performance of Cytyc's or Cruiser, Inc.'s obligations under the merger agreement; or

  .  waive any rights of Digene under the merger agreement.

   The merger agreement defines a continuing director as member of the Board of Directors of Digene on the date of the merger agreement (February 19, 2002) and
(ii) any successor to any such director that was recommended to succeed such director by a majority of the continuing directors then on the Board of Directors of Digene.

Treatment of Digene Stock Options

   At the effective time of the merger, each outstanding Digene option, regardless of the extent vested and exercisable, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Digene stock option, the same number of shares of Cytyc common stock and cash as the holder of the Digene option would have been entitled to receive pursuant to the merger agreement had the holder exercised the Digene option in full immediately prior to the effective time of the merger, rounded down to the nearest whole number. The exercise price per share shall equal the per share exercise price at which the Digene option was exercisable immediately prior to the effective time divided by 1.1969, rounded up to the nearest cent.

   Cytyc has agreed to take all action necessary to implement the above, including the reservation, issuance and listing of a sufficient number of shares of Cytyc common stock for delivery upon exercise of these substitute options. Cytyc shall prepare and file a registration statement on an appropriate form with respect to the shares of Cytyc common stock subject to the above options and, where applicable, shall use its reasonable efforts to have the registration statement declared effective as soon as is reasonably practicable after the effective time of the merger, to maintain its effectiveness and to maintain the current status of the prospectus contained in it for so long as the options remain outstanding.

   In general, all Digene options will have accelerated and will be fully exercisable as a result of the consummation of the offer and the merger.

Covenants and Representations and Warranties

   Conduct of Business Pending the Merger. The merger agreement obligates Digene and its subsidiaries, among other things, until the effective time of the merger, unless we otherwise consent, to conduct their business in the ordinary course of business and in a manner consistent with past practice. The merger agreement also expressly restricts the ability of Digene to engage in certain material transactions, such as certain purchases and sales of assets or the sale or redemption of outstanding securities of Digene, without our prior written consent.

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   No Solicitation of Acquisition Proposal. The merger agreement precludes
Digene, its subsidiaries, officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents or advisors from directly or indirectly soliciting, knowingly encouraging, participating in any discussions regarding, furnishing any non-public information with respect to, or assisting or facilitating any takeover proposal. The merger agreement provides that these restrictions do not prohibit Digene from furnishing information pursuant to an appropriate confidentiality agreement and negotiating with a third party if the Digene board of directors determines in good faith, after considering applicable state law and consulting with outside counsel, that a failure to do so would reasonably be expected to constitute a breach of its fiduciary duties to its stockholders. Even if Digene is allowed to provide information and begin negotiations with another party in accordance with the terms of the merger agreement, Digene may only terminate the merger agreement (subject to the termination fees as discussed below) and enter into another alternative transaction if:

  . Digene receives an unsolicited bona fide written proposal from a third party for the acquisition of at least a majority of the equity securities of Digene;

  . the board of directors of Digene, after consultation with its financial advisors, determines that such a proposal is more favorable from a financial point of view than the offer or the merger and the transactions contemplated by the merger agreement, taking into account all the terms and conditions of such proposal and the ability of the person making such superior proposal to consummate such takeover proposal based upon, among other things, the availability of financing; and

  . the board of directors of Digene determines in good faith that failure to accept the third party's proposal would reasonably be expected to be a breach of its fiduciary duties to Digene's stockholders under applicable law, after considering the advice of outside counsel.

   Digene is required to promptly advise us if it receives any proposal, offer, inquiry, request for information, or if any discussions or negotiations are sought to be initiated or continued with Digene in respect of any takeover proposal. Digene is obligated to keep us informed of all material developments affecting the status and terms of any takeover proposals or offers or the status of any such discussions or negotiations. Digene may not release any person from, or waive any provision of, any confidentiality or standstill agreement entered into as of February 13, 2002.

   Antitrust Laws. Each of the parties to the merger agreement will take those lawful actions that are necessary to make the filings required under any applicable antitrust laws in connection with the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides that each of Cytyc and Digene will otherwise act to eliminate or minimize the effects of these statutes on the offer and the merger.

   Certain Employee Benefits. We will provide for each employee of Digene who becomes an employee of Cytyc in connection with the merger health, prescription drug, long-term disability, short-term disability, life insurance, dental and other welfare benefits that are substantially similar in the aggregate to such benefits in effect for similarly situated employees of Cytyc. We will take appropriate action to waive any waiting period, pre-existing condition or requirement for evidence of insurability otherwise imposed under any Cytyc employee plan for any Digene employee who becomes a Cytyc employee and who was covered by a Digene employee plan providing similar benefits prior to the merger. Each such employee will receive credit for the accrued vacation and sick or other paid leave under the Digene employee plans as of the merger. We will provide severance benefits to Digene employees that become Cytyc employees with terms no less favorable than the severance benefits currently offered by Cytyc to its employees of similar status. We will take appropriate steps to permit participation as soon as practicable in the Cytyc Corporation 401(k) Retirement Plan, by Digene employees who, immediately prior to the merger, were eligible to participate in the Digene 401(k) Plan.

   Election of Director. Promptly following the effective time of the merger, we shall have elected Evan Jones (or a nominee of Mr. Jones, mutually agreeable to Mr. Jones and us) to our board of directors. We shall be obligated to nominate Mr. Jones to serve on our board of directors until the third anniversary of the effective time of the merger.

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   Representations and Warranties.  The merger agreement contains various customary representations and warranties made by each party to the other, relating to each of the parties and their ability to consummate the offer and the merger. The representations and warranties contained in the merger agreement do not survive the effective time of the merger. Such representations and warranties of Digene include its organization and subsidiaries; its capitalization; obligations with respect to its capital stock; its authority to enter into this transaction and any needed governmental or other approvals; its SEC filings and financial statements; absence of certain changes or events; taxes; properties; intellectual property; compliance with laws; litigation; employee benefit plans; certain agreements; brokers' and finders' fees; insurance; disclosure issues; fairness opinion; related party transactions; joint ventures, partnerships and similar arrangements; and clinical trials. Such representations and warranties of Cytyc include its organization and subsidiaries; its capitalization; obligations with respect to its capital stock; its authority to enter into this transaction and any needed governmental or other approvals; its SEC filings and financial statements; absence of certain changes or events; compliance with laws; litigation; disclosure issues; recommendation of Cytyc's board of directors; brokers' and finders' fees; and clinical trials.

   Certain representations and warranties in the merger agreement are qualified as to "materiality" or "material adverse effect" as defined in the merger agreement, which means (subject to the precise deportation of such term set forth in the merger agreement attached as Annex A to this prospectus) any change, event, circumstance, occurrence or effect that either individually or in the aggregate with all other such changes, effects, events and recurrences is materially adverse to the business, properties, financial condition, assets, including intangible assets, capitalization or results of operations of Digene or Cytyc, as the case may be, taken as a whole, but excluding changes or conditions relating to disruption in business caused by the offer or the prospect of the merger, changes in general economic conditions or general changes in the industries in which Cytyc and Digene operate and certain specific other items set forth in a schedule to the merger agreement.

   All representations and warranties of each party expire at the effective time of the merger.

Conditions of the Offer

   See "The Offer--Conditions of the Offer".

Conditions of the Merger

   The obligations of Cytyc, Cruiser, Inc. and Digene to consummate the merger are subject to the satisfaction of among others, the following conditions:

  . to the extent required by applicable law, the merger agreement shall have been approved and adopted by the Digene stockholders;

  . Cruiser, Inc. shall have purchased shares of Digene common stock in the offer.

  . no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the merger;

  . Any waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been terminated;

  . the registration statement on Form S-4 relating to the merger, of which this prospectus is a part, shall have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order; and

  . the shares of Cytyc common stock to be issued in the merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

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Termination of the Merger Agreement

   The merger agreement may be terminated and the offer and the merger may be abandoned at any time prior to the completion of the merger as follows:

   (a) by mutual consent of our board of directors and that of Digene;

   (b) by either us or Digene if:

      (i) the offer has expired or terminated pursuant to its terms without any Digene shares being purchased, provided that we cannot terminate the merger for this reason if the failure to purchase shares is a result of our breach of the merger agreement; or

     (ii) the offer is not consummated on or before April 15, 2002 (or June 28, 2002 if the delay is a result of a second request for information under the HSR Act), unless the party seeking to terminate the merger agreement has caused the failure of the offer to be consummated by failing to perform any of its obligations under the merger agreement; or

    (iii) there shall be any applicable law or regulation that makes consummation of the offer or the merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Digene or us from consummating the offer or the merger is entered and such judgment, injunction, or order shall have become final and nonappealable;

   (c) by us if a triggering event (as defined in the merger agreement) shall have occurred, namely:

      (i) the Board of Directors of Digene or a committee shall have approved or recommended to Digene stockholders any acquisition proposal (as defined in the merger agreement),

     (ii) the Board of Directors of Digene or a committee shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Digene's recommendation for the offer and the merger;

   (iii) Digene shall have failed to include the recommendations of its Board of Directors in the Schedule TO to be filed by us or the Schedule 14D-9 to be filed by Digene in connection with the offer; or

     (iv) a tender or exchange offer relating to 15% or more of the shares of Digene common stock shall have been commenced by a person unaffiliated with us or Cruiser, Inc. and Digene shall not have sent to its stockholders within seven (7) business days after such tender or exchange offer is first published, a statement disclosing that Digene recommends rejection of such tender or exchange offer;

   (d) by us if the representations and warranties of Digene contained in the merger agreement are not true and correct (except where failure to be true and correct would not reasonably be expected to have a material adverse effect on Digene as defined in the merger agreement), or Digene has breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant contained in the merger agreement (except where such inaccuracy or breach would not reasonably be expected to have a material adverse effect on Digene);

   (e) by Digene if the representations and warranties of Cytyc or Cruiser, Inc. contained in the merger agreement are not true and correct (except where failure to be true and correct would not reasonably be expected to have a material adverse effect on us as defined in the merger agreement), or if we have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant contained in the merger agreement (except where such inaccuracy or breach would not reasonably be expected to have a material adverse effect on us);

   (f) by Digene if the board of directors of Digene, after consultation with its financial advisors and legal counsel, determines that an aquisition proposal (as defined in the merger agreement) is more favorable from a financial point of view than the offer or the merger and the transactions contemplated by the merger agreement, taking into account all the terms and conditions of such proposal and the ability of the person making such superior proposal to consummate such aquisition proposal based upon, among other things, the availability of

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financing, provided that Digene otherwise has complied with its covenants against solicitation of acquisition proposals, paid to us the requisite termination fee and provided to us three (3) days advanced notice of the relevant proposal, all as set forth in the merger agreement.

Termination Fees

   If this Agreement is terminated by either Digene or us pursuant to Sections
(b)(i) or (ii) under "Termination of the Merger Agreement," and within 12 months following the termination Digene consummates an acquisition resulting in the sale of 15% or more of the assets or stock of Digene or a merger of other type of consolidation discussed in the merger agreement or enters into an agreement for such an acquisition that is later consummated, Digene will pay us a fee of $19,793,000. If this Agreement is terminated by Digene or us pursuant to Sections (d) or (e) under "Termination of the Merger Agreement," then the breaching party will pay to the non-breaching party a fee of $19,793,000. If this Agreement is terminated by us pursuant to Section (c) under "Termination of the Merger Agreement," Digene will pay us $19,793,000. If the merger agreement is terminated by Digene pursuant to (f) under "Termination of the Merger Agreement," Digene will pay us a fee of $19,793,000.

Amendments

   The merger agreement may be amended by action taken by Cytyc, Cruiser, Inc. and Digene at any time prior to the closing of the merger.

                          THE STOCKHOLDERS AGREEMENT
   The following is a summary description of the material provisions of the stockholders agreement. This summary is qualified in its entirety by reference to the complete text of the stockholders agreement, which is attached as Annex B to this prospectus and incorporated by reference into this prospectus. All Digene stockholders are urged to read the stockholders agreement in its entirety.

   Concurrently with the execution and delivery of the merger agreement, Cytyc and Cruiser, Inc. entered into a stockholders agreement with Evan Jones, Charles M. Fleischman, Wayne T. Hockmeyer, Ph.D., John H. Landon, Joseph M. Migliara, John J. Whitehead, Attila T. Lorincz, Ph.D., Robert McG. Lilley, Belinda O. Patrick, Greg Brown, Jeanmarie P. Curley, Susan M. Keese, William J. Payne, Ph.D., Donna Marie Seyfried, Joseph P. Slattery, Larry Wellman and Armonk Partners. As of February 19, 2002, those stockholders beneficially owned (determined in accordance with SEC rules) approximately 31.6% of the then outstanding shares of Digene common stock (including all then outstanding options held by such stockholders exercisable within 60 days of such date).

   Each such stockholder agreed to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the offer, not later than the fifth (5th) business day after commencement of the offer (i) all of the shares of Digene common stock beneficially owned by such stockholder on the date of the stockholders agreement, and (ii) any additional shares acquired by such stockholder after the date of the stockholders agreement and prior to the termination of the offer. The stockholders agreement shall not be binding upon any stockholder in the event that the merger agreement is amended by the parties to lower or change the form of offer price.

   Each stockholder that is a party to the stockholders agreement has agreed that, until the first to occur of the effective time of the merger or termination of the merger agreement, such stockholder will vote all shares beneficially owned by such stockholder (a) in favor of the merger and the merger agreement and in favor of any actions required in furtherance thereof;
(b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation of Digene under the merger agreement or the stockholders agreement; and (c) against (i) any action or agreement which would impede,

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interfere with or attempt to discourage the offer or the merger, (ii) any change in a majority of the persons who constitute the board of directors of Digene, (iii) any change in the capitalization or dividend policy of Digene, or
(iv) any other material change in Digene's corporate structure or business. Also, each stockholder that is a party to the stockholders agreement has granted to us a proxy to vote the shares beneficially owned by such stockholder at any meeting of stockholders or with respect to any action of the stockholders by written consent as set forth above. The foregoing proxy revokes any prior proxy granted by the stockholders with respect to their shares of Digene common stock.

   The stockholders agreement provides that no stockholder that is a party to such agreement shall, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such stockholder's shares of Digene common stock or Digene options or any interest therein; (ii) grant any proxies or powers of attorney, deposit any shares of Digene common stock into a voting trust or enter into a voting agreement with respect to any shares of Digene common stock; or (iii) take any action that would make any representation or warranty of such stockholder contained in the stockholders agreement untrue or incorrect or have the effect of preventing or disabling such stockholder from performing such stockholder's obligations under the stockholders agreement.

   In addition, each stockholder that is a party to the stockholders agreement agreed that during the 90 day period commencing immediately upon the effective time of the merger such stockholder will not dispose of any shares of Cytyc capital stock beneficially owned by such stockholder excluding Cytyc shares issued or issuable upon the exercise of any Digene options assumed by Cytyc pursuant to the Merger.

   The stockholders agreed not to, directly or indirectly, solicit or respond to any inquiries or the making of any proposal that constitutes any acquisition proposal (as defined in the merger agreement).

   The stockholders made customary representations and warranties to us, including with respect to (i) their record or beneficial ownership of, and right to vote, the shares of Digene common stock, (ii) their power and authority to execute and deliver the stockholders agreement without obtaining third-party consents, (iii) the noncontravention and nonviolation of the other agreements of the stockholders and of judgments, decrees, orders and laws applicable to them, (iv) the valid, binding and enforceable effect of the stockholders agreement, and (v) the shares of Digene common stock being free of all other liens, claims, voting or disposition arrangements or other encumbrances. In addition, we made representations and warranties to the stockholders, including with respect to (i) our organization, standing and corporate power, (ii) our authority to enter into the stockholders agreement, and (iii) the noncontravention and nonviolation of the other agreements of the stockholders and of judgments, decrees, orders and laws applicable to them.

                       THE TRANSACTION OPTION AGREEMENT

   The following is a summary description of the material provisions of the transaction option agreement. This summary is qualified in its entirety by reference to the complete text of the transaction option agreement, which is attached as Annex C to this prospectus and incorporated by reference into this prospectus. All Digene stockholders are urged to read the transaction option agreement in its entirety.

   Concurrently with the execution and delivery of the merger agreement, we entered into the transaction option agreement with Digene pursuant to which Digene granted us an irrevocable option, exercisable after we have purchased shares of Digene common stock pursuant to the offer, to purchase up to 19.9% of the total shares of Digene common stock outstanding if, after giving effect to the exercise of the option and as a result of such exercise, the number of shares then owned by us represents at least 90.1% of the shares of Digene common stock outstanding. The transaction option agreement will terminate upon the earlier of the effective time of the merger or termination of the merger agreement for any reason. As a result of entering into the transaction option agreement, we may be deemed to beneficially own (determined in accordance with SEC rules) approximately 16.6% of the then outstanding shares of Digene common stock (calculated as of February 19, 2002 and assuming the purchase by us of the maximum amount of shares of Digene common stock permitted by such agreement).

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                         INTERESTS OF CERTAIN PERSONS

   Some directors and executive officers of Digene may have interests in the offer and the merger that are different from or in addition to your interests. Information about these interests is more fully set forth in Digene's Solicitation/Recommendation Statement on Schedule 14D-9, including the Information Statement attached as Annex A to the Schedule 14D-9, dated March 1, 2002, which is being mailed to Digene stockholders with this preliminary prospectus and which is incorporated into this prospectus by reference.

   Each material agreement, arrangement or understanding and any actual or potential conflict of interest between Digene or its affiliates and Digene, its executive officers, directors or affiliates, or between Digene or its affiliates and Cytyc or Cruiser, Inc. or their respective executive officers, directors or affiliates, is incorporated into this prospectus by reference as a result of the previous sentence.

Treatment of Stock Options

   Each outstanding option to purchase shares of Digene common stock, including options granted to officers and directors, will accelerate in connection with the transactions contemplated by the merger agreement. Further, the merger agreement provides that each option to purchase shares of Digene common stock outstanding after the consummation of the merger will be assumed by us, and shall be exercisable in accordance with the terms of such option for:

    - a number of whole shares of Cytyc common stock equal to the product of the number of shares of Digene common stock that were issuable upon exercise of such option immediately prior to the transactions contemplated by the merger agreement, multiplied by 1.1969, rounded down to the nearest whole number of shares of Cytyc common stock; and

    - an amount in cash equal to the product of the number of shares of Digene common stock that were issuable upon exercise of such option immediately prior to the transactions contemplated by the merger agreement, multiplied by $4.00, rounded down to the nearest cent.

   The effective exercise price per share applicable to each option will be equal to a number equal to the quotient of the exercise price per share of such option immediately prior to the transactions contemplated by the merger agreement divided by 1.1969, rounded up to the nearest cent.

   As of February 27, 2002, executive officers and directors of Digene held options to purchase a total of 2,260,496 shares of Digene common stock, with an average exercise price of approximately $19.15.

Employment Agreements

   On February 19, 2002, Digene entered into written employment agreements and noncompetition, nondisclosure and developments agreements with each of Evan Jones, the Chief Executive Officer and Chairman of the Board of Digene; Charles
M. Fleischman, the President, Chief Operating Officer, Chief Financial Officer and a Director of Digene; Joseph P. Slattery, the Vice President, Finance of Digene; and Donna Marie Seyfried, the Vice President, Business Development of Digene. None of these persons had employment agreements with Digene prior to February 19, 2002.

   The following is a summary of some of the rights, privileges, restrictions and conditions relating to the these employment agreements and noncompetition, nondisclosure and developments agreements. The specific provisions of the agreements are contained in the individual officer's agreement which are included as exhibits to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Digene on March 1, 2002, and is incorporated herein by reference. You should read the individual officer agreements for a more complete understanding of their terms.

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

   Each of the officer's employment agreements and noncompetition agreements have substantially similar terms except for each officer's title and base salary. The employment agreements provide for annual base salaries of $305,000 for Mr. Jones, $305,000 for Mr. Fleischman, $200,000 for Ms. Seyfried and $176,000 for Mr. Slattery. Each employment agreement provides that the officer is eligible to participate in Digene's benefit plans, practices and policies to the same extent as Digene employees of similar rank and tenure, will be reimbursed by Digene for reasonable business expenses and is eligible to receive an annual discretionary bonus based upon the attainment of certain goals set by the Digene board of directors.

   Under the terms of each employment agreement, Digene may terminate any of the officers with or without cause. Each employment agreement provides that if such officer is terminated by Digene without cause or terminates his or her own employment based on the occurrence of certain events described as "good reason," he or she will receive, subject to compliance with certain conditions:
(i) salary continuation at such officer's base salary for twelve (12) months;
(ii) monthly premium payments for medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for the earlier of: (A) twelve (12) months; (B) the date the officer obtains other employment; or (C) the date the officer's COBRA continuation would terminate in accordance with the provisions of COBRA; and (iii) a payment equal to the bonus paid to the officer for the fiscal year prior to the fiscal year in which the employment of the officer is terminated to be paid in a lump-sum within thirty
(30) days after the date of such officer's termination.

   Each noncompetition agreement provides that, among other things, during the term of his or her employment and continuing for a period of one (1) year after the termination thereof, each officer agrees that he or she will not alone or as a partner, officer, director, employee, consultant, agent, joint venturer, lender, independent contractor or stockholder of any company or business: (i) directly or indirectly engage in any commercial activity involving: (A) diagnostic testing or gene-based testing systems for women's cancers and/or infectious diseases; or (B) other products or services conceived, researched, designed, developed, actively marketed, manufactured, distributed or sold by Digene during the officer's employment with Digene of which the officer was aware; (ii)(A) solicit for any such business any customers, partners or investors of Digene; or (B) interfere with or disrupt any existing relationships between Digene and an entity that is a customer, licensee, supplier, vendor, distributor, dealer, partner or investor of Digene.

   Each officer further agrees that he or she will not: (i) reveal to any person or entity any non-public information concerning the organization, business or finances of Digene; or (ii) make, use or permit to be used any property of Digene other than for the benefit of Digene. Upon termination of an officer, such officer will not use, or allow any other party to use the property of Digene, and all non-public information and property of Digene in such officer's possession will be returned to Digene at the time of the officer's termination of employment; (A) hire or engage any person who is or was an employee, agent, representative, contractor or consultant of Digene within the one year period immediately prior to the last date of the officer's employment, except for any person terminated by Digene without cause and any officer's administrative assistant ("Company Person"), or (B) solicit, recruit or induce any Company Person to cease his or her relationship with Digene.

   Each officer further agrees that he or she will not: (i) reveal to any person or entity any non-public information concerning the organization, business or finances of Digene; or (ii) make, use or permit to be used any property of Digene other than for the benefit of Digene. Upon termination of an officer's employment, such officer will not use, or allow any other party to use the property of Digene and all non-public information and property of Digene in such officer's possession will be returned to Digene.

   Each noncompetition agreement further provides that all inventions, developments and other intellectual property rights made, conceived, created, discovered, invented, reduced to practice or otherwise obtained by an officer during his or her employment with Digene, which relate to Digene's business, result from tasks assigned to or performed by the officer, or result from use of Digene's property, time or confidential information, are assigned to and are the sole and absolute property of, Digene. Each officer also agreed to cooperate fully to ensure the Company's ownership and preservation of all such intellectual property rights.

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

Indemnification of Directors and Officers

   Pursuant to the merger agreement, subject to applicable law, we and our wholly-owned subsidiary Cruiser, Inc. have agreed to indemnify and hold harmless the current and former directors and officers of Digene in respect of acts and omissions occurring prior to the consummation of the merger to the extent currently provided in Digene's certificate of incorporation. In addition, we have agreed to maintain for a period of 6 years from the consummation of the merger Digene's current directors' and officers' insurance and indemnification policy to the extent it provides coverage for events occurring prior to the consummation of the merger for all of Digene's current officers and directors. If the existing directors' and officer's insurance and indemnification policy cannot be maintained, expires or is terminated or canceled during such six-year period, we have agreed to use reasonable efforts to cause to be obtained as much comparable insurance as can be obtained for the remainder of such period on terms and conditions substantially similar to the existing policy.

   In addition, in the event we consolidate with or merge into any other company and shall not be the continuing or surviving company of such consolidation or merger, or if we transfer or convey all or substantially all of our properties and assets to any other company, then, and in each such case, we have agreed that proper provision shall be made so that any these successors and assigns assume these indemnification obligations.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Generally

   The following discussion addresses the material U.S. federal income tax consequences of the offer and the merger that generally are applicable to Digene stockholders. The following discussion does not deal with all U.S. federal income tax consequences that may be relevant to Digene stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, banks, insurance companies, tax-exempt organizations, subject to alternative minimum tax, holding their shares as part of a hedge, straddle, or other risk reduction transaction, non-U.S. persons, dissenting from the merger, or who acquired their Digene shares through stock option or stock purchase programs or otherwise as compensation. In addition, it does not address the tax consequences of the offer and merger under state, estate, local, or foreign tax laws or the tax consequences of transactions completed before or after the offer and merger, such as the exercise of options or rights to purchase Digene shares in anticipation of the offer and merger.

   Furthermore, this discussion is limited to Digene stockholders that hold their Digene shares as capital assets and does not consider the tax treatment of Digene stockholders that hold Digene shares through a partnership or other pass-through entity. Digene stockholders are urged to consult their own tax advisors regarding the tax consequences to them of the offer and merger based on their own circumstances, including the applicable U.S. federal, state, estate, local, and foreign tax consequences to them of the offer and merger.

   The following discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, all as of the date of this Registration Statement, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the offer and merger to Digene, Cytyc, and/or their respective stockholders.

   Neither Digene nor Cytyc has requested nor will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the offer and merger. Ballard Spahr Andrews & Ingersoll, LLP, counsel to Digene, will render its opinion, subject to certain qualifications and limitations, to Digene, that, among other things, the offer and merger will constitute a reorganization under Section 368(a) of the Code.

   Based on the assumption that the offer and merger will constitute a reorganization, and subject to the limitations and qualifications referred to in this discussion, the following U.S. federal income tax consequences will result from the offer and merger:

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

Gain Recognition

   A Digene stockholder who exchanges Digene shares for cash and Cytyc common stock in the offer or the merger generally will recognize gain (but not loss) in an amount equal to the lesser of:

  . the excess (if any) of (i) the amount of cash (other than cash received in lieu of fractional shares) and the fair market value of the Cytyc common stock (including fractional shares) received in the exchange over (ii) the stockholder's adjusted tax basis in the Digene shares; and

  . the amount of cash received in the exchange (other than cash received in lieu of fractional shares).

   Such gain generally will be capital gain, and will be long-term capital gain with respect to any Digene shares that have been held by the Digene stockholder for more than one year as of the time of the exchange. Nevertheless, any gain recognized by a Digene stockholder pursuant to the offer or merger may be taxed as an ordinary dividend if such stockholder actually or constructively owns a sufficient amount of Cytyc shares after the offer or merger so as not to qualify for exchange treatment under the rules set forth in Section 302 of the Code. A Digene stockholder who exchanges Digene shares for cash and Cytyc common stock pursuant to the offer or merger will not be permitted to recognize a loss in the exchange, except with respect to cash received in lieu of fractional shares, as discussed below.

Tax Basis

   The aggregate tax basis of the Cytyc common stock received by Digene stockholders in the offer and merger (including any fractional shares of Cytyc common stock for which cash is received) will be equal to the aggregate tax basis of the Digene shares exchanged for Cytyc common stock, decreased by the aggregate amount of cash (other than cash in lieu of fractional shares) received in the exchange, and increased by the aggregate amount of gain (if any) recognized in the exchange (other than with respect to gain or loss realized as a result of cash received in lieu of fractional shares).

Holding Period

   The holding period of the Cytyc common stock received by a Digene stockholder in the offer or merger will include the holding period of the Digene shares that were exchanged for those Cytyc shares.

Fractional Shares

   A Digene stockholder who receives cash in lieu of a fractional share of Cytyc common stock will be treated as if the fractional share were received pursuant to the offer or merger and as if the fractional share were redeemed by Cytyc for cash. A Digene stockholder who receives cash in lieu of a fractional share of Cytyc common stock generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in lieu of a fractional share and (ii) the portion of the stockholder's adjusted tax basis in its Digene shares that is allocated to the fractional share. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss with respect to any Digene shares held by the Digene stockholder for more than one year as of the time of the exchange.

Limitations on Opinion

   The opinion of Ballard Spahr Andrews & Ingersoll, LLP will assume the truth and accuracy of certain factual representations made by Digene, Cytyc and Cruiser, Inc., which representations customarily are given in transactions of this kind. Whether the transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Code will depend, among other requirements, upon whether the fair market value of the Cytyc common stock received by Digene stockholders pursuant to the offer and merger represents at least 50 percent of the total consideration received by Digene stockholders pursuant to the offer and merger. If the fair market value

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

of the Cytyc common stock received by Digene stockholders represents, less than 50 percent of the total consideration in the transaction, then the opinion of Ballard Spahr Andrews & Ingersoll, LLP cannot be relied upon and the tax consequences of the offer and/or the merger likely would be as described below under "Consequences if the Offer and Merger Do Not Qualify as a Reorganization." In addition, an opinion of counsel is not binding on the Internal Revenue Service, and Ballard Spahr Andrews & Ingersoll, LLP cannot assure Digene that the Internal Revenue Service will not successfully challenge the qualification of the offer and the merger as a "reorganization" within the meaning of Section 368(a) of the Code.

Consequences if the Offer and Merger Do Not Qualify as a Reorganization

   If the offer and merger fail to qualify as a "reorganization" for U.S. federal income tax purposes, a Digene stockholder would recognize the full amount of its capital gain (or loss) realized on the exchange, computed by reference to the amount by which the sum of the value of the Cytyc common stock on the date of the exchange and the amount of cash received exceeds (or is less than) the stockholder's adjusted tax basis in the Digene shares exchanged. A Digene stockholder's initial tax basis in its Cytyc common stock received in the offer or merger would be equal to the fair market value of that stock on the date of the offer or merger, and that stockholder's holding period in the Cytyc common stock received in the offer or merger would begin on the day after the date of the exchange.

Backup Withholding

   Cash payments made to Digene stockholders pursuant to the offer or the merger may, under certain circumstances, be subject to backup withholding at a rate of 30 percent. However, backup withholding will not apply to a Digene stockholder who either (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the requisite forms that will be included as part of the letter of transmittal, or (ii) otherwise proves to Cytyc and the exchange agent that the Digene stockholder is exempt from backup withholding.

   THE FOREGOING DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND MERGER, AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND MERGER. AS DESCRIBED ABOVE, THIS DISCUSSION DOES NOT ADDRESS CERTAIN CATEGORIES OF SHAREHOLDERS, NOR DOES IT ADDRESS STATE, ESTATE, LOCAL OR FOREIGN TAX CONSEQUENCES. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. DIGENE STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DETERMINE THEIR PARTICULAR U.S. FEDERAL INCOME, STATE, ESTATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES RESULTING FROM THE OFFER AND MERGER, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

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

                          MARKET PRICES AND DIVIDENDS

   Our common shares are listed on the Nasdaq National Market under the symbol "CYTC." Digene common shares are listed on the Nasdaq National Market under the symbol "DIGE."

   The following table sets forth, for the full calendar quarters ended on the dates indicated, the high and low last reported prices per Cytyc share and Digene share, in each case as reported on the Nasdaq National Market. Cytyc share price data reflect the two-for-one stock split in the form of a stock dividend paid in January 2000 to holders of record of the Company's Common Stock on January 14, 2000 and the three-for-one stock split in the form of a stock dividend paid in March 2001 to holders of record of the Company's Common Stock on February 16, 2001.

                                                  Cytyc
                                              Common Stock  Digene Common Stock
                                              ------------- -------------------
                                               High   Low     High       Low
                                              ------ ------  ------    ------
2000:
   First Quarter............................. $19.25 $ 7.94 $58.50    $15.75
   Second Quarter............................  22.58   9.83  51.63     25.25
   Third Quarter.............................  23.48  11.25  44.88     32.50
   Fourth Quarter............................  22.38  12.67  45.00     31.19
2001:
   First Quarter............................. $22.67 $13.63 $44.50    $10.63
   Second Quarter............................  26.03  14.50  41.00     12.88
   Third Quarter.............................  27.01  18.67  39.50     22.00
   Fourth Quarter............................  30.22  21.65  39.00     24.76
2002:
   First Quarter (through February 27, 2002). $26.49 $19.24    $32.30 $21.45

   On February 15, 2002, the last full trading day prior to the public announcement of the offer and the merger, the last sale price per Cytyc common share on the Nasdaq National Market was $20.73 and the last sale price per Digene common share on the Nasdaq National Market was $25.51. On February 27, 2002, the most recent practicable date prior to the printing of this document, the last sale price per share of our common stock was $23.46 and the last sale price per Digene common share was $31.87.

   Neither we nor Digene has ever declared or paid any cash dividends on its common stock or other securities and neither anticipates paying cash dividends in the foreseeable future.

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

                      DESCRIPTION OF CYTYC CAPITAL STOCK

   The following is a summary of certain matters with respect to the capital stock of Cytyc. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read the more detailed provisions of Cytyc's certificate of incorporation and by-laws carefully, which are incorporated as exhibits to this registration statement to which this Prospectus is a part.

General

   As of the date of this prospectus, Cytyc's authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. No other classes of capital stock are authorized under the Cytyc certificate of incorporation. The issued and outstanding shares of Cytyc common stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

   Holders of common stock have no preemptive, redemption or conversion rights. The holders of common stock are entitled to receive dividends when and as declared by the Cytyc board of directors out of funds legally available therefor and subject to any preferential dividend rights of any then outstanding preferred stock. Upon Cytyc's liquidation, dissolution or winding up, the holders of common stock may share ratably in Cytyc's net assets after payment of liquidating distributions to holders of preferred stock, if any. Each holder of common stock is entitled to one vote per share of common stock held of record by such holder.

Preferred Stock

   The Cytyc board of directors has the power, without further vote of stockholders, to authorize the issuance of up to 5,000,000 shares of preferred stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of preferred stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. There are no shares of preferred stock currently outstanding.

Rights Plan

   On August 27, 1997, Cytyc issued to holders of common stock rights to purchase preferred stock pursuant to a Rights Agreement of the same date between Cytyc and Fleet National Bank (f/k/a BankBoston, N.A.) as rights agent, as amended June 22, 1998 (as amended, the "rights agreement"). Under the terms of the rights agreement, the preferred stock purchase rights will become exercisable upon the occurrence of certain triggering events, including the acquisition by an acquiring person of 15% of the outstanding shares of Cytyc common stock. The existence of the rights agreement may discourage or render more difficult an acquisition of Cytyc that is deemed undesirable by Cytyc's board of directors. See "Comparison of Rights of Stockholders of Cytyc and Digene-- Rights Plan."

Transfer Agent and Registrar

   The registrar and transfer agent for the Cytyc common stock is EquiServe Trust Company, N.A.

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

           COMPARISON OF RIGHTS OF STOCKHOLDERS OF CYTYC AND DIGENE

General

   This section of the prospectus describes the material differences between the rights of holders of Cytyc common stock and holders of Digene common stock under their respective certificates of incorporation and bylaws. While we believe that the description covers the material differences between the two, this summary is not intended to be a complete discussion of the respective certificates of incorporation and by-laws of Cytyc and Digene and it is qualified in its entirety to applicable Delaware law as well as to Cytyc's and Digene's respective certificates of incorporation and by-laws. You should carefully read this entire summary and the other documents we refer to for a more complete understanding of the differences between being a stockholder of Cytyc and being a stockholder of Digene. Cytyc's and Digene's respective certificates of incorporation and by-laws are on file with the SEC and will also be sent to you upon request. For more information, see "Where You Can Find More Information" on page 6.

   Both Cytyc and Digene are incorporated under the laws of the state of Delaware. Accordingly, the rights of their stockholders are currently governed by Delaware law and by their respective certificates of incorporation and by-laws. After the completion of the merger, stockholders of Digene exchanging their shares in the offer will become stockholders of Cytyc and their rights as such will be governed by Delaware law, the Cytyc certificate of incorporation and the Cytyc by-laws. The following summarizes differences in the certificates of incorporation of Cytyc and Digene that could materially affect the rights of stockholders of Digene after completion of the merger.

Capitalization

   Cytyc. Cytyc is authorized to issue 200,000,000 shares of $.01 par value common stock and 5,000,000 shares of preferred stock. As of February 27, 2002, 121,709,382 shares of Cytyc common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Cytyc's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of Cytyc common stock.

   Digene. Digene is authorized to issue 50,000,000 shares of $0.01 par value common stock and 1,000,000 shares of $0.10 par value preferred stock. As of February 27, 2002, 17,907,947 shares of Digene common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Digene's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of Digene common stock.

Voting

   Cytyc. Each holder of Cytyc common stock is entitled to one vote for each share and may not cumulate votes. Except as otherwise required by law or provided in the Cytyc certificate of incorporation, the holders of Cytyc common stock and Cytyc preferred stock vote together as a single class on all matters voted on by the Cytyc stockholders, subject to any special or preferential voting rights of any then outstanding preferred stock.

   Digene. Each holder of Digene's common stock is entitled to vote on all matters to be voted upon by stockholders as may be specifically required by law or in Digene's by-laws, including the election of directors. Each holder of common stock is entitled to one vote per share.

Number and Classification of Directors

   Cytyc. Cytyc's certificate of incorporation and by-laws provide that the number of directors may not be less than three. Cytyc's certificate of incorporation and by-laws also provide that its board of directors will be comprised of three classes with no one class having more than one director more than any other class. Each class is elected for three years and a different class of directors stands for election each year.

   Digene. Digene's by-laws provide that the number of directors which constitute the entire board of directors may not be less than one nor more than ten, and that the number of directors constituting the whole Board may be increased or decreased from time to time by action of the Board. Digene's by-laws also provide

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

that its board of directors will be comprised of three classes with no one class having more than one director more than any other class. Each class is elected for three years and a different class of directors stands for election each year.

Removal of Directors

   Cytyc. Cytyc's certificate of incorporation and by-laws provide that the stockholders may remove a director for cause by the affirmative vote of the holders of at least a majority of the shares of the capital stock of Cytyc outstanding and entitled to vote or without cause by the affirmative vote of holders of at least 75% of the shares of the capital stock of Cytyc outstanding and entitled to vote.

   Digene. Digene's by-laws provide that any director or the entire Board may be removed, only for cause, by the holders of a majority of shares entitled to vote at an election of directors.

Filling Vacancies on the Board of Directors

   Cytyc. Cytyc's certificate of incorporation and by-laws provide that the directors will fill a vacancy on the board, including a vacancy caused by an enlargement of the board, by a vote of the majority of the directors then in office, even if they constitute less than a quorum, or by a sole remaining director. A director elected to fill a vacancy will be elected to hold office until the next election of the class for which the director was elected and until a successor is elected and qualified.

   Digene. Digene's by-laws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors who are elected to fill vacancies and newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified.

Amendments to Certificate of Incorporation

   Cytyc. Cytyc's certificate of incorporation provides that the company reserves the right to amend or repeal any provision of its certificate of incorporation in the manner prescribed by the laws of the State of Delaware. However, Cytyc's certificate of incorporation also provides that any proposal amending Cytyc's certificate of incorporation to reduce or eliminate the number of its authorized shares of common stock or preferred stock, or relating to Cytyc's perpetual existence, the board of directors generally, stockholder action and special meetings of stockholders, personal liability of directors, indemnification, factors the board may consider in connection with mergers and acquisitions or amending the certificate of incorporation requires the affirmative vote of at least 75% of the shares of capital stock of Cytyc outstanding and entitled to vote.

   Digene. Digene's certificate of incorporation provides that Digene reserves the right to amend, alter, change or repeal any provision of its certificate of incorporation in the manner prescribed by statute, and that all rights granted to stockholders are subject to this reservation.

Amendments to By-laws

   Cytyc. Cytyc's by-laws provide that the directors may amend the by-laws by the affirmative vote of a majority of the directors present at any regular or special meeting at which a quorum is present. In addition, Cytyc's by-laws also provide that the stockholders may amend the by-laws by the affirmative vote of 66 2/3% of the shares of Cytyc capital stock outstanding and entitled to vote at any regular or special meeting of stockholders.

   Digene. Digene's by-laws provide that the stockholders or the directors, when such power is conferred upon the board by Digene's certificate of incorporation, may alter, amend or repeal the by-laws at any meeting of the stockholders or directors, provided that notice of such alteration, amendment or repeal is given.

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

Action by Written Consent

   Cytyc. Cytyc's certificate of incorporation and by-laws provide that the stockholders may not take any action by written consent in lieu of a meeting.

   Digene. Any action required or permissible to be taken any annual or special meeting of the stockholders may be taken without a meeting if a consent in writing is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action had a meeting actually taken place.

Notice of Stockholder Actions

   Cytyc. Cytyc's by-laws provide that to nominate directors or bring business before an annual meeting, stockholders must give written notice to the secretary of Cytyc at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting. However, if the annual meeting is more than 30 days before or 60 days after the anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, stockholders must give written notice not more than 90 days prior to the annual meeting and not less than the later of 60 days prior to the annual meeting and 10 days after Cytyc makes the first public announcement of the date of the meeting.

   Digene. Digene's by-laws provide that written notice of a stockholder proposal must be given to the secretary of Digene not later than 120 days in advance of the anniversary date of Digene's proxy statement for Digene's annual stockholders meeting in the previous calendar year.

Right to Call Special Meeting of Stockholders

   Cytyc. Cytyc's by-laws provide that the chairman of the board of directors, a majority of the board of directors or the President may call a special meeting of stockholders at any time.

   Digene. Digene's by-laws provide that the a special meeting of the stockholders may be called by the Chairman of the Board, and shall be called by the chairman of the board at the request in writing of a majority of the directors or at the request in writing of the holders of a majority of the Digene issued and outstanding capital stock then entitled to vote.

Limitation of Personal Liability of Directors

   The DGCL provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit the liability of a director for:

  . any breach of the director's duty of loyalty to the corporation or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  . willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or

  . any transaction from which the director derived an improper personal benefit.

   Cytyc. The Cytyc certificate of incorporation provides that no director shall be personally liable to Cytyc or its stockholders for monetary damages for breach of fiduciary duty as director, notwithstanding any provision of law imposing liability, except:

  . for any breach of the director's duty of loyalty to Cytyc or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  .  under Section 174 of the General Corporation Law of the State of Delaware;
     or

  . for any transaction from which the director derived an improper personal benefit.

   Digene. Digene's certificate of incorporation provides that, except as otherwise required by the DGCL, no director will be personally liable to Digene or its stockholders for monetary damages for breach of fiduciary duty as a director.

Dividends

   Cytyc. Cytyc's certificate of incorporation provides that Cytyc's board may declare and pay dividends upon shares of Cytyc common stock, but only out of funds available for the payment of dividends as provided by law, and subject to any preferential rights of any outstanding preferred stock.

   Digene. As permitted by the DGCL, Digene's board may declare and pay dividends upon shares of Digene's common stock, but only out of funds available for the payment of dividends as provided by law. Dividends on outstanding shares of preferred stock shall be paid and declared and set apart for payment before any dividends are paid or declared and set apart for payment on the common stock with respect to the same dividend period.

Conversion and Redemption

   Cytyc. Holders of Cytyc common stock have no right to convert their shares into any other shares of capital stock of Cytyc or any other securities. Holders of Cytyc common stock are not entitled to any redemption rights.

   Digene. In accordance with the DGCL, holders of Digene's common stock have no right to convert their shares into any other shares of capital stock of Digene or any other securities, and are not entitled to any redemption rights.

Liquidation

   Cytyc. Cytyc's certificate of incorporation provides that upon the dissolution or liquidation of Cytyc, holders of Cytyc common stock will be entitled to receive all assets of Cytyc available for distribution to Cytyc's stockholders, subject to any preferential rights of any then outstanding preferred stock.

   Digene. In accordance with the DGCL, upon the dissolution or liquidation of Digene, holders of Digene common stock will be entitled to receive all assets of Digene available for distribution to Digene's stockholders.

Rights Plans

   Cytyc. On August 27, 1997, Cytyc issued to holders of common stock rights to purchase preferred stock pursuant to a Rights Agreement of the same date between Cytyc and Fleet National Bank (f/k/a BankBoston, N.A.) as rights agent, as amended June 22, 1998. Under the terms of the Rights Agreement, the preferred stock purchase rights will become exercisable upon the occurrence of certain triggering events, including the acquisition by an acquiring person of 15% of the outstanding shares of Cytyc common stock. The existence of the Rights Agreement may discourage or render more difficult an acquisition of Cytyc that is deemed undesirable by Cytyc's board of directors. Upon consummation of the merger, Digene's stockholders will also obtain such rights.

   Digene.  Digene does not have a rights agreement.

                                 LEGAL MATTERS

   The validity of the Cytyc common stock offered hereby will be passed upon for Cytyc by Testa, Hurwitz & Thibeault, LLP, counsel to Cytyc. Attorneys at Testa, Hurwitz & Thibeault, LLP beneficially own an aggregate of 6,934 shares of Cytyc common stock as of the date of this prospectus. Ballard Spahr Andrews & Ingersoll, LLP, counsel to Digene, has delivered an opinion concerning certain U.S. federal income tax consequences of the offer and the merger.

                                    EXPERTS

   Cytyc's audited consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in Cytyc's annual report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. This prospectus incorporates these financial statements and report by reference in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Digene Corporation incorporated by reference in Digene Corporation's Annual Report (Form 10-K) for the year ended June 30, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statement are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  TRADEMARKS

   This document contains trademarks of Cytyc and Digene and may contain trademarks of others.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus, including information included or incorporated by reference in this document, contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of Cytyc following the consummation of its proposed acquisition of Digene, the anticipated financial and other benefits of such proposed acquisition and the plans and objectives of Cytyc's management following such proposed acquisition, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisition, anticipated results of operations of the combined company following the proposed acquisition, projected earnings per share of the combined company following the proposed acquisition and the restructuring charges estimated to be incurred in connection with the proposed acquisition. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements.

   These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

  .  failure of the offer and the merger to be consummated;

  . cost savings expected to result from the proposed acquisition may not be fully realized or realized within the expected time frame;

  . operating results following the proposed acquisition may be lower than expected;

  . competitive pressure among companies in our industry may increase significantly;

  . costs or difficulties related to the integration of the businesses of Cytyc and Digene may be greater than expected;

  . adverse changes in the interest rate environment may reduce interest margins or adversely affect asset values of the combined company;

  . general economic conditions, whether nationally or in the market areas in which Cytyc and Digene conduct business, may be less favorable than expected;

  . legislation or regulatory changes may adversely affect the businesses in which Cytyc and Digene are engaged; or

  .  adverse changes may occur in the securities markets.

See "Where You Can Find More Information" beginning on page 6.

                                                                     Schedule I

            Information Concerning Directors and Executive Officers
                    of Cytyc Corporation and Cruiser, Inc.

   1. Directors and Executive Officers of Cytyc Corporation. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Cytyc. Each such person is a citizen of the United States and the business address of each such person is c/o Cytyc Corporation, 85 Swanson Road, Boxborough, Massachusetts 01719.

     Name and                                   Present Principal Occupation or Employment and
 Business Address   Age    Office(s)                     Five-Year Employment History
------------------- --- --------------- ---------------------------------------------------------------
Patrick J. Sullivan 50  Chief Executive Mr. Sullivan has served as President and Chief Executive
                        Officer, Vice   Officer and as a director of Cytyc since March 1994. In January
                        Chairman and    2001 he was named Vice Chairman of the Board of Directors.
                        Chairman-Elect  From January 1991 to March 1994, Mr. Sullivan served as Vice
                                        President of Sales and Marketing of Cytyc. Prior to joining
                                        Cytyc, Mr. Sullivan was employed in several marketing
                                        positions for five years by Abbott Laboratories, a diversified healthcare company, and was a consultant with McKinsey and
                                        Company, an international management consulting firm. Mr.
                                        Sullivan is a graduate of the United States Naval Academy and received an M.B.A. from Harvard University.
Daniel J.           51  President and   Mr. Levangie joined Cytyc in June 1992 as Director of Sales,
  Levangie              Chief Operating North America and has served as Executive Vice President and
                        Officer         Chief Operating Officer since February 2001. From February
                                        2000 to February 2001, Mr. Levangie served as Senior Vice
                                        President, and from December 1997 to February 2000 he
                                        served as Vice President, Commercial Operations. Prior to
                                        December 1997, Mr. Levangie served in various positions with
                                        Cytyc, including Vice President of Sales. Prior to joining
                                        Cytyc, from 1975 through 1992, Mr. Levangie held a variety of sales and marketing positions with Abbott Laboratories, a
                                        diversified health care company. Mr. Levangie received a B.S.
                                        degree in Pharmacy from the College of Pharmacy & Allied
                                        Health Sciences of Northeastern University.
Robert L. Bowen     52  Vice President, Mr. Bowen joined Cytyc in December 2000 as Vice President,
                        Chief Financial Chief Financial Officer and Treasurer. Prior to joining Cytyc,
                        Officer and     from October 1993 to June 2000, Mr. Bowen served as Chief
                        Treasurer       Financial Officer--Europe for Case Corporation, a global
                                        supplier of agriculture equipment, construction equipment and financial services. From October 1993 to October 1997, Mr.
                                        Bowen was Senior Vice President and Chief Financial Officer
                                        for A.W. Chesterton Company, a privately held global
                                        manufacturer of fluid sealing products. From 1972 to 1993, Mr.
                                        Bowen held various positions with General Electric Company, including Director Finance, GE Lighting Europe, Director
                                        Finance, GE Medical Systems Asia, and Senior Vice President
                                        Finance, GE Trading Company. Mr. Bowen received an M.B.A.
                                        degree from New York University and a B.B.A. (Bachelor of
                                        Business Administration) degree from Ohio University.

     Name and                                 Present Principal Occupation or Employment and
 Business Address  Age    Office(s)                    Five-Year Employment History
------------------ --- ---------------- -----------------------------------------------------------
A. Suzanne         49  Vice President,  Ms. Meszner-Eltrich joined Cytyc as Vice President, Human
  Meszner-Eltrich      Human Resources, Resources and General Counsel in September 1997. Prior to
                       General Counsel  joining Cytyc, Ms. Meszner-Eltrich was an independent
                       and Secretary    general counsel and human resources executive for a number of private and public high technology companies in New
                                        England, including Pilot Software, Inc. and PC Connection,
                                        Inc. From April 1992 through June 1995 she was Vice
                                        President, Human Resources and General Counsel of Easel
                                        Corporation of Burlington, Massachusetts. Ms. Meszner-
                                        Eltrich received her Doctor of Jurisprudence from New
                                        England School of Law and a B.A. from Ohio State
                                        University.
James Linder, M.D. 47  Chief Medical    Dr. Linder became Cytyc's Chief Medical Officer in January
                       Officer          2002. From May 1996 through January 2002, he served as
                                        Consulting Medical Director of Cytyc. Dr. Linder has been
                                        Professor of Pathology and Microbiology at the University
                                        of Nebraska Medical Center since 1990 to the present, and
                                        was the Interim Dean for the College of Medicine from 1998 through 2000. Dr. Linder trained in Pathology at Duke
                                        University and the University of Nebraska, earned his M.D.
                                        from the University of Nebraska Medical Center and a B.S.
                                        in Biochemistry and Microbiology from Iowa State
                                        University. He serves on numerous editorial boards of
                                        scientific journals, and as a member of the Council of the
                                        United States and Canadian Academy of Pathology.
Christopher A.     44  Vice President,  Mr. Bleck joined Cytyc in December 2001 as Vice
  Bleck                Commercial       President, Commercial Operations. From 1999 to 2001, Mr.
                       Operations       Bleck served as Corporate Vice President/General Manager
                                        Pediatric Products for Ross Products/Abbott Labs. From
                                        1983 to 1999, Mr. Bleck held several positions with Abbott
                                        Labs, including Vice President Managed Care, Vice
                                        President Business Development for Abbott International,
                                        and President/General Manager Abbott Canada. Mr. Bleck
                                        received an M.B.A. from the University of Connecticut, and a B.S. in Pharmacy from the University of Connecticut.
Monroe E. Trout,   71  Chairman of the  Dr. Trout became a director of Cytyc in 1993 and was
  M.D.                 Board            elected Chairman of the Board of Directors of Cytyc in
                                        January 1998. Following his retirement from American
                                        Healthcare Systems (''AmHS''), a major national
                                        consortium of more than 1,000 hospitals, in January 1995,
                                        Dr. Trout was named Chairman Emeritus of AmHS. Prior to
                                        his retirement, from 1986 to January 1995, Dr. Trout held
                                        various positions with AmHS, including Chairman, Chief
                                        Executive Officer and President. From March 1996 until
                                        July 1996, Dr. Trout served as President and Chief
                                        Executive Officer of Cytran Inc. Prior to his employment at
                                        AmHS, Dr. Trout was a Senior Vice President and a member
                                        of the Board of Directors of Sterling Drug, Inc. Dr. Trout
                                        serves as a director of Baxter International Inc., West
                                        Pharmaceutical Services, Inc., the University of California
                                        San Diego Foundation, SAIC and Ineedmd, Inc.

    Name and                                     Present Principal Occupation or Employment and
Business Address  Age    Office(s)                        Five-Year Employment History
----------------- --- ---------------- ------------------------------------------------------------------
Sally W.          48  Director         Ms. Crawford became a director of Cytyc in January 1998. From
  Crawford                             April 1985 until January 1997, Ms. Crawford served as Chief
                                       Operating Officer of Healthsource, Inc., a publicly-held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company's
                                       Northern Region operations and marketing efforts. Since January
                                       1997, Ms. Crawford has been a health care consultant in New
                                       Hampshire. Ms. Crawford serves as a director of Exact Sciences
                                       Corporation and Chittendon Corporation.
Anna S. Richo     41  Director         Ms. Richo became a director of Cytyc in January 1998. She is currently Vice President, Law at Baxter Healthcare Corporation,
                                       BioScience Division. Ms. Richo has worked in various legal positions with Baxter for the past ten years, including serving as their Chief Litigation Counsel from 1994-1998. She is a member of the Baxter Senior Management Team and serves as an
                                       examiner for the Baxter Award for Operational Excellence. Prior
                                       to joining Baxter, Ms. Richo was an attorney for The NutraSweet
                                       Company.
William G. Little 59  Director         Mr. Little became a director of Cytyc in January 1998. He is currently the Chairman and Chief Executive Officer of West
                                       Pharmaceutical Services, Inc. Prior to joining West, Mr. Little served as President of Kendall's Health Care Division, as well as
                                       Senior Group Vice President for C.R. Bard, Inc.'s United States
                                       Operations, Managing Director and Area Vice President for
                                       Bard's European Operations and General Manager of Johnson &
                                       Johnson's Patient Care Division in England. Mr. Little currently serves on the Board of Directors for Fox Chase Cancer Center.
Walter E. Boomer  63  Director         Mr. Boomer became a director of Cytyc in February 2000. Since
                                       March 1997 he has served as President and Chief Executive
                                       Officer of Rogers Corporation, a specialty materials
                                       manufacturer. Prior to joining Rogers, Mr. Boomer was
                                       Executive Vice President of McDermott International, Inc., and
                                       President of their Babcock and Wilcox Power Generation
                                       Group. Mr. Boomer joined the Marine Corps in 1960, where he served until August 1994, achieving the rank of General in
                                       August 1986. From August 1992 to August 1994, General
                                       Boomer served as Assistant Commandant, the second highest
                                       position in the Marine Corps. Mr. Boomer serves as a director of
                                       Baxter International Inc., Connecticut Business and Industry
                                       Association and Rogers Corporation.
C. William        61  Vice Chairman of Mr. McDaniel became a director of Cytyc in April 1987 and
  McDaniel            the Board        served as a consultant to Cytyc from March 1995 to February
                                       1997. In January 2001 he was named Vice Chairman of the
                                       Board of Directors. Mr. McDaniel served as a consultant to and a director of CP Ventures, Inc., a venture capital firm, from
                                       April 1995 to April 1996 and June 1996, respectively. From
                                       1987 to March 1995, Mr. McDaniel was the President and a
                                       director of CP Ventures, Inc.

      Name and                              Present Principal Occupation or Employment and
  Business Address   Age Office(s)                   Five-Year Employment History
-------------------- --- --------- -----------------------------------------------------------------
William H. Longfield 63  Director  Mr. Longfield became a director of Cytyc in June 2001. He is currently the Chairman and Chief Executive Officer of C.R.
                                   Bard, Inc., and serves as a member of their board of directors as well as a member of their Executive Committee and
                                   Governance Committee. He is also a director of Manor Care,
                                   Inc., West Pharmaceutical Services, Inc. and Horizon Health
                                   Corporation.
Joseph B. Martin,    63  Director  Dr. Martin became a director of Cytyc in January 2002. He is
  M.D., Ph.D.                      currently the Dean, Faculty of Medicine, Harvard University.
                                   Prior to joining Harvard University, Dr. Martin was the
                                   Chancellor for the University of California, San Francisco. Dr.
                                   Martin serves as a director of Scientific Learning Corporation and Baxter International, Inc.
Marc C. Breslawsky   59  Director  Mr. Breslawsky became a Director of Cytyc in January 2002.
                                   He is currently the Chairman and Chief Executive Officer of
                                   Imagistics International Inc. Prior to joining Imagistics, he was
                                   President and Chief Operating Officer of Pitney Bowes Inc.
                                   and a member of the Corporate Management Committee. Mr.
                                   Breslawsky is a director for Imagistics International Inc., C.R.
                                   Bard, Inc., United Illuminating Company The Pittston
                                   Company, and the Connecticut Business and Industry
                                   Association.

   2. Directors and Executive Officers of Cruiser, Inc. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Cruiser, Inc. Each such person is a citizen of the United States and the business address of each such person is c/o Cytyc Corporation, 85 Swanson Road, Boxborough, Massachusetts 01719.

     Name and                           Present Principal Occupation or Employment and
 Business Address  Age Office(s)                 Five-Year Employment History
------------------ --- --------- -------------------------------------------------------------
Daniel J. Levangie 51  President Mr. Levangie joined Cytyc in June 1992 as Director of Sales,
                                 North America and has served as Executive Vice President and
                                 Chief Operating Officer since February 2001. From February
                                 2000 to February 2001, Mr. Levangie served as Senior Vice
                                 President, and from December 1997 to February 2000 he
                                 served as Vice President, Commercial Operations. Prior to
                                 December 1997, Mr. Levangie served in various positions with
                                 Cytyc, including Vice President of Sales. Prior to joining
                                 Cytyc, from 1975 through 1992, Mr. Levangie held a variety of sales and marketing positions with Abbott Laboratories, a
                                 diversified health care company. Mr. Levangie received a B.S.
                                 degree in Pharmacy from the College of Pharmacy & Allied
                                 Health Sciences of Northeastern University.

    Name and                                   Present Principal Occupation or Employment and
Business Address  Age     Office(s)                     Five-Year Employment History
----------------- --- ------------------ ----------------------------------------------------------
Robert L. Bowen   52  Vice President and Mr. Bowen joined Cytyc in December 2000 as Vice
                      Treasurer          President, Chief Financial Officer and Treasurer. Prior to
                                         joining Cytyc, from October 1993 to June 2000, Mr. Bowen
                                         served as Chief Financial Officer--Europe for Case
                                         Corporation, a global supplier of agriculture equipment,
                                         construction equipment and financial services. From
                                         October 1993 to October 1997, Mr. Bowen was Senior Vice
                                         President and Chief Financial Officer for A.W. Chesterton
                                         Company, a privately held global manufacturer of fluid
                                         sealing products. From 1972 to 1993, Mr. Bowen held
                                         various positions with General Electric Company, including
                                         Director Finance, GE Lighting Europe, Director Finance,
                                         GE Medical Systems Asia, and Senior Vice President
                                         Finance, GE Trading Company. Mr. Bowen received an
                                         M.B.A. degree from New York University and a B.B.A.
                                         (Bachelor of Business Administration) degree from Ohio
                                         University.
A. Suzanne        49  Vice President and Ms. Meszner-Eltrich joined Cytyc as Vice President, Human
  Meszner-Eltrich     Secretary          Resources and General Counsel in September 1997. Prior to
                                         joining Cytyc, Ms. Meszner-Eltrich was an independent
                                         general counsel and human resources executive for a number of private and public high technology companies in New
                                         England, including Pilot Software, Inc. and PC Connection,
                                         Inc. From April 1992 through June 1995 she was Vice
                                         President, Human Resources and General Counsel of Easel
                                         Corporation of Burlington, Massachusetts. Ms. Meszner-
                                         Eltrich received her Doctor of Jurisprudence from New
                                         England School of Law and a B.A. from Ohio State
                                         University.

                                                                    Schedule II

                 Compensation and Other Information Concerning
                       Named Executive Officers of Cytyc

Executive Compensation Summary

   The following table sets forth the annual and long-term compensation for fiscal years ended December 31, 2001, 2000 and 1999 for (i) Cytyc's Chief Executive Officer, and (ii) each of Cytyc's three other most highly compensated executive officers who were serving as executive officers as of December 31, 2001 and whose salary and bonus exceeded $100,000 for fiscal year 2001 (collectively, the ''Named Executive Officers'').

                          SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                           Annual Compensation(1)  Compensation Awards(2)
                                           ---------------------- ------------------------
                                                                  Restricted  Securities
                                                                    Stock     Underlying
                                                                    Awards      Options
   Name and Principal Position     Year    Salary($)  Bonus($)(3)   ($)(4)   (# of Shares)
   ---------------------------     ----    ---------  ----------- ---------- -------------
Patrick J. Sullivan............... 2001    $375,000    $599,989    $18,908      750,000
  Chief Executive Officer,         2000     275,000     514,438     18,739      110,100
  Vice Chairman and Chairman-Elect 1999     212,000     417,579     20,157      360,000
Daniel J. Levangie................ 2001    $250,000    $350,005    $11,349      600,000
  President and Chief              2000     190,019     277,664     11,178      205,500
  Operating Officer                1999     166,000     166,489      7,868      180,000
Robert L. Bowen................... 2001    $236,923    $249,996     $6,849       30,000
  Vice President, Chief Financial  2000(5)        0      25,223        986      120,000
  Officer and Treasurer
A. Suzanne Meszner-Eltrich........ 2001    $175,000    $150,010     $3,596      150,000
  Vice President, Human Resources, 2000     155,000     125,954      3,945       75,900
  General Counsel and Secretary    1999     144,167      93,528      4,317       90,000

(1) The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all salaried employees of Cytyc and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's total salary and bonus reported in this table.

(2) Cytyc did not grant any stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 2001, 2000 and 1999.

(3) Includes the value of cash bonus and non-cash bonus in the form of unrestricted bonus shares (''Bonus Shares''), but excludes the value of restricted stock awards, which shares are included in the Restricted Stock Awards column. Bonuses are reported in the year earned even if paid in a subsequent year. Twenty-five percent (25%) of the net bonus amount awarded to each Named Executive Officer for fiscal 1999, 2000 and 2001 was awarded in Bonus Shares (the ''Bonus Share Amount''). The number of Bonus Shares awarded was determined by dividing the Bonus Share Amount by the average closing market price of Cytyc's Common Stock on the Nasdaq National Market over the last ten business days of the fiscal year in which such Bonus Shares were earned, which was $9.22 for Bonus Shares awarded for fiscal 1999, $20.6133 for Bonus Shares awarded for fiscal 2000 and $26.442 for Bonus Shares awarded for fiscal 2001.

   Bonus shares for fiscal 2001 were awarded in January 2002 to the Named Executive Officers as follows: Mr. Sullivan (3,093), Mr. Levangie (1,856), Mr. Bowen (1,118) and Ms. Meszner-Eltrich (588). The value of Bonus Shares as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of Cytyc's Common Stock on the Nasdaq National Market on the date such Bonus Shares were granted, which was $11.604 for Bonus Shares awarded for fiscal 1999, $21.917 for Bonus Shares awarded for fiscal 2000, and $24.46 for Bonus Shares awarded for fiscal 2001.

(4) The number of shares of restricted stock awarded to the Named Executive Officers for fiscal 1999, 2000 and 2001 was equal to 25% of the number of Bonus Shares awarded to such person for such year. Restricted stock awards for fiscal 2001 were awarded in January 2002 to the Named Executive Officers as follows: Mr. Sullivan (773), Mr. Levangie (464), Mr. Bowen
    (280) and Ms. Meszner-Eltrich (147). Such restricted stock awards are subject to transfer and forfeiture restrictions and vest over a three-year period. Dividends will be paid on such shares when and if declared by the Board of Directors. The value of restricted stock awards as disclosed in this table is determined by multiplying the number of shares awarded by the closing market price of Cytyc's Common Stock on the Nasdaq National Market on the date such restricted shares were granted, which was $11.604 for restricted shares awarded for fiscal 1999, $21.917 for restricted shares awarded for fiscal 2000 and $24.46 for restricted shares awarded for fiscal 2001. Restricted stock awards are reported in the year earned even if paid in a subsequent year. The following table contains information on the restricted stock held by the Named Executive Officers at December 31, 2001.

                                   Number of Restricted Market Value
                                      Shares Held at    of Restricted
                    Name            December 31, 2001    Shares Held
                    ----           -------------------- -------------
           Patrick J. Sullivan....        2,592            $67,651
           Daniel J. Levangie.....        1,188             31,007
           Robert L. Bowen........          325              8,483
           Suzanne Meszner-Eltrich          552             14,407

   The market values disclosed in this footnote are determined by multiplying the number of shares by the closing market price of Cytyc's Common Stock on the Nasdaq National Market on December 31, 2001, which was $26.10.

(5) Mr. Bowen joined Cytyc on December 4, 2000.

Option Grants in Last Fiscal Year

   The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2001. The options, which were granted under Cytyc's 1995 Stock Plan, become exercisable over a four year period, at a rate of 2.083% per month, until such options are exercisable in full. Options are subject to the employee's continued employment. Cytyc did not grant any stock appreciation rights during the fiscal year ended December 31, 2001.

                                                                            Potential Realizable Value
                           Number of    Percent of    Exercise              at Assumed Annual Rates of
                           Securities  Total Options   or Base             Stock Price Appreciation for
                           Underlying   Granted to      Price                     Option Term(2)
                            Options    Employees in      ($/    Expiration ----------------------------
           Name            Granted(#) Fiscal Year (%) Share)(1)    Date         5%            10%
           ----            ---------- --------------- --------- ----------  ----------    -----------
Patrick J. Sullivan.......  375,000         6.3%      $  20.75   01/23/11  $4,893,586    $12,401,309
                            375,000         6.3%      $21.9167   01/30/11   5,168,737     13,098,592
Daniel J. Levangie........  300,000         5.1%      $  20.75   01/23/11   3,914,869      9,921,047
                            300,000         5.1%      $21.9167   01/30/11   4,134,988     10,478,873
Robert L. Bowen...........   30,000         0.5%      $21.9167   01/30/11     413,499      1,047,887
A. Suzanne Meszner-Eltrich  150,000         2.5%      $21.9167   01/30/11   2,067,494      5,239,436

(1) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Cytyc's stock price. The potential realizable value computation does not take into account any federal or state tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

Aggregate Option Exercises and Year-End Values

   The following table sets forth certain information with respect to options to purchase Cytyc's Common Stock granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2001; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2001; and (iv) the value of unexercised options at exercise prices equal to or less than the market value of the Common Stock at December 31, 2001 (''In-the-Money'').

                                                     Number of Securities
                                                    Underlying Unexercised   Value of Unexercised, In- the-
                                                          Options at                Money Options at
                              Shares      Value        December 31, 2000        December 31, 2000 ($)(2)
                           Acquired on  Realiz\ed  ------------------------- ------------------------------
           Name            Exercise (#)  ($)(1)    Exercisable/Unexercisable   Exercisable/Unexercisable
           ----            ------------ ---------- ------------------------- ------------------------------
Patrick J. Sullivan.......        --            -- 1,039,143      760,887    $20,462,933     $6,451,026
Daniel J. Levangie........    94,653    $1,629,709   500,924      660,685      7,983,840      5,193,476
Robert L. Bowen...........        --            --    36,876      113,124        234,264        713,235
A. Suzanne Meszner-Eltrich    64,613       923,255    55,759      195,486        730,060      1,784,271

(1) Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock (adjusted for stock splits) as quoted on The Nasdaq Stock Market on December 31, 2001 of $26.10 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.

                                                                   Schedule III

                Certain Relationships and Related Transactions

   We have adopted a policy that all transactions between us and our officers, directors, principal stockholders and their affiliates shall be on terms no less favorable to us than could be obtained by us from unrelated third parties, and shall be approved by a majority of the outside independent and disinterested directors.

                                    Annex A
                                                                 FINAL EXECUTED

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                              CYTYC CORPORATION,

                                 CRUISER, INC.

                                      AND

                              DIGENE CORPORATION

                               FEBRUARY 19, 2002

                               TABLE OF CONTENTS

                                                                         Page
   -                                                                     ----
   ARTICLE I............................................................   5
    SECTION 1.1  The Offer..............................................   5
    SECTION 1.2  Offer Documents........................................   6
    SECTION 1.3  Company Actions........................................   6
    SECTION 1.4  Directors..............................................   7

   ARTICLE II    The Merger.............................................   8
    SECTION 2.1  The Merger.............................................   8
    SECTION 2.2  Effective Time; Closing................................   8
    SECTION 2.3  Effect of the Merger...................................   8
    SECTION 2.4  Certificate of Incorporation; Bylaws...................   8
    SECTION 2.5  Directors and Officers.................................   9
    SECTION 2.6  Effect on Capital Stock................................   9
    SECTION 2.7  Exchange of Certificates...............................  10
    SECTION 2.8  Stock Transfer Books...................................  12
    SECTION 2.9  Stock Options..........................................  12
    SECTION 2.10 Roche Conversion.......................................  13
    SECTION 2.11 Dissenting Shares......................................  13
    SECTION 2.12 No Further Ownership Rights in Company Common Stock....  13
    SECTION 2.13 Taking All Necessary Action; Further Action............  14

   ARTICLE III   Representations and Warranties of Company..............  14
    SECTION 3.1  Organization; Subsidiaries.............................  14
    SECTION 3.2  Company Capitalization.................................  14
    SECTION 3.3  Obligations With Respect to Capital Stock..............  15
    SECTION 3.4  Authority; Non-Contravention...........................  16
    SECTION 3.5  SEC Filings; Company Financial Statements..............  17
    SECTION 3.6  Absence of Certain Changes or Events...................  18
    SECTION 3.7  Taxes..................................................  18
    SECTION 3.8  Properties.............................................  20
    SECTION 3.9  Intellectual Property..................................  21
    SECTION 3.10 Compliance with Laws...................................  23
    SECTION 3.11 Litigation.............................................  24
    SECTION 3.12 Employee Benefit Plans.................................  24
    SECTION 3.13 Certain Agreements.....................................  27
    SECTION 3.14 Brokers' and Finders' Fees.............................  28
    SECTION 3.15 Insurance..............................................  28
    SECTION 3.16 Disclosure.............................................  28
    SECTION 3.17 Fairness Opinion.......................................  29
    SECTION 3.18 Related Party Transactions.............................  29
    SECTION 3.19 Joint Ventures; Partnerships and Similar Arrangements..  29
    SECTION 3.20 Clinical Trials........................................  29

   ARTICLE IV    Representations and Warranties of Parent and Merger Sub  29
    SECTION 4.1  Organization, Standing and Power.......................  29
    SECTION 4.2  Parent Capitalization..................................  30
    SECTION 4.3  Obligations With Respect to Capital Stock..............  30
    SECTION 4.4  Authority; Non-Contravention...........................  30
    SECTION 4.5  SEC Filings............................................  31
    SECTION 4.6  Absence of Certain Changes or Events...................  32
    SECTION 4.7  Compliance with Laws...................................  32

                                                                                              Page
                                                                                              ----
 SECTION 4.8  Litigation.....................................................................  33
 SECTION 4.9  Disclosure.....................................................................  33
 SECTION 4.10 Board Recommendation...........................................................  33
 SECTION 4.11 Brokers' and Finders' Fees.....................................................  33

ARTICLE V     Conduct Prior to the Effective Time............................................  34
 SECTION 5.1  Conduct of Business by the Company.............................................  34

ARTICLE VI    Additional Agreements..........................................................  36
 SECTION 6.1  Preparation of Registration Statement and Proxy Statement; Company Stockholders
              Meeting; Merger without a Company Stockholders Meeting.........................  36
 SECTION 6.2  Antitrust Filings; Other Filings...............................................  38
 SECTION 6.3  No Solicitation................................................................  39
 SECTION 6.4  Obligations of Merger Sub......................................................  40
 SECTION 6.5  Voting of Shares...............................................................  40
 SECTION 6.6  Confidentiality; Access to Information.........................................  40
 SECTION 6.7  Public Disclosure..............................................................  41
 SECTION 6.8  Reasonable Efforts; Notification...............................................  41
 SECTION 6.9  Indemnification................................................................  42
 SECTION 6.10 Nasdaq Listing.................................................................  42
 SECTION 6.11 Letters of Accountants.........................................................  42
 SECTION 6.12 Takeover Statutes; Rights Plan.................................................  43
 SECTION 6.13 Certain Employee Benefits......................................................  43
 SECTION 6.14 Employment, Consulting, Noncompetition, and Other Agreements...................  44
 SECTION 6.15 Tax Matters....................................................................  44
 SECTION 6.16 Change of Control..............................................................  44
 SECTION 6.17 Limitation of the Company's Investment Banking Fees............................  44
 SECTION 6.18 Registration Statement.........................................................  45
 SECTION 6.19 Matters........................................................................  45

ARTICLE VII   Conditions to the Merger.......................................................  45
 SECTION 7.1  Conditions to Obligations of Each Party to Effect the Merger...................  46

ARTICLE VIII  Termination, Amendment and Waiver..............................................  46
 SECTION 8.1  Termination....................................................................  46
 SECTION 8.2  Notice of Termination; Effect of Termination...................................  47
 SECTION 8.3  Fees and Expenses..............................................................  48
 SECTION 8.4  Amendment......................................................................  49

ARTICLE IX    General Provisions.............................................................  49
 SECTION 9.1  Non-Survival of Representations and Warranties.................................  49
 SECTION 9.2  Notices........................................................................  49
 SECTION 9.3  Interpretation; Certain Defined Terms..........................................  50
 SECTION 9.4  Counterparts...................................................................  50
 SECTION 9.5  Entire Agreement; Third Party Beneficiaries....................................  50
 SECTION 9.6  Severability...................................................................  51
 SECTION 9.7  Other Remedies; Specific Performance...........................................  51
 SECTION 9.8  Governing Law..................................................................  51
 SECTION 9.9  Rules of Construction..........................................................  51
 SECTION 9.10 Assignment.....................................................................  51
 SECTION 9.11 Waiver of Jury Trial...........................................................  51

Annex A
Exhibit A  Stockholders' Agreement
Exhibit B  Transaction Option Agreement
Disclosure Schedules (Intentionally Omitted)

                         AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 19, 2002, among Cytyc Corporation, a Delaware corporation ("Parent"), Cruiser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Digene Corporation, a Delaware corporation ("Company").

   WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have unanimously approved the acquisition of the Company by Parent, by means of the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth in the Agreement;

   WHEREAS, to effectuate the acquisition, Parent and the Company each desire that Merger Sub commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), within ten (10) days of execution of this Agreement, a cash and stock tender offer (the "Offer") to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share of the Company (the "Shares" or "Company Common Stock") at a price per Share (such price being referred to herein as the "Offer Price") of
(i) $4.00 in cash (the "Cash Portion of the Offer Price"), and (ii) 1.1969 shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") (the "Stock Portion of the Offer Price"), upon the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 1.2), and the Board of Directors of the Company has unanimously approved such Offer and agreed to recommend to its stockholders that they accept the Offer and tender their Shares pursuant thereto;

   WHEREAS, for federal income tax purposes, it is intended that (a) the exchange of Shares for cash and Parent Common Stock pursuant to the Offer and the Merger shall be treated as an integrated transaction and such transactions together shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization, and (c) Parent, Merger Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

   WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of and inducement to Parent and Merger Sub entering into this Agreement (i) certain beneficial and record holders of the Company Common Stock are entering into an agreement, dated as of the date hereof, in the form of Exhibit A hereto (the "Stockholders' Agreement") providing for the tender of the Shares held by such stockholders pursuant to the Offer (as defined in Section 1.1) and certain other matters with respect to their Shares and (ii) the Company has approved the execution and delivery of the Stockholders' Agreement by the parties thereto;

   WHEREAS, concurrently with the execution and delivery of this Agreement and as a further condition of and inducement to Parent and Merger Sub entering into this Agreement (i) Parent and the Company are entering into an agreement, dated as of the date hereof, in the form of Exhibit B hereto (the "Transaction Option Agreement"), pursuant to which the Company is granting Parent an option to purchase shares of Company Common Stock, solely to the extent and for the purposes set forth in the Transaction Option Agreement and (ii) the Company has approved the execution and delivery of the Transaction Option Agreement by the parties thereto; and

   WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger (as defined in Section 2.1) and also to prescribe various conditions to consummation thereof.

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Stockholders' Agreement and the Transaction Option Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

   SECTION 1.1  The Offer.

      (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 8.1 and the other terms of this Agreement and (ii) none of the events set forth in Annex A attached hereto shall have occurred and are continuing, unless otherwise agreed by Parent and the Company, within ten (10) days after the date hereof, Parent shall cause Merger Sub to commence the Offer. Each Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive from Merger Sub the Merger Consideration (defined in Section 2.6(a) below). The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn at least a number of shares of Company Common Stock that represents a majority of the shares of Company Common Stock outstanding on a Fully Diluted Basis (the "Minimum Condition"), and to the other conditions set forth in Annex A hereto. As used herein, "Fully Diluted Basis" shall mean after taking into account all currently outstanding shares of Company Common Stock and assuming the exercise or conversion of all options, warrants, convertible securities and similar rights and the issuance of all shares of Company Common Stock that the Company is obligated to issue thereunder other than pursuant to the Transaction Option Agreement.

      (b) Parent and Merger Sub expressly reserve the right to waive any of the conditions to the Offer and to amend or modify the terms of the Offer, except that, without the prior written consent of the Company, Merger Sub shall not (and Parent shall not cause Merger Sub to) (i) decrease the number of Shares sought in the Offer, (ii) change the form of consideration to be paid, (iii) waive or increase the Minimum Condition or impose material conditions to the Offer in addition to those set forth in Annex A, (iv) extend the Offer (except as set forth herein or in the Offer), or (v) make any other change to any of the terms and conditions to the Offer which is materially adverse to the holders of Shares. Subject only to the terms of the Offer and this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Merger Sub shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided that, unless this Agreement is terminated pursuant to Article VIII, (x) Merger Sub may in its sole discretion, without the consent of the Company and shall, at the request of the Company, extend the Offer for successive extension periods not in excess of 10 business days each if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied or waived, until such times as such conditions are satisfied or waived, and (y) Merger Sub may extend the Offer for any period if and to the extent required by the applicable rules and regulations of the United States Securities and Exchange Commission ("SEC"). In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time beyond the latest expiration date that would otherwise be permitted under this Section by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act, of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares, which together with Shares then owned by Parent and Merger Sub, represents at least 90% of the Shares outstanding on a Fully Diluted Basis.

   SECTION 1.2 Offer Documents. As soon as practicable on the date of commencement of the Offer, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Registration Statement"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO promulgated under
Section 14(d)(1) of the Exchange Act (the "Schedule TO") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents"), which Offer Documents shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law, and shall conform in all material respects with the requirements of the Exchange Act and any other applicable law, including that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that no agreement or representation hereby is made or shall be made by Parent or Merger Sub with respect to information supplied by the Company expressly for inclusion in, or with respect to Company information derived from the Company's public filings with the SEC that is included or incorporated by reference in, the Offer Documents, (ii) deliver a copy of the Schedule TO to the Company at its principal executive office, (iii) give telephonic notice and mail to the National Association of Securities Dealers, Inc. (the "NASD") a copy of the Schedule TO in accordance with Rule 14d-3 promulgated under the Exchange Act, and (iv) mail or otherwise cause the Offer Documents to be disseminated to the holders of Company Common Stock. The Company shall provide Parent and Merger Sub all information reasonably requested by Parent or Merger Sub for inclusion in the Offer Documents. Parent, Merger Sub and the Company each agree promptly to correct any information provided by them for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Merger Sub further agrees to take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable law. In conducting the Offer, Parent, Merger Sub and the Company shall comply in all material respects with the provisions of the Exchange Act and any other applicable law. The Company and its counsel shall be given the opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. Parent and Merger Sub agree to provide the Company and its counsel any comments Parent, Merger Sub or their counsel may receive from the SEC with respect to the Offer Documents promptly after the receipt of such comments.

   SECTION 1.3   Company Actions.

      (a) The Company hereby approves of and consents to the Offer and represents that (1) its Board of Directors (at a meeting duly called and held) unanimously (i) determined that each of this Agreement, the Transaction Option Agreement, the Stockholders' Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, (ii) approved the execution, delivery and performance of this Agreement, the Transaction Option Agreement, and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby, including the Offer and the Merger and the acquisition of Shares pursuant thereto, and such approval constitutes approval of the foregoing for purposes of Section 203 of the Delaware General Corporation Law (as amended, the "DGCL") such that the Offer, the Merger, this Agreement, the Transaction Option Agreement and the Stockholders' Agreement are not and shall not be subject to any restriction pursuant to Section 203 of the DGCL, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the holders of Company Common Stock (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Recommendations"), and (2) Goldman Sachs & Co. has delivered to the Board of Directors of the Company its written opinion that, as of the date hereof, the consideration to be received by the holders of

   Company Common Stock in the Offer pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company hereby consents to the inclusion in the Offer Documents of the Recommendations, subject to the withdrawal or modification thereof as provided in Section 6.3(b). The Company has been advised that all of its directors and executive officers presently intend to tender their Shares pursuant to the Offer.

      (b) The Company hereby agrees to file with the SEC simultaneously with the filing by Parent and Merger Sub of the Schedule TO, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing such Recommendations of the Board of Directors of the Company in favor of the Offer and the Merger and otherwise complying with Rule 14d-9 under the Exchange Act. The Schedule 14D-9 shall comply in all material respects with the Exchange Act and any other applicable law and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law and shall be disseminated to the stockholders of the Company and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company, Parent and Merger Sub each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable law. Parent, Merger Sub and their counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. Company agrees to provide Parent and Merger Sub and their respective counsel any comments the Company or its counsel may receive from the SEC with respect to the 14D-9 promptly after the receipt of such comments.

      (c) In connection with the Offer, the Company shall promptly furnish, or cause its transfer agent to furnish, Parent with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of the Company Common Stock as of the latest practicable date and shall furnish, or cause its transfer agent to furnish, Parent with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Company Common Stock. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Merger Sub and each of their affiliates, associates, partners, employees, agents and advisors shall hold in confidence the information contained in such labels and lists, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, in accordance with its terms, shall deliver promptly to the Company all copies of such information then in their possession or under their control.

   SECTION 1.4  Directors.

      (a) Promptly following the acceptance for payment by Merger Sub pursuant to the Offer of such number of shares of Company Common Stock which represents at least a majority of the outstanding shares of Company Common Stock (on a Fully Diluted Basis), and from time to time thereafter (the "Appointment Time"), Parent shall be entitled to designate such number of directors, rounded up to the next whole number as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (x) the number of directors on the Board of Directors of the Company (giving effect to any increase in the number of directors pursuant to this Section 1.4) and (y) the percentage that such number of Shares so purchased bears to the aggregate number of Shares then outstanding (such number being, the "Board Percentage"), and the Company shall promptly satisfy the Board Percentage by
   (i) increasing the size of the Board of Directors of the Company or (ii) using its best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors of the Company and shall cause Parent's designees promptly to be so elected. At the request of Parent, the Company shall take, at the Company's expense, all lawful action necessary to effect any such election, including, without limitation, mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, unless such information has previously been provided to the Company's stockholders in the Schedule 14D-9. Parent will supply the Company and be solely responsible for any information with respect to Parent, its designees and its nominees, officers, directors and affiliates required by such Section 14A and Rule 14-f-1

      (b) Following the election or appointment of Parent's designees pursuant to this Section 1.4 and prior to the Effective Time (as defined in Section 2.2) of the Merger, any (i) amendment or termination of this Agreement, (ii) extension for the performance or waiver of the obligations or other acts of Parent or Merger Sub, or (iii) waiver of the Company's rights hereunder shall require the concurrence of a majority of directors of the Company then in office who are "Continuing Directors". The term "Continuing Director" shall mean (i) each member of the Board of Directors of the Company on the date hereof and (ii) any successor to any Continuing Director that was recommended to succeed such Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

                                  ARTICLE II

                                  THE MERGER

   SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (Merger Sub and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation"). Following the Merger, Parent intends to cause the Surviving Corporation to be merged with and into Parent, the separate corporate existence of the Surviving Corporation shall cease, and Parent shall continue as the surviving entity.

   SECTION 2.2 Effective Time; Closing. Subject to the provisions of this Agreement, the Company and Merger Sub will file a certificate of merger, in such appropriate form as determined by the parties and in accordance with the requirements of the DGCL, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") (the date and time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, at a time and date to be specified by the parties, which shall be as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VII (other than these that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of these conditions, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   SECTION 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Company and Merger Sub, and shall be subject to all debts, liabilities and duties of Company and Merger Sub.

   SECTION 2.4  Certificate of Incorporation; Bylaws.

      (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law; provided, however, that at the Effective Time Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is 'Digene Corporation'".

      (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

   SECTION 2.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly appointed.

   SECTION 2.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

      (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 2.6(b) and Dissenting Shares (as defined in Section 2.10), will be canceled and extinguished and automatically converted (subject to Section 2.6(e)) into the right to receive an amount in cash and whole shares of Parent Common Stock equal to the Offer Price (together with the amount of cash in lieu of fractional shares payable pursuant to Section 2.7(e)), without any interest thereon, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.7 (the "Merger Consideration"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.7 hereof, without interest.

      (b) Cancellation of Company-Owned and Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Parent or Merger Sub immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

      (c) Options; Roche Conversion. At the Effective Time, all options to purchase Company Common Stock then outstanding (each a "Company Option"), whether (i) under the Company's Amended and Restated 1999 Incentive Plan, Digene Omnibus Plan, 1997 Stock Option Plan, Directors' Stock Option Plan (the "Company Stock Option Plans") or option agreements, or (ii) otherwise, shall be treated in accordance with Section 2.9 of this Agreement. The Company has no outstanding warrants. At the Effective Time, the conversion of the Roche Diagnostic up front payment in the amount of $5,000,000 (the "Roche Conversion") shall be treated in accordance with Section 2.10 of this Agreement.

      (d) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

      (e) Adjustments to Number of Shares of Parent Common Stock. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur, including, without limitation, by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Parent Common Stock paid in the Offer and the Merger and other items dependent thereon shall be appropriately adjusted.

SECTION 2.7  Exchange of Certificates.

      (a) Exchange Agent. On or prior to the Closing Date, Parent shall select an institution reasonably acceptable to the Company to act as exchange agent make the payments of the cash and shares of Parent Common Stock to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.6(a) hereof in the Merger (the "Exchange Agent").

      (b) Exchange Fund. As of the Effective Time, Parent shall make available to the Exchange Agent for payment in accordance with this Article the cash and shares of Parent Common Stock (such cash and shares of Parent Common Stock are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.6 in exchange for outstanding shares of Company Common Stock. All cash deposited with the Exchange Agent shall be invested by the Exchange Agent, as Parent directs, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Service, Inc., or Standard and Poor's Ratings Services, or (iv) money market funds investing solely in a combination of the foregoing. Any net profit resulting from, or interest or income produced by, such investments will be payable to Merger Sub or Parent, as Parent directs.

      (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.6, (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates for cancellation to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration and any dividends or distributions payable pursuant to Section 2.7(d), and the Certificates so surrendered shall be canceled. Until so surrendered, outstanding Certificates shall be deemed, from and after the Effective Time, for all corporate purposes, to evidence only the right to receive in exchange therefor the Merger Consideration and any dividends or distributions payable pursuant to Section 2.7(d). No interest will be paid or accrued on any cash in lieu of fractional shares of Parent Common Stock included in the Merger Consideration or on any unpaid dividends or distributions payable to holders of Certificates. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Merger Consideration that such holder has the right to receive in the Merger until such holder surrenders such Certificate in accordance with this Section 2.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest). Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the holders of certificates representing whole shares of Parent Common Stock included in the Merger Consideration, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.7(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

      (e) Fractional Shares. No certificate or scrip representing fractional Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional Parent Common Stock will not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. In lieu of any such fractional share of Parent Common Stock, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for such Certificate (after taking into account all Certificates delivered by such holder) pursuant to this Section 2.7(e) shall receive from the Exchange Agent, as applicable, a cash payment rounded up to the nearest whole cent, determined by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the average of the last sales prices of one share of Parent Common Stock as reported on the Nasdaq National Market during the ten consecutive trading days ending on (and including) the third trading day immediately preceding the date of the Effective Time.

      (f) Withholding Rights. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable or deliverable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent.

      (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration into which the shares of Company Common Stock represented by such Certificates were converted and any dividends or distributions payable pursuant to Section 2.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration and other dividends or distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      (h) No Liability. Neither the Parent nor the Surviving Corporation shall be liable to any holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (i) Termination of Exchange Fund; Interest. Any portion of the ExchangeFund (including any interest received with respect thereto) which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Parent for Merger Consideration and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to
   Section 2.7(d). Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock five (5) years after the Effective Time (or such earlier date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

   SECTION 2.8 Stock Transfer Books. Subject to Section 2.9, at the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration.

   SECTION 2.9  Stock Options.

      (a) At the Effective Time, each outstanding Company Option will be assumed by Parent, and shall be exercisable in accordance with the terms of such Company Option for (i) a number of whole shares of Parent Common Stock (rounded down to the nearest whole number) equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by a number equal to the Stock Portion of the Offer Price and (together with the number of shares determined in accordance with clause (i)) (ii) an amount of cash (rounded down to the nearest cent) equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by a number equal to the Cash Portion of the Offer Price. The exercise price per share applicable to each Company Option and immediately after the Effective Time will be equal to a number (rounded up to the nearest cent) equal to the quotient of the exercise price per share of such Company Option immediately prior to the Effective Time divided by a number equal to the Stock Portion of the Purchase Price.

      (b) As soon as reasonably practicable after the Effective Time, Parent shall deliver to the participants in the Company Stock Option Plans appropriate notice setting forth such participants' rights pursuant thereto and the outstanding Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
   2.9 and required by the Company Stock Option Plans after giving effect to the Merger). Consistent with the terms of the Company Stock Option Plans and the documents governing the outstanding options under those plans, the Merger shall not result in the termination of any outstanding Company Options under the Company Stock Option Plans that are so assumed by Parent or the shares of Parent Common Stock that will be subject to those options upon Parent's assumption of the Company Options in the Merger. All holders of Company Options shall have the right to exercise such options following the Effective Time, with full credit given to all of the provisions of the existing stock option agreements and the Company Stock Option Plans, including provisions regarding vesting and service relating to any predecessor corporation acquired by the Company. It is the intention of the parties that the options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 15 business days after the Effective Time, provided that the Parent has received within 10 business days after the Effective Time all option documentation it requires relating to the outstanding Company Options, Parent will issue to each person who, immediately prior to the Effective Time, is a holder of an outstanding Company Option under the Company Stock Option Plans that is to be assumed by Parent hereunder, a document evidencing the foregoing assumption of such option by Parent.

      (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Stock Option Plans assumed in accordance with this Section. As soon as practicable and in no event more than fifteen (15) business days after the Effective Time, provided that the Parent has received within 10 business days after the Effective Time all option documentation it requires relating to the outstanding Company Options, Parent shall file a registration statement on Form S-8 (or any successor forms), with respect to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options under the Company Stock Option Plans remain outstanding. The Company shall cooperate with and assist Parent in the preparation of such registration statements.

      (d) The Board of Directors of the Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Option Plans and the instruments evidencing the Company Options, to provide for the conversion of the Company Options into options to acquire Parent Common Stock in accordance with this Section, and that no consent of the holders of the Company Options is required in connection with such conversion.

      (e) The Board of Directors of the Company shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Company Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Parent shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Parent Common Stock under the Company Options (as converted pursuant to this Section) for purposes of Section 16(b) of the Exchange Act.

   SECTION 2.10 Roche Conversion. At the Effective Time, the obligation of the Company under its letter agreement dated April 29, 2001, as amended to date, with Roche Molecular Systems, Inc. to convert the $5,000,000 up front payment by Roche Diagnostics into Company Common Stock (if not previously converted) will be assumed by Parent and such payment, when converted, shall be converted into (a) the number of whole shares of Parent Common Stock (rounded down to the nearest whole number) equal to the product of the number of shares of Company Common Stock that were issuable upon such conversion immediately prior to the Effective Time multiplied by a number equal to the Stock Portion of the Offer Price and (together with the number of shares determined in accordance with clause (a)), and (b) an amount of cash (rounded down to the nearest cent) equal to the product of the number of shares of Company Common Stock that were issuable upon such conversion immediately prior to the Effective Time multiplied by a number equal to the Cash Portion of the Offer Price. The conversion price per share immediately after the Effective Time will be equal to a number (rounded up to the nearest cent) equal to the quotient of the conversion price per share immediately prior to the Effective Time divided by a number equal to the Stock Portion of the Purchase Price.

   SECTION 2.11 Dissenting Shares. Shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.7, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock. Company shall give Parent prompt notice of any demands received by Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by Company. The existence of Dissenting Shares, so long as the conditions in Annex A are met (and the Agreement is not otherwise terminated), shall have no effect on the obligations of Parent and Merger Sub under the Offer and the Merger.

   SECTION 2.12 No Further Ownership Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.7(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

   SECTION 2.13  Taking All Necessary Action; Further Action.   If, at any time
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company, Merger Sub and the Surviving Corporation will take all such lawful and necessary action in the name of the Surviving Corporation, Company or Merger Sub, as appropriate.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   As of the date of this Agreement and as of the Closing Date, except as disclosed in the disclosure schedule delivered by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

   SECTION 3.1   Organization; Subsidiaries.

      (a) The Company and each of its subsidiaries identified in Section 3.1(a) of the Company Disclosure Schedule is duly organized, validly existing and in good standing (or other applicable concept of maintenance of corporate existence, if any) under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect (as defined in Section 9.3) on the Company. Section 3.1(a) of the Company Disclosure Schedule indicates the jurisdiction of organization of each U.S. subsidiary of the Company and the Company's direct or indirect equity interest therein. Complete and correct copies of the Certificate of Incorporation and By-laws of the Company and copies of similar governing instruments of each of its subsidiaries (collectively, the "Company Charter Documents") have been delivered to Parent, and each such instrument is in full force and effect.

      (b) Neither Company nor any of its subsidiaries identified in Section 3.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of the Company or as disclosed in the Company's SEC Reports. Neither the Company nor any of its subsidiaries has agreed or is obligated to make, or is bound by any material written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future material investment in or material capital contribution to any other entity. Neither the Company, nor any of its subsidiaries, is a general partner of any general partnership, limited partnership or other similar entity.

   SECTION 3.2   Company Capitalization.

      (a) The authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock, of which there were 17,881,594 shares issued and outstanding as of February 18, 2002, and 1,000,000 shares of preferred stock, $0.10 per share (the "Company Preferred Stock"), of which there are no shares issued and outstanding. As of the date of this Agreement, there are no shares of Company Common Stock and no shares of Company Preferred Stock held in treasury by the Company.

      (b) As of the close of business on February 15, 2002, 3,398,162 shares of Company Common Stock and no shares of Company Preferred Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock under the Company Stock Option Plans, option agreements, or otherwise (collectively, the "Company Options") and upon the Roche Conversion. Section 3.2(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted or assumed; and (v) the date on which such Company Option expires. The Company has made available to Parent an accurate and complete copy of the Company Stock Option Plans and the standard forms of stock option agreements evidencing Company Options. There are no options or warrants outstanding to purchase shares of Company Common Stock or shares of Company Preferred Stock other than pursuant to the Transaction Option Agreement and the Company Stock Option Plans.

      (c) All outstanding shares of Company Common Stock and Company Preferred Stock, all shares of Company Common Stock which may be issued pursuant to the exercise of the Company Options and upon the Roche Conversion will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. All outstanding shares of Company Common Stock and Company Preferred Stock, and all outstanding shares of capital stock of each U.S. subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.4). There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company which require consent for any actions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or which have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

   SECTION 3.3  Obligations With Respect to Capital Stock.   Except as set
forth in Section 3.2 hereof, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth on Section
3.3 of the Company Disclosure Schedule, the Company owns all of the securities of its subsidiaries identified in Section 3.1 of the Company Disclosure Schedule, free and clear of all claims and Encumbrances (as defined below), and there are no other equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. For purposes of this Agreement, "Encumbrances" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). Except pursuant to the Transaction Option Agreement, the Stockholders' Agreement, Company Option Plans, Company Options and Roche Conversion, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth on Section 3.3 of the Company Disclosure Schedule, there are no registration rights with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

   SECTION 3.4   Authority; Non-Contravention.

      (a) The Company has all requisite corporate power and authority to enter into this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and, subject to the Company Stockholder Approvals (as defined below), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by Company's stockholders (the "Company Stockholder Approvals") pursuant to the DGCL and the filing of the Certificate of Merger pursuant to the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is sufficient for the Company's stockholders to approve and adopt this Agreement and approve the Merger, and no other approval of any holder of any securities of the Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Transaction Option Agreement have been duly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Transaction Option Agreement.

      (b) The execution and delivery of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement by the Company do not, and the performance of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement by the Company will not, (i) conflict with or violate any Company Charter Documents, (ii) subject to obtaining the Company Stockholder Approvals and compliance with the requirements set forth in
   Section 3.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      (c) No action by or in respect of, or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign, domestic or supranational ("Governmental Entity") or other person, is required to be obtained or made by the Company in connection with the execution and delivery by the Company of this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the consummation by the Company of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) filing with the SEC of Schedule 14D-9 and, if necessary, a Company Proxy Statement (as defined in Section 6.1), (iii) further compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and any other applicable securities law, whether state or foreign, (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Surviving Corporation or have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated by this Agreement and the Transaction Option Agreement.

   SECTION 3.5  SEC Filings; Company Financial Statements.

      (a) The Company has filed all forms, reports and documents required to be filed by Company with the SEC since June 30, 1999 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and
   (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

      (b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including each Company SEC Report filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present in all material respects the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

   The balance sheet of the Company contained in the Company SEC Reports as of December 31, 2001 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials or in the Company SEC Documents filed, in each case, prior to the date hereof, neither Company nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operation or financial condition of the Company or its subsidiaries taken as a whole except (i) for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice and (ii) liabilities incurred in connection with this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

      (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

   SECTION 3.6  Absence of Certain Changes or Events.

      (a) Since the date of the Company Balance Sheet, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices (other than the transactions contemplated by this Agreement and the Transaction Option Agreement) and there is not and has not been (i) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or give rise to a Material Adverse Change (as defined in Section 9.3(c)) on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases which are not, individually or in the aggregate, material in amount from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iv) any revaluation by the Company of any of its material assets, other than in the ordinary course of business, or (v) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement and the Transaction Option Agreement or perform its obligations hereunder or thereunder.

      (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, since the date of the Company Balance Sheet and through the date of this Agreement, there has not been (i) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries, (ii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits to any Employee, or any payment by the Company or any of its subsidiaries of any severance, termination pay or benefits or bonus to any Employee, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay, other than in the ordinary course, consistent with past practice, or any entry by the Company or any of its subsidiaries into, or material modification or amendment of, any Employee Agreement, or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any Employees, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any Employees, (vi) except as set forth in Section 3.6(b) of the Company Disclosure Schedule any layoffs of Employees or any Employee terminations other than for poor performance or cause, and the Company and its subsidiaries have preserved intact and kept available the services of present Employees in accordance with past practice, (vii) any creation or other incurrence by the Company or any of its subsidiaries of any lien on any material asset other than in the ordinary course of business consistent with past practices, (viii) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned subsidiaries (or advances to employees) in the ordinary course of business consistent with past practices, (ix) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its subsidiaries that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (x) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in (i) through (ix) above.

   SECTION 3.7   Taxes.

      (a) The Company and each of its subsidiaries have timely filed or caused to be filed all federal, state, local, foreign and other returns, estimates, information statements and reports ("Returns") relating to Taxes

   (as defined in Section 3.7(r)) required to be filed by or on behalf of the Company and each of its subsidiaries with any Tax authority. Such Returns are true, correct and complete in all material respects, and the Company and each of its subsidiaries have timely paid all Taxes due, whether or not such Taxes have been shown to be due on such Returns. Neither the Company nor any of its subsidiaries has requested an extension of time within which to file any Return.

      (b) The Company and each of its subsidiaries have withheld with respect to its employees and other persons all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

      (c) The Company and its subsidiaries have not executed any unexpired waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax, and no power of attorney with respect to Tax matters has been executed or filed with any Tax authority.

      (d) No audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment.

      (e) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

      (f) The unpaid Taxes of the Company and its subsidiaries did not, as of the date of the Company Balance Sheet, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Company Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with reasonable past custom and practice of the Company.

      (g) Assuming no significant appreciation in the value of Parent Common Stock from the date hereof, there is no agreement, plan or arrangement to which the Company or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code, or which would impose a withholding Tax obligation on Parent, the Company or any of its subsidiaries or the Surviving Corporation for amounts described in Section 4999 of the Code.

      (h) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

      (i) Neither the Company nor any of its subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement (including but not limited to any advance pricing agreement, closing agreement or other agreement relating to Taxes with a Tax authority).

      (j) Neither the Company nor any of its subsidiaries has been or will be required (either as a result of the transactions contemplated by this Agreement or otherwise) to include in taxable income attributable to, or that accrued in, a prior taxable period but was not recognized in a prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the cash method of accounting or under Section 481 of the Code or any comparable provision of any other Tax law or for any other reason.

      (k) Neither the Company nor any of its subsidiaries has been distributed in a transaction qualifying under Section 355 of the Code within the last two (2) years, nor has the Company or any of its subsidiaries distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

      (l) There are no outstanding rulings of, or requests for rulings with, any Tax authority addressed to the Company or any of its subsidiaries that are, or if issued would be, binding on the Company or any of its subsidiaries.

      (m) Neither the Company nor any of its subsidiaries has ever been a member of a group filing a consolidated federal income tax return (other than a group the common parent of which was the Company), and neither the Company nor any of its subsidiaries has any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

      (n) Except as set forth on Section 3.7(n) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has, or has had, a permanent establishment in (or would otherwise be treated as having engaged in business in), any foreign country.

      (o) None of the shares of Company Common Stock outstanding are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

      (p) There are no encumbrances for Taxes (except for encumbrances for Taxes not yet due and payable) on any of the assets of the Company or any of its subsidiaries.

      (q) Except as set forth on Section 3.7(n) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns or has owned, directly, indirectly or by attribution, any interest in an entity that would be treated as a "passive foreign investment company" within the meaning of
   Section 1297 of the Code. Neither the Company nor any of its subsidiaries is a party to any joint venture, partnerships, limited liability company or other arrangement which could be treated as a partnership for Tax purposes.

      (r) For the purposes of this Agreement, "Tax" or "Taxes" refers to (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   SECTION 3.8   Properties.

      (a) Except as set forth on Section 3.8 of the Company Disclosure Schedule, the Company or one of its subsidiaries (i) has good and marketable title to all the properties and assets (A) reflected in the Company Balance Sheet, in each case, as being owned by the Company or one of its subsidiaries (other than any such properties or assets sold or disposed of since such date in the ordinary course of business consistent with past practice) or (B) acquired after the date of the Company Balance Sheet which are material to the Company's business on a consolidated basis, free and clear of all Encumbrances, except statutory Encumbrances securing payments not yet due and such Encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates (x) reflected in the Company Balance Sheet or

   (y) acquired after the date of the Company Balance Sheet, in each case, which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto, and there is no material default thereunder by the lessee or, to the Company's knowledge, as of the date hereof, the lessor.

      (b) The Company has not received notice and does not otherwise have knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by the Company or any of its subsidiaries or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation. The Company has filed in the Company SEC Reports copies of material agreements representing all of its material leasehold estates. The Company does not own any real property. The consummation by the Company of the transactions contemplated by this Agreement without the consent of any lessor under any lease by the Company will not cause a default under any lease except as set forth in Section 3.8(a) of the Company Disclosure Schedule.

      (c) Except as set forth on Section 3.8 of the Company Disclosure Schedule or otherwise provided in writing to Parent, there are no conditions on any property currently or previously owned, leased, occupied or used by the Company, or any of its subsidiaries, that could reasonably be expected to result in any material claim or liability, whether accrued, contingent, arising under or related to environmental law.

   SECTION 3.9   Intellectual Property.

      (a) Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets, and any applications therefor, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company (excluding any of the foregoing validly licensed or purchased from third parties as set forth on Section 3.9(b) to the Company Disclosure Schedule) (the "Company Intellectual Property Rights"). Section 3.9(a) to the Company Disclosure Schedule sets forth a list of all material trademarks, service marks, trade names, registered copyrights (and any applications for the registration thereof), patents, and patent applications owned or licensed and used or held for use by the Company that relate to or are part of the Company's products or proposed products or are used in the business of the Company, specifying as to each, as applicable: (i) identifying such right as a patent, trademark, etc.; (ii) the registrant or applicant of such right; and (iii) the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. The Company has received properly executed assignments for each of the Company's patents and patent applications listed in Section 3.9(a) to the Company Disclosure Schedule, and has properly recorded the assignments for each of Company's United States patents and patent applications in the United States Patent and Trademark Office. Where required, the Company has received properly executed assignments for all other Company Intellectual Property Rights and has properly recorded such assignments with the appropriate domestic or foreign filing offices.

      (b) Section 3.9(b) to the Company Disclosure Schedule sets forth a complete list of (i) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right or any trade secret material to the Company, including the identity of all parties thereto; and (ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use (1) any third party patents, trademarks, trade secrets or copyrights (including software) (the "Company Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, or were utilized in the development of, any Company product or proposed product, or (2) any trade secret of a third party in or as to any Company product or proposed product, including in each instance the identity of all parties thereto excepting (A) non-exclusive license agreements to commercially available software that are embodied in "click-wrap" or "shrink-wrap" license agreements and (B) non-exclusive licenses of commercially available software under non-negotiated agreements that, in the case of each of (ii)(2)(A) and (B), would not result in the payment of any royalty, fee or other compensation to any other person or limit, impair or alter the Company's methods or manner of licensing or distribution. The Company Third Party Intellectual Property Rights have been duly and validly assigned to or licensed by the licensor of such right to Company, and each such assignment or license is in full force and effect, and is enforceable in accordance with its terms. Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, none of the sale, license, lease, transfer, use, distribution, modification or other exploitation by the Company, any subsidiary of the Company or any of their respective successors or assigns of any product included in or incorporating any of the Company Intellectual Property obligates or will obligate the Company, any subsidiary of the Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person.

      (c) The Company is not, nor will it be as a result of the execution and delivery of this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the performance of its obligations hereunder or thereunder, in breach or violation of any license, sublicense or agreement described on Section 3.9(b) to the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights or the Company Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Company Third Party Intellectual Rights by or through the Company), have been asserted or are threatened by any person. The Company does not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use, or the validity, enforceability or effectiveness of, the Company Third Party Intellectual Property Rights.

      (d) To the knowledge of the Company, all registered trademarks, service marks, and copyrights held by the Company are valid and subsisting. All patents held by the Company are valid, enforceable, and subsisting, and all patent applications held by Company are pending in their respective patent office, and the Company is unaware of any facts that would form the basis for a refusal of, or of any defects in the prosecution of any such application that would irrevocably foreclose, the grant of patent rights under such application. To the knowledge of the Company, except as set forth on Section 3.9 of the Company Disclosure Schedule, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights or any Company Third Party Intellectual Property Right to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and (iii) has knowledge of valid grounds for any such threat or claim.

      (e) No Company Intellectual Property Right or Company Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by Company. Except for agreements listed on the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Company Third Party Intellectual Property Right.

      (f) The Company has taken reasonable measures consistent with industry practice to protect and preserve (i) the validity and enforceability of trademarks included in the Company Intellectual Property Rights, (ii) the confidentiality, validity and enforceability of copyrights and pending patent applications included in the Company Intellectual Property Rights,
   (iii) the validity and enforceability of patents included in the Company Intellectual Property Rights, and (iv) the confidentiality, validity and enforceability of its trade secrets and other confidential information. All employees, contractors, agents and consultants of the Company have executed a nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in the Company exclusive ownership of such intellectual property rights substantially in the form attached to Section 3.9(f) of the Company Disclosure Schedule, and to the Company's knowledge, no such person has violated such agreement. Moreover, the individuals listed on Section 3.9(f) of the Company Disclosure Schedule have entered into noncompetition and consulting agreements in the form attached to such disclosure as appropriate. To the knowledge of the Company, no material trade secret or confidential information of the Company has been used, divulged, appropriated or misappropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the knowledge of the Company, no employee, contractor, agent or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. The Company has no written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to any portion of the Company Intellectual Property Rights so created by such individual.

      (g) To the Company's knowledge, no officer, employee, contractor, agent or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge belief the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company to any liability with respect to any of the foregoing matters.

   SECTION 3.10   COMPLIANCE WITH LAWS.

      (a) Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in conflict with, or has violated or is in violation of
   (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or
   (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Section 3.10(a) of the Company Disclosure Schedule to the Company's knowledge, no compliance investigation or review by the United States Food and Drug Administration (the "FDA") or any other Governmental Entity is pending or, has been threatened in a writing delivered to the Company against the Company or any of its subsidiaries, nor, to the Company's knowledge, has the FDA or any other Governmental Entity indicated an intention to conduct an investigation of the Company or any of its subsidiaries. There is no judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of the Company or any of its subsidiaries, or any acquisition of material property by Company or any of its subsidiaries.

      (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities (including, without limitation, all such permits required under environmental laws or required by the FDA) that are material to or required for the operation of the business of the Company as currently conducted (collectively, the "Company Permits"), and are in compliance with the terms of the Company Permits, except where the failure to hold or be in compliance with such Company Permits, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      (c) Except as set forth on Section 3.10(c) of the Company Disclosure Schedule or otherwise provided in writing to Parent, no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been served, no notice of a penalty assessment has been received, and no written notice of any pending investigation, action, claim, suit, proceeding or review has been received or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any environmental law or environmental condition. There are no material liabilities of or relating to the Company or any of its subsidiaries of any kind whatsoever, whether accrued or contingent, arising under or relating to any environmental law. For purposes of this Section, the terms "Company" and "subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its subsidiaries for which the Company or the subsidiaries have assumed by contract or through operation of law the liabilities of any such predecessor entity or entities.

   SECTION 3.11  LITIGATION.

      Except as set forth in Section 3.11 of the Company Disclosure Schedule there are no claims, suits, actions, arbitrations, investigations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company, any of its subsidiaries, any officer, director or employee of the Company or any of its subsidiaries or any person for whom the Company or any subsidiary may be liable or any of their respective properties, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Transaction Option Agreement or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent or delay the ability of the parties hereto to consummate the transactions contemplated by this Agreement or the Transaction Option Agreement or for the Company to perform its obligations hereunder or thereunder. As of the date hereof, no director, officer or employee of the Company has asserted a claim to seek indemnification from the Company under any of the Company Charter Documents or any indemnification agreement between the Company and such person.

   SECTION 3.12   EMPLOYEE BENEFIT PLANS.

          (a)  Definitions.   For purposes of this Agreement, the following
       terms shall have the meanings set forth below:

          (i) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, severance, termination pay, performance awards, stock or stock-related awards, medical benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of
       Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee;

          (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

          (iii) "Co-Employment Agreement" shall mean an agreement between the Company and another organization (a "Professional Employer") under which individuals are simultaneously employed by the Company and the Professional Employer such that some or all payroll and human resource functions for Company's employees are performed by the Professional Employer.

          (iv)  "DOL" shall mean the United States Department of Labor;

          (v) "Employee" shall mean any current, former, or retired employee, officer, or director of Company or any subsidiary of the Company;

          (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any subsidiary of the Company, on the one hand, and any Employee or consultant of the Company or any subsidiary of the Company, on the other hand;

          (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (viii) "ERISA Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b),
       (c), (m) or (o) of the Code and the regulations issued thereunder;

          (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

          (x) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Employees outside the United States;

          (xi)  "IRS" shall mean the Internal Revenue Service;

          (xii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (xiii)  "PBGC" shall mean the Pension Benefit Guaranty Corporation;
       and

          (xiv) "Pension Plan" shall mean each Company Employee Plan which is an" employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

      (b) Schedule. Section 3.12 of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan, Co-Employment Agreement, and each Employee Agreement The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to the extent such Company Employee Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code to conform such Company Employee Plan to satisfy the tax-qualification requirements) or to enter into any Employee Agreement.

      (c)  Documents.  The Company has made or will make available to Parent:
   (i) correct, complete and executed copies of all documents embodying each Company Employee Plan, each Employee Agreement and each Co-Employment Agreement including all amendments thereto; (ii) the two (2) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), filed in connection with each Company Employee Plan;
   (iii) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (iv) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan; (v) all material written agreements and contracts (if any) relating to each Company Employee Plan, including, but not limited to, ERISA fiduciary bonds, administrative service agreements, group annuity contracts and group insurance contracts; (vi) all registration statements and prospectuses currently effective prepared in connection with each Company Employee Plan.

      (d) Employee Plan Compliance. Except as disclosed in Section 3.12(d) of the Company Disclosure Schedule: (i) each Company Employee Plan that is an employee benefit plan (as defined in Section 3(3) of ERISA) complies in all material respects with ERISA (ii) each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (iii) no non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA that could result in the imposition of an excise tax under Section 4975 of the Code that would have a Material Adverse Effect, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than currently outstanding stock options) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its ERISA Affiliates (other than expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) all contributions due from Company or any ERISA Affiliate (including employee contributions withheld from pay) with respect to any of Company Employee Plans have been timely made as required under ERISA or have been accrued on the Company Balance Sheet, and all tax returns including annual reports (Form 5500) have been timely filed.

      (e) Pension Plans. Neither the Company nor any ERISA Affiliate of the Company has now, nor has it within the previous six (6) years, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

      (f) Multiemployer Plans. At no time has the Company or any ERISA Affiliate of the Company contributed to or had an obligation to contribute to any Multiemployer Plan.

      (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health benefits, except to the extent required by statute.

      (h) Effect of Merger. Except as set forth on Section 3.12(h) of the Company Disclosure Schedule the execution of this Agreement and the Transaction Option Agreement and (except with respect to the Company Stock Option Plans,) the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Co-Employment Agreement, Company Employee Plan (other than the Company Stock Option Plans), Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting (other than full vesting as a result of partial or full plan termination of a Pension Plan that is intended to satisfy the tax-qualification requirements of Section 401(a) of the Code), distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

      (i) Employment Matters. The Company and each of its subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations, agreements, contracts, promises and policies respecting employment, employment practices, employee benefits, immigration matters, terms and conditions of employment and wages and hours, in each case, with respect to Employees. Except as set forth on Section 3.12(i) of the Company Disclosure Schedule, there are no claims pending, or, to the knowledge of the Company, threatened to be brought, in any court or administrative agency by any Employee for compensation, severance benefits, vacation time, vacation pay or pension benefits, workers' compensation benefits, or other benefits, or any other claim threatened or pending in any court or administrative agency from any Employee or any other person arising out of the status of the Company or any of its subsidiaries as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, breach of contract, tort, unfair competition or otherwise.

      (j) Labor. Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, neither the Company nor any of its subsidiaries is the subject of any actual or threatened proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization or labor union as to wages or conditions of employment. There is no strike, slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute involving the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened, nor has any event occurred, nor does any condition or circumstance exist, that likely would give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute, union organizing activity or any similar activity or dispute. No grievance is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. To the knowledge of the Company, the Company is not the subject of any claims, pending or threatened asserting that employees have not been properly classified under the Fair Labor Standards Act of 1938, as amended, and under any applicable state law, and the Company and each of its subsidiaries has timely paid in full to all Employees all wages, salaries, commissions, bonuses, benefits and other compensation or reimbursement due and payable to such Employees under any policy, practice, agreement, plan, program, statute or other applicable law except to the extent that would not cause a Material Adverse Effect. Except as set forth on Section 3.12(j) of the Company Disclosure Schedule, the Company and its subsidiaries are not liable for any material severance pay, bonus compensation, acceleration of payment (other than accrued salary, vacation, or other paid time off in accordance with policies) or other payments to any Employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company or any of its subsidiaries, applicable law or otherwise, nor to the knowledge of the Company will the Company or any of its subsidiaries have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or benefit or severance policy, practice, agreement, plan, or program, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any of its subsidiaries of any of their employees on or prior to the Effective Time. The Company and each of its subsidiaries is in compliance with the obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), and all other employee notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

   SECTION 3.13 Certain Agreements. As of the date hereof, except as disclosed in the Company's SEC Reports and the documents filed as exhibits thereto, neither the Company nor any of its subsidiaries is a party to or is bound by:

      (a) Except as set forth on Section 3.13 of the Company Disclosure Schedule, any employment or consulting agreement or commitment with any officer, employee or member of the Board of Directors of the Company or any of its subsidiaries, that is not terminable by Company or any of its subsidiaries on no more than 30 days notice without liability or financial obligation, except to the extent general principles of law may limit the Company's or any of its subsidiaries' ability to terminate employees at will;

      (b) Except as set forth on Section 3.13 of the Company Disclosure Schedule, any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement;

      (c) Except as set forth on Section 3.13 of the Company Disclosure Schedule, any material guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan or sale of debt securities;

      (d) Any material agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Company's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit the Company or the Surviving Corporation or any of its subsidiaries after the Effective Time;

      (e) Any agreement or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets or pursuant to which the Company has any material ownership or participation interest in any corporation, partnership, joint venture, strategic alliance or other business enterprise other than the Company's subsidiaries;

      (f) Any agreement or commitment currently in force providing for capital expenditures by the Company or its subsidiaries in excess of $250,000; or

      (g) Any agreement or commitment with respect to the payment of legal, accounting or other third-party fees, other than on a time and disbursements basis and payable on a current month-to-month basis.

   The agreements required to be disclosed in the Company Disclosure Schedule pursuant to clauses (a) through (g) above or pursuant to Section 3.9 or that are required to be filed with any Company SEC Report ("Company Contracts") are valid and in full force and effect, except to the extent that such invalidity could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect to the Company. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party thereto, is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any Company Contract in such a manner as could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

   SECTION 3.14 Brokers' and Finders' Fees. Except for fees payable to Goldman Sachs & Co. pursuant to an engagement letter, a copy of which has been provided to Parent, neither the Company nor any subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Transaction Option Agreement, or the Stockholders' Agreement or any transaction contemplated hereby or thereby.

   SECTION 3.15 Insurance. The Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Except as set forth on Section 3.15 of the Company Disclosure Schedule, to the knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any of such material policies.

   SECTION 3.16 Disclosure. Neither the Schedule 14D-9, nor any of the information supplied or to be supplied by the Company or its subsidiaries or representatives for inclusion or incorporation by reference in the Registration Statement, the Post-Effective Amendment (as defined below) or the Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Schedule 14D-9 will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in any such documents based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

   SECTION 3.17   Fairness Opinion.   The Company has received the opinion of
Goldman Sachs & Co. to the effect that, as of the date thereof, the consideration to be received by the holders of Company Common Stock in the Offer and the Merger is fair, taken as a unitary transaction, from a financial point of view to such holders.

   SECTION 3.18   Related Party Transactions.   Except as set forth on Section
3.18 of the Company Disclosure Schedule, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its subsidiaries (i) has outstanding any indebtedness or other similar obligations to the Company or any of its subsidiaries; (ii) to the knowledge of the Company, owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries,
(2) engaged in a business related to the business of the Company or any of its subsidiaries or (3) participants in any transaction to which the Company or any of its subsidiaries is a party or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its subsidiaries.

   SECTION 3.19 Joint Ventures; Partnerships and Similar Arrangements. Except as set forth on Section 3.19 of the Company Disclosure Schedule. The Company has no ownership or partnership interests in and no other economic rights to any joint venture, partnership or similar arrangement and is not a party to any agreement relating to a joint venture, partnership or similar arrangement. There are no agreements, orally or in writing, obligating the Company to discuss, consider or form any joint venture, partnership or similar arrangement.

   SECTION 3.20   Clinical Trials.   The clinical trials conducted by the
Company and its subsidiaries, and, to the Company's knowledge, the clinical trials conducted by third parties on behalf of or sponsored by the Company or in which the Company or its subsidiaries has participated were and, if still pending, are being conducted in all material respects in accordance with medical and scientific research procedures appropriate to the design of such trials. The descriptions of the results of such trials and other pre-clinical studies and tests that have been published by the Company are accurate in all material respects and fairly present the data derived from such trials, studies and tests. The Company has no knowledge of any other trials, studies or tests the results of which are inconsistent with or otherwise call into question the results that have been published by the Company and which, in the reasonable judgment of the Company, would be required to be disclosed in or filed as an exhibit to a report of the Company under the Exchange Act (if filed on and as of the date hereof). The Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials or other studies and there is no FDA enforcement action outstanding or, to the Company's best knowledge, threatened, against the Company or any of its subsidiaries.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Except as disclosed in the disclosure schedule delivered by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Schedule"), Parent and Merger Sub represents and warrants to the Company as follows:

   SECTION 4.1   Organization, Standing and Power.   Parent and each of its
subsidiaries set forth on Section 4.1 of the Parent Disclosure Schedule is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted, and is duly qualified or licensed to business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not be reasonably expected to have a Material Adverse Effect on Parent. Parent and Merger Sub have heretofore made available to the Company complete and correct copies of their respective Certificates of Incorporation and Bylaws.

   SECTION 4.2   Parent Capitalization.   The Parent Common Stock to be
delivered as part of the Offer Price and Merger Consideration has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, will be listed on the NASDAQ National Market System and the issuance thereof is not subject to any preemptive or similar right. All outstanding shares of Parent Common Stock and preferred stock, $0.10 per share in Parent, and all shares of Parent Common Stock which may be issued pursuant to the exercise of options to purchase Parent Common Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of Parent which require consent for any actions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or which have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote.

   SECTION 4.3 Obligations With Respect to Capital Stock. Except as set forth in Section 4.2 hereof, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except pursuant to the Company Options and Company Warrants, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

   SECTION 4.4   Authority; Non-Contravention.

      (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery and performance of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement, the Transaction Option Agreement and the Stockholders' Agreement have been duly executed and delivered by each of Parent and Merger Sub and, assuming the due execution and delivery by the Company, constitute the valid and binding obligations of Parent and Merger Sub enforceable in accordance with their terms. There is no vote of the holders of any class or series of Parent's securities necessary to approve this Agreement, the Offer (including the issuance of Parent Shares thereunder) the Transaction Option Agreement or the Stockholders' Agreement or to satisfy Parent's obligations under any of the foregoing.

      (b) The execution and delivery of this Agreement, the Transaction Option Agreement, the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby by each of Parent and Merger Sub do not and will not result in any violation pursuant to any provision of the respective Articles or Certificates of Incorporation or Bylaws of Parent or Merger Sub or, except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c) of this Section 4.4 are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement, the Offer, the Transaction Option Agreement or the Stockholders' Agreement by each of Parent and Merger Sub or the consummation by each of Parent or Merger Sub of the transactions contemplated hereby or thereby, except for: (A) filings under the HSR Act; (B) the filing with the SEC of (x) the Offer Documents, the Registration Statement and, if necessary, a Post-Effective Amendment (as defined in Section 6.1), and (y) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) the notice to and mailing of the Schedule TO to the NASD pursuant to Rule 14d-3 under the Exchange Act; and (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

   SECTION 4.5   SEC Filings.

      (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since December 31, 1998 and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. None of the Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

      (b) Each of the consolidated financial statements of Parent (including, in each case, any related notes thereto) contained in Parent SEC Reports (the "Parent Financials"), including each Parent SEC Report filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

   The balance sheet of Parent contained in Parent SEC Reports as of September 30, 2001 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials or in the Parent SEC

Documents filed, in each case, prior to the date hereof, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operation or financial condition of Parent or its subsidiaries taken as a whole except (i) for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice and (ii) liabilities incurred in connection with this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

      (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

   SECTION 4.6   Absence of Certain Changes or Events.

      (a) Since the date of the Parent Balance Sheet, the business of Parent and its subsidiaries has been conducted in the ordinary course consistent with past practices (other than the transactions contemplated by this Agreement and the Transaction Option Agreement) and there is not and has not been (i) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or give rise to a Material Adverse Change on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases which are not, individually or in the aggregate, material in amount from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP,
   (iv) any revaluation by Parent of any of its material assets, other than in the ordinary course of business, or (v) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement and the Transaction Option Agreement or perform its obligations hereunder or thereunder.

      (b) Since the date of the Parent Balance Sheet and through the date of this Agreement, there has not been (i) any amendment of any material term of any outstanding security of Parent or any of its subsidiaries, (ii) any incurrence, assumption or guarantee by Parent or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, or
   (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock.

   SECTION 4.7   Compliance with Laws.   Neither Parent nor any of its
subsidiaries is in conflict with, or has violated or is in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth on Section
4.7 of the Parent Disclosure Schedule, to Parent's knowledge, no compliance investigation or review by the United States Food and Drug Administration (the "FDA") or any other Governmental Entity is pending or, has been threatened in a writing delivered to Parent against Parent or any of its subsidiaries, nor, to Parent's knowledge, has the FDA or any other Governmental Entity indicated an intention to conduct an investigation of Parent or any of its subsidiaries. There is no judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its subsidiaries, or any acquisition of material property by Parent or any of its subsidiaries. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities (including, without limitation, all such permits required under environmental laws or required by the FDA) that are material to or required for the operation of the business of Parent as currently conducted (collectively, the "Parent Permits"), and are in compliance with the terms of the Parent Permits, except where the failure to hold or be in compliance with such Parent Permits, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

   SECTION 4.8   Litigation.   There are no claims, suits, actions,
arbitrations, investigations or proceedings (or any basis therefor) pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent, any of its subsidiaries, any officer, director or employee of Parent or any of its subsidiaries or any person for whom Parent or any subsidiary may be liable or any of their respective properties, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or the Transaction Option Agreement or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or prevent or delay the ability of the parties hereto to consummate the transactions contemplated by this Agreement or the Transaction Option Agreement or for Parent to perform its obligations hereunder or thereunder. As of the date hereof, no director, officer or employee of Parent has asserted a claim to seek indemnification from Parent under either the Certificate of Incorporation or Bylaws of Parent or any indemnification agreement between Parent and such person.

   SECTION 4.9   Disclosure.   Neither the Offer Documents or the Registration
Statement or the Post-Effective Amendment, nor any of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Schedule 14D-9 will, at the time the Schedule 14D-9 is filed with the SEC, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) in the case of a Company Proxy Statement (as defined in Section 6.1) will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents, the Registration Statement and the Post-Effective Amendment will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder. No representations or warrant is made by Parent or Merger Sub with respect to statements made or incorporated by reference in any such documents based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

   SECTION 4.10   Board Recommendation.   The Boards of Directors of the Parent
and Merger Sub at meetings duly called and held, has by the unanimous vote of their directors determined that each of the Offer and the Merger is fair to and in the best interests of Parent and Merger Sub and has approved the same.

   SECTION 4.11 Brokers' and Finders' Fees. Except for fees payable to U.S. Bancorp Piper Jaffray, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or any transaction contemplated hereby or thereby.

   SECTION 4.12   Clinical Trials.   The clinical trials conducted by Parent
and its subsidiaries, and, to Parent's knowledge, the clinical trials conducted by third parties on behalf of or sponsored by Parent or in which the Parent or its subsidiaries has participated were and, if still pending, are being conducted in all material respects in accordance with medical and scientific research procedures appropriate to the design of such trials. The descriptions of the results of such trials and other pre-clinical studies and tests that have been published by Parent are accurate in all material respects and fairly present the data derived from such trials, studies and tests.

Parent has no knowledge of any other trials, studies or tests the results of which are inconsistent with or otherwise call into question the results that have been published by Parent and which, in the reasonable judgment of the Parent, would be required to be disclosed in or filed as an exhibit to a report of Parent under the Exchange Act (if filed on and as of the date hereof). Parent has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification or any clinical trials or other studies and there is no FDA enforcement action outstanding or, to Parent's best knowledge, threatened, against Parent or any of its subsidiaries.

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   SECTION 5.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its reasonable best efforts to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, licensors, licensees and others with which it has business dealings so that no Material Adverse Effect shall have occurred at or prior to the Effective Time. In addition, during that period the Company will promptly notify Parent of any material event involving its business or operations consistent with the agreements contained herein.

   In addition, except as permitted by the terms of this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, and except as contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, without the prior written consent of Parent during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

      (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans except to the extent otherwise required by such plans or option documents in their current form;

      (b) Grant any severance or termination pay or benefits to any directors, officers or employee except pursuant to written agreements in effect, or policies existing, on the date hereof (or as required by applicable law), copies of which have been made available to Parent, or adopt any new severance plan, practice or policy;

      (c) Enter into or amend any existing material licensing or other agreement with regard to the acquisition, distribution or licensing of any Company Intellectual Property Rights, or transfer or license to any person or entity any Company Intellectual Property Rights, other than non-exclusive licenses, distribution or other similar agreements entered in the ordinary course of business consistent with past practice;

      (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of the Company other than dividends or distributions by a direct or indirect wholly-owned subsidiary to its parent, or split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company;

      (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

      (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Options, except for the issuance of shares of Company Common Stock upon the Roche Conversion;

      (g) Cause, permit or propose any amendments to the Company Charter Documents other than to implement the transaction with Parent and Merger Sub contemplated by this Agreement;

      (h) Acquire or agree to acquire by merging or consolidating with, or, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company (except for purchases of raw materials, equipment, supplies or investment securities in the ordinary course of business consistent with past practice) or enter into any material joint ventures, strategic relationships or alliances;

      (i) Except as permitted under Sections 5.1(c) and (h), sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company;

      (j) Except as set forth on Section 5.1(j) of the Company Disclosure Schedule, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business consistent with past practice;

      (k) Except as required to comply with any Legal Requirement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment, deferred compensation, consulting or other similar agreement (or any amendment to any such existing agreement) or collective bargaining agreement, pay any bonus or other remuneration to any Employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of any Employee other than with respect to employees and consultants (other than officers) in the ordinary course of business consistent with past practice, or change any management policies, practices or procedures;

      (1) Make any material capital expenditures, except an expenditure of up to $250,000 per capital project;

      (m) Modify, amend or terminate any Company Contract to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder other than in the ordinary course of business consistent with past practice;

      (n) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

      (o) Extend, amend or modify the terms of, or any rights to, any material Company Intellectual Property Rights;

      (p) Pay, discharge or satisfy any claims (including claims of stockholders), indebtedness, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities, indebtedness or obligations recorded in the most recent consolidated financial statements (or notes thereto) of the Company included in the Company SEC Reports, or incurred in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document;

      (q) Adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

      (r)   Enter into or amend any collective bargaining agreement;

      (s) Except as set forth on Section 5.1(s) of the Company Disclosure Schedule, settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation that do not provide for injunctive or similar relief and where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $50,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $250,000;

      (t) Take any action that would materially delay the consummation of the transactions contemplated hereby;

      (u) Other than in the ordinary course of business and consistent with past practice, make or change any material Tax election, amend any Return or take any other action (or fail to take any other action) in respect of Taxes, in each case, if such action (or failure to take action) could reasonably be expected to have the effect of increasing the Tax liability of Parent or any of its affiliates (including the Company and its subsidiaries) for periods ending on or after the Closing Date;

      (v) Enter into any joint venture, partnership or other similar arrangement; or

      (w) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (v) above.

   SECTION 5.2   Conduct of Business by the Parent.   During the period from
the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

   SECTION 6.1 Preparation of Registration Statement and Proxy Statement; Company Stockholders Meeting; Merger without a Company Stockholders Meeting.


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

      (a) If approval of Company's stockholders is required by applicable law in order to consummate the Merger other than pursuant to Section 253 of Delaware Law, as soon as reasonably practicable following the acceptance for payment of Shares pursuant to the Offer, (i) the Company and Parent shall prepare and the Company shall file with the SEC a proxy statement (if required by applicable law) in definitive form relating to a meeting of the holders of Company Common Stock to approve the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Company Proxy Statement") and (ii) the Company and Parent shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "Post-Effective Amendment") for the offer and sale of the Parent Common Stock portion of the Merger Consideration pursuant to the Merger and in which the Company Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its reasonable best efforts to respond to all SEC comments with respect to the Company Proxy Statement and to cause the Company Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Offer and the Merger and Company shall furnish all information concerning Company and the holders of capital stock of Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment will be made by Parent, or the Company Proxy Statement will be made by Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by Company or Parent which should be set forth in an amendment or supplement to either of the Post-Effective Amendment or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Company.

      (b) If approval of Company's stockholders is required by applicable law in order to consummate the Merger, the Company will, prior to or as soon as reasonably practicable following the date upon which the Post-Effective Amendment becomes effective, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of approving this Agreement, the Merger and the transactions contemplated hereby. Once the Company Stockholders Meeting has been called and noticed, Company shall not postpone or adjourn the Company Stockholders Meeting (other than for the absence of a quorum) without the consent of Parent. Subject to Company's right, pursuant to Section 6.3(b) hereof, to withdraw or modify the Recommendations, the Board of Directors of Company shall include in the Post-Effective Amendment and the Company Proxy Statement a copy of the Recommendations as such Recommendations pertain to the Merger and this Agreement. Notwithstanding the foregoing, if approval of the Company's stockholders is required by applicable law in order to consummate the Merger, the Board of Directors of Company shall submit this Agreement and the Merger

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

   for approval to the Company's stockholders whether or not the Board of Directors of Company determines in accordance with Section 6.3(b) after the date hereof that this Agreement and the Merger are no longer advisable and recommends that the stockholders of Company reject it. Unless the Board of Directors of Company has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.3(b), Company shall use its reasonable best efforts to solicit from stockholders of Company proxies in favor of this Agreement and the Merger and shall take all other actions necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to effect the Merger.

      (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Merger Sub shall acquire at least 90% of the outstanding shares of Company Common Stock in the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

      (d) Parent shall (i) cause Merger Sub promptly to submit this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby for approval and adoption by Parent by written consent of sole stockholder; (ii) cause the shares of capital stock of Merger Sub to be voted for adoption and approval of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the Merger and the Offer and the other transactions contemplated hereby and thereby; and (iii) cause to be taken all additional actions necessary for Merger Sub to adopt and approve this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby.

   SECTION 6.2   Antitrust Filings; Other Filings.

      (a) Promptly after the date of this Agreement, each of the Company and Parent will prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.2.

      (b) Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, Post-Effective Amendment, Offer Documents, Schedule 14D-9, Company Proxy Statement or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, Post-Effective Amendment, Offer Documents, Schedule 14D-9, Company Proxy Statement, the Merger or any Antitrust Filing or Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under
   Section 6.1 and this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, Post-Effective Amendment, Offer Documents, Schedule 14D-9, Company Proxy Statement or any Antitrust Filing or Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and/or Parent such amendment or supplement.

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

   SECTION 6.3   No Solicitation.

      (a) Neither the Company nor any of its subsidiaries shall, nor shall the Company or any of its subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage any Acquisition Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party to do or seek to make, or that has made an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

      (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any third party that, subject to the Company's compliance with Section 6.3(a), has made (and not withdrawn) a bona fide Acquisition Proposal that the Board of Directors of the Company reasonably determines (after consultation with the Company's financial advisor) constitutes a Superior Proposal, (ii) furnish to such third party nonpublic information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, (iii) take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to them, (iv) following receipt of such an Acquisition Proposal, withdraw, modify in a manner adverse to Parent, or fail to make the Recommendations, or (v) take any action ordered to be taken by the Company by any court of competent jurisdiction if, in each case (1) neither the Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 6.3, (2) the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and the Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to the Company's confidential information as the Confidentiality Agreement (as defined in Section 6.6), (4) gives Parent prompt advance notice of its intent to furnish such nonpublic information or enter into such discussions (which notice shall in no event be given less than one (1) business day prior to furnishing such information or entering into such discussions), and (5) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, and shall use its reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.3 by the Company.

      (c)  In addition to the obligations of the Company set forth in paragraph
   (a) of this Section 6.3, the Company shall promptly advise Parent orally and in writing of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or group making any such Acquisition Proposal or inquiry. The Company will keep Parent informed promptly of any amendments of any such Acquisition Proposal or inquiry.

      For purpose of this Agreement, "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Common Stock on terms that the Board of Directors of Company determines in good faith by a majority vote, after consultation with its financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the Company's stockholders than as provided hereunder, is reasonably capable of being consummated and for which financing, to the extent required, is then committed; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not likely in the good faith judgment of the Company Board (after having received the advice of a financing advisor of nationally recognized reputation) to be obtained by such third party on a timely basis.

      For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal by a third party, other than Parent, Merger Sub or any affiliate thereof, relating to: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 15% of the consolidated assets of the Company;
   (C) any liquidation or dissolution of the Company or (D) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby.

   SECTION 6.4 Obligations of Merger Sub. Parent will take all reasonable action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and subject to the conditions set forth in this Agreement.

   SECTION 6.5 Voting of Shares. Parent and Merger Sub agree to vote all Shares acquired in the Offer or otherwise beneficially owned by them or any of their subsidiaries in favor of approval and adoption of this Agreement and the Merger at the Company Stockholders Meeting or pursuant to Section 253 of the DGCL, on the terms and subject to the conditions set forth in this Agreement.

   SECTION 6.6   Confidentiality; Access to Information.

      (a) The parties acknowledge that the Company and Parent have previously executed the Confidentiality Agreement, dated as of February 13, 2002, between the Company and Parent (the "Confidentiality Agreement") which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

      (b) The Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request, including without limitation copies of working papers of

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

   accountants, contracts, and other corporate documents, and access to other parties with whom it has business dealings. Parent will afford the Company and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, as Company may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Offer and the Merger.

   SECTION 6.7  Public Disclosure.   Parent and the Company will consult with
each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Offer, Merger, this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange; provided, however, that this Section 6.7 shall terminate in the event the Board of Directors of the Company shall withdraw its Recommendations. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

   SECTION 6.8   Reasonable Efforts; Notification.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, the Transaction Option Agreement and the Stockholders' Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in the Annex A and Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement, the Transaction Option Agreement or the Stockholders' Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, except pursuant to the Transaction Option Agreement and the Stockholders' Agreement, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or the Company or its subsidiaries or the holding separate of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation).

      (b) Each of the Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby, (iii) any litigation relating to, involving or otherwise affecting Company, Parent or their respective subsidiaries that relates to the consummation of the transactions contemplated hereby. The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement, the Transaction Option Agreement or the Stockholders' Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, in each case, such that the conditions set forth in the Annex A or Article VII would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement. Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement, the Transaction Option Agreement or the Stockholders' Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, in each case, such that the conditions set forth in the Annex A or Article VII would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

   SECTION 6.9  Indemnification

      (a) Parent and the Surviving Corporation will indemnify and hold harmless (including advancement of expenses) the current and former directors and officers of the Company in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided in the Company Charter Documents in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Parent will cause to be maintained for a period of not less than six (6) years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, or shall purchase a "tail" on the Company's existing policy to cover such period. If the existing D&O Insurance cannot be maintained, expires or is terminated or canceled during such three-year period, Parent will use reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period on terms and conditions substantially similar to the existing D&O Insurance. It is understood that, unless made by a court, any determination as to whether a person seeking indemnification pursuant to this Section 6.9 has met any applicable legal standard for indemnification shall be made by a committee consisting of at least two of Parent's independent directors.

      (b) In the event Parent of the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.9, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this
   Section 6.9; provided that, in the case of any such assignment by Parent or the Surviving Corporation, Parent and the Surviving Corporation shall remain liable for all of their respective obligations under this Agreement.

   SECTION 6.10 Nasdaq Listing. Parent agrees to authorize for listing on NASDAQ National Market System the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Offer and the Merger, effective upon official notice of issuance.

   SECTION 6.11  Letters of Accountants.   Company and Parent shall use their
respective reasonable efforts to cause to be delivered to Parent letters of Company's and Parent's independent accountants, respectively, dated no more than two business days before the date on which the Registration Statement becomes effective (and satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

   SECTION 6.12 Takeover Statutes; Rights Plan. If any takeover statute or "poison pill" shareholder rights plan is or may become applicable to the Offer or Merger or the other transactions contemplated by this Agreement, the Transaction Option Agreement or the Stockholders' Agreement, each of Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions or to make such rights plan inapplicable to Parent and Merger Sub in connection with the transactions contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement. The Company agrees that on and after the date hereof, it will not adopt any "poison pill" rights plan or any similar antitakeover plan or take any other action that would impede or prevent completion of the Offer, the Merger, this Agreement, the Transaction Option Agreement or the Stockholders' Agreement.

   SECTION 6.13   Certain Employee Benefits.

      (a) As of the Effective Time, Parent shall make available or cause to be made available to each individual who was an employee of the Company immediately before the Effective Time and who is an employee of the Surviving Corporation immediately after the Effective Time (a "Transferred Employee") health, prescription drug, long-term disability, short-term disability, life insurance, dental and other welfare benefits that are substantially similar in the aggregate to such benefits in effect at the Effective Time for similarly situated employees of Parent. Such benefits may be provided by Parent, at its option, through the employee plans maintained by Parent (or one or more of its ERISA Affiliates) or through Company Employee Plans providing such benefits. Thereafter, with respect to such benefits, Parent and its ERISA Affiliates shall not discriminate against Transferred Employees in relation to similarly situated employees of Parent and its ERISA Affiliates by reason of their status as Transferred Employees.

      (b) To the extent that Parent wishes to provide the benefits described in Section 6.13(a) to Transferred Employees through a Parent employee plan providing such benefits (a "Replacement Plan"), Parent shall take appropriate action to waive any waiting period, pre-existing condition or requirement for evidence of insurability otherwise imposed under any such Parent employee plan with respect to any Transferred Employee who was covered by a Company Employee Plan providing similar benefits prior to the Effective Time. To the extent that the benefits described in Section 6.13(a) for Transferred Employees are provided pursuant to a Replacement Plan at any time other than during a general open enrollment applicable to all employees of Parent and Surviving Corporation, Parent (i) shall take appropriate action to waive any actively at work requirements, and (ii) shall give credit under such Replacement Plan to all Transferred Employees and their covered dependents for all deductibles and out-of-pocket expense limitations incurred by the Transferred Employees and their covered dependents under the Company Employee Plans. Parent's obligations under this paragraph are conditioned upon the approval of the insurance providers of applicable benefit plans.

      (c) Parent shall not reduce the accrued vacation and sick or other paid leave of each Transferred Employee under the Company Employee Plans as of the Effective Time. After the Effective Time, Parent shall provide severance benefits to all Transferred Employees with terms no less favorable than the severance benefits currently offered by Parent to its employees of similar status.

      (d) Unless the parties otherwise agree in writing, the Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Company Employee Plan that is a defined contribution /
   Section 401(k) savings plan (the "Company 401(k) Plan").


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

      (e) Parent shall take appropriate steps to permit participation as soon as practicable in any defined contribution / 401(k) savings plan, maintained by Parent immediately following the Effective Time by Transferred Employees who, immediately prior to the Effective Time, were eligible to participate in the Company 401(k) Plan. For purposes of eligibility (including eligibility for early retirement) and vesting under any such Parent employee pension benefit plan, Parent shall credit Transferred Employees for their length of service with the Company, its ERISA Affiliates, and any predecessor of the Company or its ERISA Affiliates as of the Effective Time.

      (f) After the Effective Time, Parent shall provide severance benefits to employees of the Company with terms no less favorable than the severance benefits currently offered by Parent to its employees of similar status.

      (g) No provision of this Section 6.13 shall create any third party beneficiary or other rights in any Transferred Employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with Parent, and no provision of this Section 6.13 shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any Company Employee Plan or any plan or arrangement that may be established by Parent. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Effective Time any such plans or arrangements of Parent. No provision of this Agreement shall cause any Transferred Employee to be a third party beneficiary of any rights herein.

   SECTION 6.14 Employment, Consulting, Noncompetition, and Other Agreements. The Company agrees to cooperate with Parent in its efforts to negotiate employment, consulting, noncompetition or other agreements with any key employees or individuals identified by Parent between the date hereof and the Effective Time.

   SECTION 6.15 Tax Matters. Each of Parent, Merger Sub and the Company agrees that it will not take any action (including the failure to merge the Surviving Corporation with and into Parent) which would reasonably be expected to cause the exchange of Shares for cash and Parent Common Stock pursuant to the Offer or the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The Company, Merger Sub and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement. None of Parent, Merger Sub or Company shall be liable for any transfer taxes imposed on the transfer of the Company Common Stock pursuant to this Agreement (including, but not limited to, stock transfer taxes, stamp taxes and any transfer or recording fees (together with any related interest, penalties or additions to tax)).

   SECTION 6.16 Change of Control. Except as contemplated by Section 2.9 and in the Company Option Plans and Benefit Plans, the execution and delivery of this Agreement, the Transaction Option Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not, except as set forth in Section 6.16 of the Company Disclosure Schedule, (i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any Employee, from the Company or any of its subsidiaries under any Stock Plan, Benefit Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Stock Plan, Benefit Plan, agreement or otherwise or (iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

   SECTION 6.17   Limitation on the Company's Investment Banking Fees'.   The
Company covenants and agrees that the investment banking and/or consulting fees incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement, the Transaction Option Agreement and the Stockholders' Agreement shall be based upon (and not in excess of) the engagement letter between the Company and Goldman, Sachs & Co. dated February 13, 2002.

   SECTION 6.18 Registration Statement. Parent shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities laws in connection with the issuance of Parent Common Stock in the Merger. Company shall cause Ballard, Spahr, Andrews & Ingersoll, LLP, or such other counsel chosen by Company and reasonably acceptable to Parent, to provide a Tax opinion regarding the tax consequences to the Company and its shareholders of the Offer and the Merger in the form required by the SEC in connection with the filing of the Registration Statement. Each of Parent, Merger Sub and Company shall provide reasonable and customary representations to Ballard, Spahr, Andrews & Ingersoll, LLP (or such other counsel) in connection with the rendering of such Tax opinion.

   SECTION 6.19 Section 16 Matters. Prior to the expiration date of the Offer, Parent and the Company shall take all such reasonable steps (including appropriate actions by their respective Board of Directors) as may be required or advisable, to the extent permitted, under and in accordance with applicable law, to cause any disposition of Shares or acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the transactions contemplated by Article I and Article II of this Agreement, by each individual or entity that is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Parent or the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

   SECTION 6.20 Election of Director to Parent Board. Promptly following the Effective Time, Parent shall have elected Evan Jones (or a nominee of Mr. Jones, mutually agreeable to Mr. Jones and Parent) to its Board of Directors. Parent shall be obligated to nominate Mr. Jones to serve on Parent's Board of Directors until the third anniversary of the Effective Time.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

   SECTION 7.1 Conditions to Obligations of Each Party to Effect the Merger. The obligations of Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

      (a) if required by the DGCL, this Agreement and the Merger shall have been approved and adopted by the stockholders of Company;

      (b) Merger Sub shall have accepted for exchange and exchanged all of the Shares tendered pursuant to the Offer and Merger Sub shall have delivered the Merger Consideration to the holders of the Shares tendered;

      (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

      (d) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

      (e) the Registration Statement or the Post-Effective Amendment, as the case may be, shall have been declared effective and no stop order suspending effectiveness shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

      (f) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of Company or otherwise):

      (a) by mutual written agreement of Company and Parent (duly authorized by their respective Boards); or

      (b)  by either the Company or Parent, if:

          (i) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer, provided that Parent and Merger Sub shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(i) if the Offer is terminated or expires without Shares having been accepted for exchange as a result of a breach by Parent or Merger Sub of this Agreement; or

          (ii) the Offer has not been consummated on or before April 15, 2002 (or June 28, 2002 if such delay is a result of a second request for information under the HSR Act) (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Offer to have been consummated on or before the End Date and such action or failure to act constitutes a material breach of this Agreement; or

          (iii) there shall be any applicable law or regulation that makes consummation of the Offer or the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company or Parent from consummating the Offer or the Merger is entered and such judgment, injunction, or order shall have become final and nonappealable; or

      (c)  by Parent if a Triggering Event shall have occurred; or

      For purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall have approved or recommended to the Company stockholders any Acquisition Proposal, (ii) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its Recommendations; (iii) the Company shall have failed to include the Recommendations in the Offer Documents or the Schedule 14D-9; or (iv) a tender or exchange offer relating to 15% or more of the Shares shall have been commenced by a person unaffiliated with Parent or Merger Sub and the Company shall not have sent to its security holders pursuant to Rule 14e-2 under the Securities Act, within seven (7) business days after such tender or exchange offer is first published, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

      (d) by Parent if (i) any of the representations and warranties of the Company contained in this Merger Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true and correct in all respects as of the date of determination or the date hereof (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (ii) the representations and warranties of the Company contained in this Merger Agreement that are not so qualified shall not have been true and correct as of the date of determination or the date hereof as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date); and such failures to be true and correct are reasonably likely to result, individually or in the aggregate, in a Company Material Adverse Effect; or (iii) the Company shall have breached or failed to perform or comply with any of its obligations, agreements or covenants under this Agreement and such breach or failure to perform or comply is likely to result, individually or in the aggregate, in a Company Material Adverse Effect; or (iv) Company shall have failed to perform all of its obligations, agreements or covenants under this Agreement required to be performed at or prior to the date of determination (a "Terminating Company Breach"); provided, however, that such Terminating Company Breach must be reasonably likely to materially adversely affect the consummation of the Offer and the Merger; or

      (e) by Company if (i) any of the representations and warranties of Parent or Merger Sub contained in this Merger Agreement that are qualified by reference to a Parent Material Adverse Effect shall not have been true and correct in all respects as of the date of determination or the date hereof (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or (ii) the representations and warranties of Parent and Merger Sub contained in the Agreement that are not so qualified shall not have been true and correct as of the date of determination or the date hereof as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date); and such failures to be true and correct are reasonably likely to result, individually or in the aggregate, in a Parent Material Adverse Effect; or (iii) either Parent or Merger Sub shall have breached or failed to perform or comply with any of its obligations, agreements or covenants under this Agreement and such breach or failure to perform or comply is likely to result, individually or in the aggregate, in a Parent Material Adverse Effect; or (iv) Parent or Merger Sub shall have failed to perform all of their obligations, agreements or covenants under this Agreement required to be performed at or prior to the date of determination (a "Terminating Parent Breach"); provided, however, that such Terminating Parent Breach must be reasonably likely to materially adversely affect the consummation of the Offer and the Merger; or

      (f)  by the Company if, pursuant to the requirements and procedures in
   Section 6.3(b) and solely in connection with the Company's receipt from a third party of a bona fide Acquisition Proposal that the Board of Directors of the Company reasonably determines (after consultation with the Company's financial advisor) constitutes a Superior Proposal, the Board of Directors of the Company concludes in good faith after consultation with its outside legal counsel that to satisfy its fiduciary obligations to the stockholders of the Company under applicable law, the Board of Directors must not make or must withdraw or modify the Recommendations and the Board of Directors in fact withdraws or modifies the Recommendations; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available (i) if the Company has breached any of its obligations under
   Section 6.3, or (ii) if, within two (2) business days after any purported termination pursuant to this Section 8.1(f), the Company shall not have paid the Termination Fee contemplated by Section 8.3(b), or (iii) if the Company has not provided Parent and Merger Sub with three (3) business days prior written notice of its intent to so terminate this Agreement and delivered to Parent and Merger Sub a copy of the writing embodying the Acquisition Proposal in its then most definitive form.

      The party desiring to terminate this Agreement pursuant to this Section 8.1(other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

   SECTION 8.2  Notice of Termination; Effect of Termination.  Subject to
Section 8.1(b)(iii), any proper termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement under

Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except
(i) as set forth in this Section 8.2, Section 8.3 and/or Article IX, each of which shall survive the termination of this Agreement, and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

   SECTION 8.3  Fees and Expenses.

      (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transaction Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

      (b) Termination Fee. If this Agreement is terminated by Parent or the Company, as applicable, pursuant to Sections 8.1(b)(i) or (ii) and, in either case, within 12 months following the termination of this Agreement either a Company Acquisition (as defined below) is consummated or the Company enters into an agreement providing for a Company Acquisition and such Company Acquisition is later consummated, the Company shall promptly, but in any event no later than two (2) business days after the date of such consummation, pay Parent a fee equal to $19,793,000, in immediately available funds (the "Termination Fee"). If this Agreement is terminated by Parent or the Company, as applicable, pursuant to Section 8.1(d) or (e), then the breaching party shall promptly, but in any event no later than two
   (2) business days after the date of such termination, pay to the non-breaching party the Termination Fee. If this Agreement is terminated by Parent pursuant to Section 8.1(c), the Company shall promptly, but in any event no later than two (2) business days after the date of such termination, pay Parent the Termination Fee. If this Agreement is terminated by Company pursuant to Section 8.1(f), the Company shall promptly, but in any event no later than two (2) business days after the date of such termination, pay Parent the Termination Fee.

      Each party acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. Accordingly, if a party fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b), and, in order to obtain such payment, the other party makes a claim that results in a judgment or settlement for the fee set forth in this Section 8.3(b), the liable party shall pay to the party making such claim its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall be in lieu of damages incurred in the event of breach of this Agreement, except for willful or intentional breaches or breaches caused by the gross negligence of the breaching party.

      For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a sale or other disposition by the Company of a business or assets representing 15% or more of the consolidated net revenues, net income or assets of the Company immediately prior to such sale; (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing 15% or more of any class of equity securities of the Company; or (iii) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (other than a transaction in which the Company is the acquiror and in which the current Company stockholders retain more than 85%, directly or indirectly, of the surviving or successor corporation).

   SECTION 8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company.

   SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE IX

                              GENERAL PROVISIONS

   SECTION 9.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

   SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

      (a)  if to Parent or Merger Sub, to:

          Cytyc Corporation
          85 Swanson Road
          Boxborough, MA 01719
          Attention: Patrick J. Sullivan, Chief Executive Officer
          Facsimile No.: (978) 635-1033

      with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, Massachusetts 02110
          Attention: Jonathan M. Moulton, Esq.
          Facsimile No.: 617-248-7100

      (b)  if to Company, to:

          Digene Corporation
          1201 Clopper Road
          Gaithersburg, MD 20878
          Attention: Evan Jones,
          Chief Executive Officer
          Facsimile No.: 301-944-7017

      with a copy to:

          Ballard, Spahr Andrews & Ingersoll, LLP
          1735 Market Street, 51st Floor
          Philadelphia, PA 19103
          Attention: Morris Cheston, Jr., Esq.
          Fax: (215) 864-8999

   SECTION 9.3  Interpretation; Certain Defined Terms.

      (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

      (b) For purposes of this Agreement, the terms "knowledge" or "knows" mean with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter, after reasonable inquiry of such matter. For purposes of this definition, the "executive officers" of Company shall be those person listed on Section 9.3(b) of the Company Disclosure Schedule.

      (c) For purposes of this Agreement, the terms "Material Adverse Change" or "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance, occurrence or effect that either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the business, properties, financial condition, assets, including intangible assets, capitalization or results of operations of such entity taken as a whole but shall exclude the effects of (i) any material adverse change in the Company's business, properties, financial condition, assets, including intangible assets, capitalization or results of operations for any fiscal period prior to the Closing Date that is directly attributable to a disruption in the conduct of the Company's business arising from the transactions contemplated by this Agreement or the public announcement thereof, (ii) changes in general economic conditions, (iii) changes affecting the industry generally in which the Company operates (provided that such changes do not affect the Company in a substantially disproportionate manner), and (iv) the matters set forth on Section 9.3(c) of the Company Disclosure Schedule.

      (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

      (e) For purposes of this Agreement, "subsidiary" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

   SECTION 9.4   Counterparts.   This Agreement may be executed in one or more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   SECTION 9.5   Entire Agreement; Third Party Beneficiaries.   This Agreement
and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Transaction Option Agreement, the Stockholders' Agreement, the Confidentiality Agreement, the Company Disclosure Schedule and the Annex A (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing Date and shall survive any termination of this Agreement;

   and (b) are not intended to confer upon any other person any rights or remedies hereunder, other than the Continuing Directors, and except as specifically provided in Section 6.9.

   SECTION 9.6   Severability.   In the event that any provision of this
Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
   SECTION 9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   SECTION 9.8   Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   SECTION 9.9   Rules of Construction.   The parties hereto agree that they
have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   SECTION 9.10   Assignment.   No party may assign either this Agreement or
any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

   SECTION 9.11   Waiver of Jury Trial.   EACH OF PARENT, COMPANY AND MERGER
SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                                          CYTYC CORPORATION

                                          By: /s/ Patrick J. Sullivan
                                          Name: Patrick J. Sullivan
                                          Title:  Chief Executive Officer

                                          CRUISER, INC.

                                          By: /s/ Daniel J. Levangie
                                          Name: Daniel J. Levangie
                                          Title:  President

                                          DIGENE CORPORATION

                                          By: /s/ Charles M. Fleischman
                                          Name: Charles M. Fleischman
                                          Title:  President

                                    ANNEX A

   The capitalized terms used in this Annex A shall have the respective meanings given to such terms in the Agreement and Plan of Merger, dated as of February 19, 2002, among Parent, Merger Sub and the Company (the "Merger Agreement") to which this Annex A is attached.

                            CONDITIONS TO THE OFFER

   Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered, and may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) if, by the expiration of the Offer (as it may be extended in accordance with Section 1.1 of this Agreement) (i) the Minimum Condition shall not have been satisfied; (ii) any applicable waiting periods under the HSR Act shall not have expired or been terminated; or (iii) at any time on or after the date of the Merger Agreement and before acceptance for payment of, or payment for, such Shares any of the following events shall occur:

      (A) There shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by or before any court or governmental, regulatory or administrative agency, authority or tribunal, domestic, foreign or supranational (other than actions, proceedings, applications or counterclaims filed or initiated by Merger Sub), which (i) seeks to challenge the acquisition by Merger Sub of the Shares, restrain, prohibit or delay the making or consummation of the Offer or the Merger or any other merger or business combination involving Merger Sub or any of its affiliates and the Company or any of its subsidiaries, prohibit the performance of any of the contracts or other agreements entered into by Parent, Merger Sub or any of its affiliates in connection with the acquisition of the Company or the Shares, or obtain any damages in connection with any of the foregoing, (ii) seeks to make the purchase of or payment for, some or all of the Shares pursuant to the Offer, the Merger or otherwise, illegal, (iii) seeks to impose limitations on the ability of Merger Sub or the Company or any of their respective affiliates or subsidiaries effectively to acquire or hold, or requiring Merger Sub, the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any portion of the assets or the business of Merger Sub or its affiliates or the Company or its subsidiaries, or impose limitations on the ability of Merger Sub, the Company or any of their respective affiliates or subsidiaries to continue to conduct, own or operate all or any portion of their businesses and assets as heretofore conducted, owned or operated, (iv) seeks to impose or may result in material limitations on the ability of Merger Sub or any of its affiliates to exercise full rights of ownership of the Shares purchased by them, including, without limitation, the right to vote the Shares purchased by them on all matters properly presented to the stockholders of the Company, or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company, (v) is reasonably likely to result in a material diminution in the benefits expected to be derived by Parent and Merger Sub as a result of the transactions contemplated by the Offer, including the Merger, or (vi) seeks to impose voting, procedural, price or other requirements in addition to those under DGCL and federal securities laws (each as in effect on the date of the Offer to Purchase) or any material condition to the Offer that is unacceptable (in its reasonable judgment) to Parent and Merger Sub;

      (B) There shall have been proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger by any domestic, foreign or supranational government or any governmental, administrative or regulatory authority or agency or by any court or tribunal, domestic, foreign or supranational, any statute, rule, regulation, judgment, decree, order or injunction that might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vi) of paragraph (A) above;

      (C) There shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq National Market, (2) any significant adverse change in securities or financial markets in the United States or abroad, for example a decline of at least 20 percent in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from that existing at the close of business on February 19, 2002, or (3) in the case of any of the foregoing, a material acceleration or worsening thereof;

      (D)   (i)   The representations and warranties of the Company contained in the Merger Agreement that are qualified by reference to a Company Material Adverse Effect shall not have been true and correct in all respects when made or at any time prior to the consummation of the Offer as if made at or at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct in all respects only as of such date), or
   (ii) the representations and warranties of the Company contained in the Agreement that are not so qualified shall not have been true and correct when made or at any time prior to the consummation of the Offer as if made at and as of such time (other than representations and warranties which by their terms address matters only as of another specified date, which shall be true and correct only as of such date), and such failures to be true and correct are reasonably likely to result, individually or in the aggregate, in a Company Material Adverse Effect;

      (E)   (i)   the Company shall have breached or failed to perform or
   comply with any of its obligations, agreements or covenants under the Agreement and such breach or failure to perform or comply is likely to result, individually or in the aggregate, in a Company Material Adverse Effect; or (ii) the obligations of any holders of Company Common Stock under the Stockholders' Agreement (without giving effect to any "Material Adverse Effect"; materiality or similar qualifications contained therein) shall not have been performed or complied with by such holder or holders in all respects and such failure to perform or comply is reasonably likely to result, individually or in the aggregate, in a Parent Material Adverse Effect;

      (F) The Merger Agreement shall have been terminated in accordance with its terms;

      (G) The Registration Statement shall have not become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order;

      (H) The shares of Parent Common Stock to be issued in the Offer shall not have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance; or

      (I) The Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal.

   The foregoing conditions are for the sole benefit of Parent and Merger Sub and their respective affiliates and may be asserted by Parent and/or Merger Sub regardless of the circumstances giving rise to any such condition or may be waived by Parent and/or Merger Sub, in whole or in part, from time to time in its or their sole discretion, except as otherwise provided in the Agreement. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Any reasonable determination by Parent and/or Merger Sub concerning any of the events described herein shall be final and binding.

                                    Annex B

                            STOCKHOLDERS AGREEMENT

   THIS STOCKHOLDERS AGREEMENT, dated February 19, 2002, is made and entered into by and among Cytyc Corporation, a Delaware corporation ("Parent"), Cruiser, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), each stockholder who is a signatory hereto (each a "Stockholder", and collectively, the "Stockholders") and Digene Corporation, a Delaware corporation (the "Company") (being a party solely with respect to Section 6 hereof).

                             W I T N E S S E T H:

   WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

   WHEREAS, in furtherance of the Merger, Parent and the Company have agreed that, within seven (7) days after the execution and delivery of the Merger Agreement, Merger Sub shall commence a cash and stock tender offer to purchase all outstanding shares of Company Common Stock (as defined in Section 1), including all of the Shares (as defined in Section 2) owned beneficially by the Stockholders; and

   WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

   WHEREAS, the Stockholders believe that it is in the best interests of the Company and its stockholders to induce Parent and Merger Sub to enter into the Merger Agreement and, therefore, the Stockholders are willing to enter into this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

   SECTION 1.   Definitions.   For purposes of this Agreement:

      (a)  "Beneficially Own" or "Beneficial Ownership"   with respect to any
   securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

      (b) "Company Common Stock" shall mean at any time the common stock, $.01 par value, of the Company.

      (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

   SECTION 2.  Tender of Shares.

      (a) Each Stockholder hereby agrees, severally but not jointly, to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer, not later than the fifth (5/th/) business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the

   Exchange Act, (i) all of the shares of Company Common Stock Beneficially Owned by such Stockholder on the date hereof (the "Existing Shares"), and
   (ii) any additional shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of the Offer, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise Beneficially Owned by such Stockholder (the "Additional Shares" and, together with the Existing Shares, the "Shares"). Schedule I hereto sets forth opposite such Stockholder's name the aggregate number of Existing Shares and the aggregate number of shares of Company Common Stock subject to options, warrants or other securities convertible into or exercisable for shares of Company Common Stock (the "Options") Beneficially Owned by such Stockholder on the date hereof. Each Stockholder hereby acknowledges and agrees that the Merger Sub's obligation to accept for payment and pay for Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer. Each of Parent and Merger Sub acknowledges and agrees that this Agreement shall not be binding upon such Stockholder in the event that the Merger Agreement shall be amended by the parties thereto to lower or change the form of consideration set forth in the definition of Offer Price (as defined in the Merger Agreement).

      (b) Upon full payment by Parent or Merger Sub for Shares tendered, the transfer by each Stockholder of such Stockholder's Shares to Merger Sub in the Offer shall pass to and unconditionally vest in Merger Sub good and valid title to the number of Existing Shares set forth opposite such Stockholder's name on Schedule I hereto and to any Additional Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

      (c) Each Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Offer Documents and, if Company Stockholder Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) such Stockholder's identity and ownership of Company Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

   SECTION 3.  Provisions Concerning Company Common Stock.

      (a) Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by such Stockholder, whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against any action or agreement on which Company Stockholders are to vote that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company other than as contemplated under Section 1.4 of the Merger Agreement; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses C
   (1), (2), or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this
   Section 3.

      (b) Each Stockholder hereby grants to Parent a proxy to vote the Shares of such Stockholder solely as to the matters set forth in Section 3(a) (i) through (iii); provided, however, that without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent shall not in any event have the right (and such proxy shall not confer the right) to vote against the Merger; and provided, further, that the proxy granted pursuant to this Section 3(b) shall irrevocably cease and shall be of no further force or effect upon the termination of the Merger Agreement, the Offer or this Agreement in accordance with their respective terms. Each Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Stockholder with respect to such Shares.

   SECTION 4.   Other Covenants, Representations and Warranties.   Each
Stockholder, severally, but not jointly, hereby represents and warrants to Parent as follows:

      (a)   Ownership of Shares and Options.   Such Stockholder is either (i)
   the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares and Options owned of record or Beneficially Owned by such Stockholder. Except for those Shares for which the Stockholder shares voting and investment control with another Stockholder, as set forth on Schedule I, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and Options set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

      (b)   Power; Binding Agreement.   Such Stockholder has the legal
   capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such stockholder of the transactions contemplated hereby.

      (c)   No Consents.   No filing with, and no permit, authorization,
   consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby, except (i) for applicable requirements, if any, or the Exchange Act, and
   (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

      (d) No Conflicts. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (B) result in a breach of, or constitute

   (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (C) to the knowledge of the Stockholder violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets, except, in the case of clauses (B) and (C), for violations, breaches or defaults that individually or in the aggregate would not impair the ability of the Stockholder to perform such Stockholder's obligations under this Agreement.

      (e) No Encumbrances. Except as applicable in connection with the transactions contemplated by Section 2 hereof, such Stockholder's Shares and the certificates representing such Shares and such Stockholder's Options are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

      (f)   No Finder's Fees.   No broker, investment banker, financial adviser
   or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

      (g)   No Solicitation.   No Stockholder shall, in such Stockholder's
   capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) with respect to the Company that constitutes an Acquisition Proposal. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making such proposal. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      (h)   Restriction on Transfer, Proxies and Non-Interference.   Except as
   applicable in connection with the transactions contemplated by Sections 2 and 3 hereof, no Stockholder shall, directly or indirectly: (i) offer for sale, sell, transfer, dispose of, tender, loan, pledge, hedge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, disposition, tender, loan, pledge, hedge, encumbrance, assignment or other disposition of (collectively, "Dispose Of"), any or all of such Stockholder's Shares or Options or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

      (i)   Waiver of Appraisal Rights.   Each Stockholder hereby waives any
   rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

      (j)   Reliance by Parent.   Such Stockholder understands and acknowledges
   that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

      (k)   Further Assurances.   From time to time, at the other party's
   request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

   SECTION 5. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants to the Stockholders as follows:

      (a)   Organization, Standing and Corporate Power.   Parent is a
   corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Merger Sub has the corporate power and authority to enter into perform all of their respective obligations under this Agreement.

      (b)   Power: Binding Agreement.   The execution, delivery and performance
   of this Agreement has been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms.

      (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for execution of this Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby (other than filings that Parent and Merger Sub may be required to make under the Exchange Act) and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Parent or Merger Sub, (B) result in a breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets may be bound, or (C) to the knowledge of Parent or Merger Sub, violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Merger Sub, or any of their respective properties or assets, except, in the case of clauses (B) and (C), for violations, breaches or defaults that individually or in the aggregate could not impair the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or the Merger Agreement.

   SECTION 6.   Stop Transfer.   Each Stockholder agrees with, and covenants
to, Parent that such Stockholder shall not request that the Company, and the Company agrees that it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including, without limitation, the provisions of Section 2 hereof). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

   SECTION 7.   Additional Restrictions.   Each Stockholder agrees that, during
the period commencing immediately upon the Effective Time and ending at 5:00 p.m. on the 90/th/ day after the Effective Time (the "Lock-Up Period"), such Stockholder shall not, directly or indirectly, Dispose Of any shares of Parent Common Stock Beneficially Owned by such Stockholder at any time or from time to time during the Lock-Up Period (the "90-Day Lock-Up"); provided, however, that the 90-Day Lock-Up shall not apply to any shares of Parent Common Stock issued or issuable upon the exercise of any Company Options assumed by Parent pursuant to the Merger. Each Stockholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Parent Common Stock except in compliance with the foregoing restrictions.

   SECTION 8.  Termination.   This Agreement shall terminate, and no party
shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof and (ii) except with respect to Section 7, which shall continue in effect after the Effective Time in accordance with its terms, the Effective Time (the "Expiration Date"). Nothing in this Section 8 shall relieve any party of liability for any willful breach of this Agreement. Parent and Merger Sub acknowledge that, in the event of termination of this Agreement in accordance with its terms, the Stockholders shall no longer have the obligation to tender, and may withdraw, their Shares. Except as otherwise provided herein, the covenants and agreements contained in Sections 2, 3, 4, and 5 shall terminate upon the termination of the Merger Agreement in accordance with its terms.

   SECTION 9.   Stockholder Capacity.   No person executing this Agreement who
is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in such Stockholder's capacity as the record and Beneficial Owner of, or the trustee of a trust whose beneficiaries are the Beneficial Owners of, such Stockholder's Shares and Options. In the case of any Stockholder who is a director of the Company, no provision of this Agreement, including Section 4(g) hereof, shall prevent, or interfere with such Stockholder's performance of such Stockholder's obligations, if any, solely in such Stockholder's capacity as a director of the Company, including, without limitation, the fulfillment of such Stockholder's fiduciary duties.

   SECTION 10.   Confidentiality.   The Stockholders recognize that successful
consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such Stockholder's counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such Stockholder's counsel advises are necessary in order to fulfill such Stockholder's obligations imposed by law, in which event such Stockholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

   SECTION 11.   Miscellaneous.

      (a)   Entire Agreement.   This Agreement and the Merger Agreement
   constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      (b)   Certain Events.   Each Stockholder agrees that this Agreement and
   the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholders' heirs, guardians, administrators or successors. Notwithstanding the foregoing or any transfer of Shares or Options, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

      (c)   Assignment.   This Agreement shall not be assigned by operation of
   law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

      (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Schedule I hereto may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

      (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

      If to Stockholder: At the addresses set forth on Schedule I hereto

      Copies to:            Ballard, Spahr Andrews & Ingersoll, LLP
                        1735 Market Street, 51st Floor
                        Philadelphia, PA 19103
                        Attention: Morris Cheston, Jr., Esq.
                        Telecopy: (215) 864-8999

      If to Parent:           Cytyc Corporation
                        85 Swanson Road
                        Boxborough, MA 01719
                        Telephone: (978) 263-8000
                        Telecopy: (978) 266-2266

      copies to:            Testa, Hurwitz & Thibeault, LLP
                        125 High Street
                        Boston, MA 02110
                        Attention: Jonathan M. Moulton, Esq.
                        Telephone: (617) 248-7000
                        Telecopy: (617) 248-7100

      If to Company:        Digene Corporation
                        1201 Clopper Road
                        Gaithersburg, MD 20878
                        Telephone: (301) 944-7000

      copies to:            Ballard, Spahr Andrews & Ingersoll, LLP
                        1735 Market Street, 51st Floor
                        Philadelphia, PA 19103
                        Attention: Morris Cheston, Jr., Esq.
                        Telecopy: (215) 864-8999

   or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      (f)  Severability.   Whenever possible, each provision or portion of any
   provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that (i) Parent will be irreparably damaged if for any reason any Stockholder failed to tender, and not to withdraw, such Stockholder's Shares in the Offer in accordance with this Agreement and (ii) a breach by the other party of any covenants or agreements contained in this Agreement, in each case, will cause the non-breaching party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      (i)   No Waiver.   The failure of any party hereto to exercise any right,
   power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

      (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

      (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      (n)  Counterparts.   This Agreement may be executed in counterparts, each
   of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders Agreement to be executed as of the date first written above in their individual capacity or by their respective officers thereunto duly authorized, as applicable.

                                          CYTYC CORPORATION



                                        By:   /s/  Patrick J. Sullivan
                                            ------------------------------------
                                                   Name: Patrick J.
                                                   Sullivan
                                                   Title: Chief Executive
                                                   Officer
                                          CRUISER, INC.

                                        By:    /s/  Daniel J. Levangie
                                            ------------------------------------
                                                   Name: Daniel J.
                                                   Levangie
                                                   Title: President

                      [SIGNATURES CONTINUE ON NEXT PAGE]

                     SIGNATURES CONTINUED FROM PRIOR PAGE]

                                          DIGENE CORPORATION
                                          (Solely with respect to Section 6)


                                                 By:  /s/  CHARLES M.
                                                      FLEISCHMAN
                                             -----------------------------------
                                                   Name:   Charles M.
                                                   Fleischman
                                                   Title:   President

                                                      STOCKHOLDERS:


                                                         /s/  Evan Jones
                                                  ------------------------------
                                                           Evan Jones

                                                   /s/   Charles M. Fleischman
                                                  ------------------------------
                                                      Charles M. Fleischma

                                                         /s/  Evan Jones
                                                  ------------------------------
                                                           Evan Jones

                                                    /s/   Wayne T. Hockmeyer,
                                                              Ph.D.
                                                  ------------------------------
                                                    Wayne T. Hockmeyer, Ph.D

                                                      /s/   John H. Landon
                                                  ------------------------------
                                                         John H. Landon

                                                    /s/   Joseph M. Migliara
                                                  ------------------------------
                                                       Joseph M. Migliara

                                                     /s/   John J. Whitehead
                                                  ------------------------------
                                                        John J. Whitehead

                                                  /s/   Attila T. Lorincz, Ph.D.
                                                  ------------------------------
                                                    Attila T. Lorincz, Ph.D.

                                                    /s/   Robert McG. Lilley
                                                  ------------------------------
                                                       Robert McG. Lilley

                                                     /s/  Belinda O. Patrick
                                                  ------------------------------
                                                       Belinda O. Patrick

                                          [SIGNATURES CONTINUE ON NEXT PAGE]

                     SIGNATURES CONTINUED FROM PRIOR PAGE]


                                                          /s/  Greg Brown
                                                   -----------------------------
                                                            Greg Brown

                                                     /s/  Jeanmarie P. Curley
                                                   -----------------------------
                                                        Jeanmarie P. Curley

                                                        /s/  Susan M. Keese
                                                   -----------------------------
                                                          Susan M. Keese

                                                   /s/  William J. Payne, Ph.D.
                                                   -----------------------------
                                                      William J. Payne, Ph.D.

                                                     /s/  Donna Marie Seyfried
                                                   -----------------------------
                                                       Donna Marie Seyfried

                                                      /s/  Joseph P. Slattery
                                                   -----------------------------
                                                        Joseph P. Slattery

                                                        /s/  Larry Wellman
                                                   -----------------------------
                                                           Larry Wellman


                                          ARMONK PARTNERS


                                     By:        /s/  Evan Jones
                                         ---------------------------------------
                                                   Name:   Evan Jones
                                                   Title:   Partner

                                 SCHEDULE I TO
                            STOCKHOLDERS AGREEMENT

                                     Number of Beneficially Number of Beneficially
 Name and Address of Stockholder(1)  Owned Existing Shares      Owned Options
 ----------------------------------  ---------------------- ----------------------
Evan Jones(1).......................       4,643,212                363,347
Charles M. Fleischman(2)............       4,411,739                263,347
Wayne T. Hockmeyer, Ph.D............               0                 10,000
John H. Landon......................               0                 10,000
Joseph M. Migliara..................               0                 30,000
John J. Whitehead...................           5,149                 30,000
Attila T. Lorincz, Ph.D.............          16,672                115,285
Robert McG. Lilley..................          16,000                142,000
Belinda O. Patrick..................             500                      0
Greg Brown..........................               0                 15,000
Jeanmarie P. Curley.................               0                 14,333
Susan M. Keese......................               0                 16,666
William J. Payne, Ph.D..............               0                136,000
Donna Marie Seyfried................               0                101,000
Joseph P. Slattery..................               0                 97,518
Larry Wellman.......................               0                  8,334
Armonk Partners.....................       4,371,401                      0
Aggregate Number of Existing Shares:                              4,721,871

--------
(1) The address for each Stockholder is 1201 Clopper Road, Gaithersburg, MD
    20878.

(2) Includes 4,371,401 shares owned by Armonk Partners as to which the Stockholder shares voting and investment power as a general partner.

                                    Annex C

                         TRANSACTION OPTION AGREEMENT

   THIS TRANSACTION OPTION AGREEMENT (this "Agreement") is entered into as of February 19, 2002, by and between Cytyc Corporation, a Delaware corporation ("Parent"), and Digene Corporation, a Delaware corporation (the "Company").

   WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Merger Sub, a Delaware corporation and a newly-formed, wholly-owned direct subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for a business combination between Parent and the Company to be effected by the merger of Merger Sub with and into the Company upon the terms and subject to the conditions of the Merger Agreement; and

   WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has agreed, to grant the Option (as hereinafter defined) to Parent upon the terms and subject to the conditions set forth herein;

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

   SECTION 1. Grant of Option. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to a number of shares (the "Option Shares") of fully paid and nonassessable common stock, par value $0.01 per share, of the Company ("Company Common Stock"), equal to 19.9% of the number of shares of Company Common Stock issued and outstanding (before giving effect to the exercise of the Option) in accordance with Section 2 of this Agreement at a purchase price per share in cash equal to $28.81 (the "Option Price"). The number and type of Option Shares and the Option Price are subject to adjustment as set forth herein.

   SECTION 2.  Exercise of Option.

      (a) Parent may exercise the Option, in whole or in part and from time to time on or after the Appointment Time if, but only if, after giving effect to the exercise of the Option and as a result of such exercise, the number of shares of the Company Common Stock then owned by Parent and Merger Sub will represent at least 90.1% of the shares of the Company Common Stock then outstanding.

      (b) In the event that Parent desires to exercise the Option, it shall deliver to the Company a written notice (such notice being herein referred to as an "Exercise Notice" and the date of issuance of an Exercise Notice being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it desires to purchase pursuant to such exercise and
   (ii) a place and date, not earlier than three (3) business days nor later than ten (10) business days from the Notice Date, for the closing of such purchase (the "Option Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Option Closing") cannot be consummated, by reason of any applicable decree, injunction or order, the period of time that otherwise would run pursuant to this Section 2(b) shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Parent, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company or Parent, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

      (c) At the Option Closing, Parent shall pay to the Company the aggregate Option Price for the number of shares of Company Common Stock or other securities being purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by the Company; provided that failure or refusal of the Company to designate such a bank account shall not preclude Parent from exercising the Option; and provided, further, that failure or refusal of the Company to designate such a bank account shall not preclude Parent from exercising the Option by delivering a bank check in the amount of the aggregate Option Price to the Company at the address set forth in the Merger Agreement for the Company no later than Option Closing Date.

      (d) At the Option Closing, simultaneously with the delivery of immediately available funds or bank check as provided in Section 2(c) hereof, the Company shall deliver to Parent a certificate or certificates representing the number of Option Shares purchased by Parent and, if the Option should be exercised in part only, a new agreement substantially similar to this Agreement evidencing the rights of Parent thereof to purchase the balance of the Option Shares purchasable hereunder. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, the Company shall have issued any rights or other securities which are attached to or otherwise associated with the Company Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Parent as are provided to stockholders generally and, if applicable, under any stockholder rights agreement or similar agreement of the Company then in effect.

      (e) Certificates for Option Shares delivered at an Option Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

      It is understood and agreed that the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Parent shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel reasonably satisfactory to the Company, to the effect that such legend is not then required for purposes of the Securities Act.

      (f) Upon the delivery by Parent to the Company of the Exercise Notice, and the tender of the applicable Option Price in immediately available funds or by bank check, Parent shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Parent or the Company shall have failed or refused to designate the bank account described in Section 2(d). The Company shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Parent. Parent shall pay all expenses that may be payable in connection with the issuance and delivery of stock certificates or a substitute option agreement in the name of any assignee, transferee or designee of Parent.

   SECTION 3. Covenants of the Company. In addition to its other agreements and covenants herein, the Company agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock (and other securities of the Company) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Company Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulation or conditions to be observed or performed hereunder by the

Company; (iii) promptly to take any and all action as may from time to time be required (including complying with all premerger notification, reporting and waiting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder) in order to permit Parent to exercise the Option and the Company to duly and effectively issue Option Shares pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Parent against dilution in accordance with Section 5 hereof.

   SECTION 4. Exchange; Replacement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Parent, upon presentation and surrender of this Agreement at the principal office of the Company, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Company Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

   SECTION 5. Adjustments. The number of shares of Company Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, Company Common Stock by reason of stock dividends, splits, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then that which is then purchasable upon exercise hereof shall be appropriately adjusted so that Parent shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property (including cash) that Parent would have owned or been entitled to receive after the happening of any of the events described above if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Company Common Stock subject to this Option is adjusted pursuant to this Section 5, the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Company's obligations hereunder.

   SECTION 6. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows:

      (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company.

      (b) The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Company Common Stock equal to the maximum number of shares of Company Common Stock at any time and from time to time issuable hereunder, and all such shares of Company Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all liens and not subject to any preemptive rights.

      (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the certificate of incorporation or bylaws of the Company or any subsidiary of the Company, or of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, contractual obligation, instrument, permit, concession, franchise or license applicable to the Company or any subsidiary of the Company or their respective properties or assets.

      (d) No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws applicable to the Company or any of its subsidiaries will apply to this Agreement or the transactions contemplated hereby. The Company has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter provision containing change of control or anti-takeover provisions.

   SECTION 7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as follows:

      (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent.

      (b) Parent is entering into this Agreement and is acquiring and/or will acquire the Option Shares for its own account and not with a view to resale or distribution of all or any part of the Option Shares in violation of applicable law.

   SECTION 8. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party.

   SECTION 9. Best Efforts. Each of Parent and the Company will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation, if applicable, making application to list the shares of Company Common Stock issuable hereunder on the Nasdaq National Market of The Nasdaq Stock Market upon official notice of issuance.

   SECTION 10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

   SECTION 11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

   SECTION 12.   Notices.   All notices, claims, demands and other
communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement,

   SECTION 13.  Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

   SECTION 15.  Definitions.   Capitalized terms used and not defined herein
shall have the meanings set forth in the Merger Agreement.

   SECTION 16. Expenses. Notwithstanding anything to the contrary in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

   SECTION 17.  Termination.   This Agreement shall terminate upon the earlier
of the Effective Time or termination of the Merger Agreement for any reason in accordance with its terms.

   SECTION 18. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

   SECTION 19. Further Assurances. In the event of any exercise of the Option by Parent, the Company and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary to the fullest extent permitted by law in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize the Company or Parent to breach any provision of the Merger Agreement.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Transaction Option Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CYTYC CORPORATION

                                          By: /s/ Patrick J. Sullivan
                                          Name: Patrick J. Sullivan
                                          Title: Chief Executive Officer

                                          DIGENE CORPORATION

                                          By: /s/ Charles M. Fleischman
                                          Name: Charles M. Fleischman
                                          Title: President

                                    Annex D

PERSONAL AND CONFIDENTIAL

February 19, 2002

Board of Directors
Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Digene Corporation (the "Company") of the Consideration (as defined below) proposed to be paid by Cytyc Corporation ("Cytyc") in the Offer and the Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of February 19, 2002, among Cytyc, Cruiser, Inc., a wholly-owned subsidiary of Cytyc ("Merger Sub"), and the Company. The Agreement provides for a cash and stock tender offer for all of the issued and outstanding Shares (the "Offer") pursuant to which Merger Sub will pay $4.00 in cash and exchange 1.1969 shares of common stock, par value $0.01 per share ("Cytyc Common Stock"), of Cytyc for each Share accepted (the "Offer Consideration"). The Agreement further provides that following completion of the Offer, Merger Sub will be merged with and into the Company (the "Merger") and each outstanding Share (other than Shares to be canceled pursuant to Section 2.6(b) of the Agreement and Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive an amount in cash and whole shares of Cytyc Common Stock equal to the Offer Consideration (the "Merger Consideration" and together with the Offer Consideration, the "Consideration").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also may provide investment banking services to Cytyc and its subsidiaries in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company or Cytyc for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended June 30, 2001 and of Cytyc for the three years ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Cytyc; certain other communications from the Company and Cytyc to their respective stockholders; certain internal financial analyses and forecasts for Cytyc prepared by the management of Cytyc (the "Cytyc Forecasts"); certain financial analyses and forecasts for the Company approved by the Company for use by us for purposes of our opinion (the "Company Forecasts"); and certain cost savings, operating synergies and revenue enhancements projected by the managements of the Company and Cytyc to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of the Company and Cytyc regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Cytyc Common Stock, compared certain financial and stock market information for the Company and Cytyc with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the medical technology industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

Board of Directors
Digene Corporation
February 19, 2002
Page Two

We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Company Forecasts, the Cytyc Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and Cytyc, and that such Synergies will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Cytyc or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not or as to how any holder of Shares should tender such Shares in connection with, or as to any holder of Shares should vote with respect to, such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration proposed to be paid by Cytec in the Offer and the Merger pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

/s/  GOLDMAN, SACHS & CO.
---------------------
(GOLDMAN, SACHS & CO.)

                                    Annex E

Section 262 of the General Corporation Law of the State of Delaware ("Appraisal
                                   Rights")

262. Appraisal rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
       (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to (S)228 or (S)253 of this title, then either a constituent corporation, before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                              The Information Agent:

      [LOGO] Innisfree
M&A Incorporated

                          501 Madison Avenue, 20th Floor
                                New York, NY 10022
                 Bankers and brokers call collect: (212) 750-5833
                    All others call toll free: (888) 750-5834

                               The Exchange Agent:
      [LOGO] EQUISERVE
                          EquiServe Trust Company, N.A.

                                     By Mail:
                          EquiServe Trust Company, N.A.
                                Corporate Actions
                              Post Office Box 43014
                            Providence, RI 02940-3014

                                     By Hand:
                         Securities Transfer & Reporting
                        c/o EquiServe Trust Company, N.A.
                          100 Williams Street, Galleria
                                New York, NY 10038

                              By Overnight Delivery:
                          EquiServe Trust Company, N.A.
                                Corporate Actions
                                150 Royall Street
                                 Canton, MA 02021

                            By Facsimile Transmission:
                         (For Eligible Institutions Only)
                                   781-575-2233

                         Confirm Facsimile Transmission:
                                By Telephone Only:
                                   781-575-3120

   Until the expiration of the offer or any subsequent offering period, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

   Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. The Cytyc certificate of incorporation limits the personal liability of a director to Cytyc and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

   Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right a corporation, the corporation is permitted to indemnify any of its directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite the adjudication of liability. The Cytyc certificate of incorporation provide for indemnification of directors, officers, employees or agents for any liability incurred in their official capacity to the fullest extent permissible under Delaware Law.

   Insurance. The directors and officers of Cytyc are insured under a policy of directors' and officers' liability insurance.

   Merger Agreement Provisions Relating to Digene Directors and Officers. Pursuant to the merger agreement, subject to applicable law, we and our wholly-owned subsidiary Cruiser, Inc. have agreed to indemnify and hold harmless the current and former directors and officers of Digene in respect of acts and omissions occurring prior to the consummation of the merger to the extent currently provided in Digene's certificate of incorporation. In addition, we have agreed to maintain for a period of 6 years from the consummation of the merger Digene's current directors' and officers' insurance and indemnification policy to the extent it provides coverage for events occurring prior to the consummation of the merger for all of Digene's current officers and directors. If the existing directors' and officer's insurance and indemnification policy cannot be maintained, expires or is terminated or canceled during such six-year period, we have agreed to use reasonable efforts to cause to be obtained as much comparable insurance as can be obtained for the remainder of such period on terms and conditions substantially similar to the existing policy. In addition, in the event we consolidate with or merge into any other company and shall not be the continuing or surviving company of such consolidation or merger, or if we transfer or convey all or substantially all of our properties and assets to any other company, then, and in each such case, we have agreed that proper provision shall be made so that these successors and assigns shall assume these indemnification obligations.

Item 21.      Exhibits and Financial Statement Schedules.

(A) Exhibits

Exhibit                                             Description
Number                                              -----------
  2.1   Agreement and Plan of Merger, dated February 19, 2002, by and among Cytyc Corporation, Digene
        Corporation, and Cruiser, Inc. (included as Annex A to the prospectus contained in this registration statement).
  3.1*. Third Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Cytyc's Registration Statement on Form S-1, as amended, file no. 333-19367).
  3.2*. Amended and Restated By-Laws of Cytyc (incorporated by reference to Cytyc's Registration
        Statement on Form S-1, as amended, file no. 333-19367).
  3.3*. Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Cytyc
        (incorporated by reference to Cytyc's Quarterly Report on Form 10-Q for the quarter ended June 30,
        2000, filed August 14, 2000, file no. 000-27558).
  4.1*. Specimen certificate representing the Common Stock of Cytyc (incorporated by reference to Cytyc's
        Registration Statement on Form S-1, as amended, file no. 333-19367).
  4.2*. Rights Agreement, dated as of August 27, 1997, between Cytyc Corporation and BankBoston, N.A
        (the "Rights Agreement") which includes as Exhibit A the Form of Certificate of Designations, as
        Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase
        Preferred Stock. (incorporated by reference Cytyc's Current Report on Form 8-K, filed August 29,
        1997, file no. 000-27558)
  4.3*  Amendment No. 1 to Rights Agreement, dated as of June 22, 1998, between Cytyc Corporation and
        BankBoston, N.A., amending the Rights Agreement (incorporated by reference to Cytyc's Quarterly
        Report on Form 10-Q for the quarter ended June 30, 1998, filed August 13, 1998, file no.
        000-27558).
  5.1   Opinion of Testa, Hurwitz & Thibeault, LLP regarding the validity of the securities being registered
  8.1   Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding material federal income tax consequences of the offer and the merger
 21.1   Subsidiaries of Cytyc Corporation
 23.1   Consent of Arthur Andersen LLP
 23.2   Consent of PricewaterhouseCoopers LLP
 23.3   Consent of Ernst & Young LLP
 23.4   Consent of Testa, Hurwitz & Thibeault, LLP (included in the opinion filed as Exhibit 5.1 to this registration statement)
 23.5   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit 8.1 to this registration statement)
 24.1   Power of Attorney (included on the signature page of this registration statement).
 99.1   Stockholders Agreement, dated February 19, 2002, by and among Cytyc Corporation, Cruiser, Inc.
        and certain stockholders of Digene Corporation (included as Annex B to the prospectus contained in this registration statement).
 99.2   Transaction Option Agreement, dated February 19, 2002, by and between Cytyc Corporation and
        Digene Corporation (included as Annex C to the prospectus contained in this registration statement).
 99.3   Form of Letter of Transmittal
 99.4   Form of Notice of Guaranteed Delivery
 99.5   Form of Letter to Brokers, Dealers, etc.
 99.6   Form of Letter to Clients
 99.7   Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
 99.8   Consent of Goldman, Sachs & Co.
 99.9   Opinion of Goldman, Sachs & Co. (included as Annex D to the prospectus contained in this registration statement)

--------
* Incorporated by reference.

(b) Financial Statement Schedules

   Not applicable.

(c) Item 4(b) Information.

   The opinion of Goldman Sachs & Co. is included as Annex D to this prospectus included in this registration statement.

Item 22.  Undertakings.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boxborough, Commonwealth of Massachusetts, on this 1st day of March, 2002.

                                          CYTYC CORPORATION

                                               /s/   Patrick J. Sullivan
                                          By:________________________________
                                                    Patrick J. Sullivan
                                               Chief Executive Officer, Vice
                                                          Chairman
                                                     and Chairman-Elect

                       POWER OF ATTORNEY AND SIGNATURES

   The undersigned officers and directors of Cytyc Corporation, hereby constitute and appoint Patrick J. Sullivan and Robert L. Bowen, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-4 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Cytyc Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

          Signature                     Title(s)                  Date
          ---------                     --------                  ----

   /s/ Patrick J. Sullivan    Chief Executive Officer, Vice     March 1, 2002
-----------------------------   Chairman and Chairman-Elect
     Patrick J. Sullivan        (Principal Executive
                                Officer)

    /s/  Robert L. Bowen      Vice President, Chief             March 1, 2002
-----------------------------   Financial Officer and
       Robert L. Bowen          Treasurer (Principal
                                Financial and Accounting
                                Officer)

 /s/  Monroe E. Trout, M.D.   Chairman of the Board             March 1, 2002
-----------------------------
    Monroe E. Trout, M.D.

  /s/  C. William McDaniel    Vice Chairman of the Board        March 1, 2002
-----------------------------
     C. William McDaniel

   /s/  Sally W. Crawford     Director                          March 1, 2002
-----------------------------
      Sally W. Crawford

   /s/  William G. Little     Director                          March 1, 2002
-----------------------------
      William G. Little

     /s/  Anna S. Richo       Director                          March 1, 2002
-----------------------------
        Anna S. Richo

    /s/  Walter E. Boomer     Director                          March 1, 2002
-----------------------------
      Walter E. Boomer

 /s/  Joseph B. Martin, M.D.  Director                          March 1, 2002
-----------------------------
      Joseph B. Martin

  /s/  William H. Longfield   Director                          March 1, 2002
-----------------------------
    William H. Longfield

   /s/  Marc C. Breslawsky    Director                          March 1, 2002
-----------------------------
     Marc C. Breslawsky

                                 EXHIBIT INDEX

Exhibit
Number                                              Description
------                                              -----------
  2.1   Agreement and Plan of Merger, dated February 19, 2002, by and among Cytyc Corporation, Digene
        Corporation, and Cruiser, Inc. (included as Annex A to the prospectus contained in this registration statement).
  3.1*. Third Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Cytyc's Registration Statement on Form S-1, as amended, file no. 333-19367).
  3.2*. Amended and Restated By-Laws of Cytyc (incorporated by reference to Cytyc's Registration
        Statement on Form S-1, as amended, file no. 333-19367).
  3.3*. Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Cytyc
        (incorporated by reference to Cytyc's Quarterly Report on Form 10-Q for the quarter ended June 30,
        2000, filed August 14, 2000, file no. 000-27558).
  4.1*. Specimen certificate representing the Common Stock of Cytyc (incorporated by reference to Cytyc's
        Registration Statement on Form S-1, as amended, file no. 333-19367).
  4.2*. Rights Agreement, dated as of August 27, 1997, between Cytyc Corporation and BankBoston, N.A
        (the "Rights Agreement") which includes as Exhibit A the Form of Certificate of Designations, as
        Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase
        Preferred Stock. (incorporated by reference Cytyc's Current Report on Form 8-K, filed August 29,
        1997, file no. 000-27558)
  4.3*. Amendment No. 1 to Rights Agreement, dated as of June 22, 1998, between Cytyc Corporation and
        BankBoston, N.A., amending the Rights Agreement (incorporated by reference to Cytyc's Quarterly
        Report on Form 10-Q for the quarter ended June 30, 1998, filed August 13, 1998, file no.
        000-27558).
  5.1   Opinion of Testa, Hurwitz & Thibeault, LLP regarding the validity of the securities being registered
  8.1   Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding material federal income tax consequences of the offer and the merger
 21.1   Subsidiaries of Cytyc Corporation
 23.1   Consent of Arthur Andersen LLP
 23.2   Consent of PricewaterhouseCoopers LLP
 23.3   Consent of Ernst & Young LLP
 23.4   Consent of Testa, Hurwitz & Thibeault, LLP (included in the opinion filed as Exhibit 5.1 to this registration statement)
 23.5   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion filed as Exhibit 8.1 to this registration statement)
 24.1   Power of Attorney (included on the signature page of this registration statement).
 99.1   Stockholders Agreement, dated February 19, 2002, by and among Cytyc Corporation, Cruiser, Inc.
        and certain stockholders of Digene Corporation (included as Annex B to the prospectus contained in this registration statement).
 99.2   Transaction Option Agreement, dated February 19, 2002, by and between Cytyc Corporation and
        Digene Corporation (included as Annex C to the prospectus contained in this registration statement).
 99.3   Form of Letter of Transmittal
 99.4   Form of Notice of Guaranteed Delivery
 99.5   Form of Letter to Brokers, Dealers, etc.
 99.6   Form of Letter to Clients
 99.7   Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
 99.8   Consent of Goldman, Sachs & Co.
 99.9   Opinion of Goldman, Sachs & Co. (included as Annex D to the prospectus contained in this registration statement).

--------
* Incorporated by reference.